Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

June 20, 2016

by and among

COMMUNICATIONS SALES & LEASING, INC.,

CSL FIBER HOLDINGS LLC,

THOR MERGER SUB INC.,

TOWER CLOUD, INC.,

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

in its capacity as the Equityholders’ Representative

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS

Page

Article 1
Definitions

Section 1.01. Definitions	2
Section 1.02. Other Definitional and Interpretative Provisions	24

Article 2
The Merger

Section 2.01. The Merger	25
Section 2.02. Certificate of Incorporation and Bylaws of the Surviving Corporation.	26
Section 2.03. Directors and Officers of the Surviving Corporation.	26
Section 2.04. Conversion of Shares	27
Section 2.05. Dissenters’ Rights	29
Section 2.06. Surrender and Payment	30
Section 2.07. Company Stock Options and Company Warrants	32
Section 2.08. Deposit of the Escrow Amount and Equityholders’ Representative Fund	34
Section 2.09. Pre-Closing Estimates; Updated Allocation Schedule	34
Section 2.10. Post-Closing Statement	35
Section 2.11. Adjustment of the Merger Consideration	37
Section 2.12. Lost Certificates	38
Section 2.13. Withholding Rights	38
Section 2.14. Earn-Out Payments.	39
Section 2.15. Equityholders’ Representative Fund; Exculpation and Indemnification.	44

Article 3
Representations and Warranties of the Company

Section 3.01. Existence and Power	46
Section 3.02. Authorization	46
Section 3.03. Governmental Authorization	47
Section 3.04. Noncontravention	47
Section 3.05. Capitalization	48
Section 3.06. Subsidiaries	49
Section 3.07. Financial Statements	50
Section 3.08. Absence of Certain Changes	51
Section 3.09. No Undisclosed Material Liabilities	51
Section 3.10. Material Contracts	51
Section 3.11. Tax Matters	55
Section 3.12. Litigation	58

i

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Section 3.13. Compliance with Laws and Court Orders	58
Section 3.14. Properties	58
Section 3.15. Intellectual Property	59
Section 3.16. Insurance Coverage	61
Section 3.17. Licenses and Permits	61
Section 3.18. Finders’ Fees	62
Section 3.19. Environmental Matters	62
Section 3.20. Employees and Labor Matters	63
Section 3.21. Employee Benefits	64
Section 3.22. Affiliate Transactions	66
Section 3.23. Network Operations	67
Section 3.24. Exclusivity of Representations	68

Article 4
Representations and Warranties of Parent, Purchaser and Merger Sub

Section 4.01. Existence and Power	69
Section 4.02. Authorization	69
Section 4.03. Governmental Authorization	70
Section 4.04. Noncontravention	70
Section 4.05. Financing; Parent Common Stock	70
Section 4.06. Litigation	71
Section 4.07. Finders’ Fees	71
Section 4.08. Investment Purpose	71
Section 4.09. Exclusivity of Representations	71
Section 4.10. SEC Filings	71

Article 5
Covenants of the Company

Section 5.01. Conduct of the Acquired Companies	72
Section 5.02. Access to Information	75
Section 5.03. Written Consent; Information Statement; Sale of the Company	75
Section 5.04. Takeover Statutes	76
Section 5.05. Affiliate Contracts	76
Section 5.06. Resignations	76
Section 5.07. Payoff Letters	76
Section 5.08. REIT Qualifying Property	77
Section 5.09. Financial Information	77
Section 5.10. 280G Waiver and Shareholder Approval	79
Section 5.11. Exclusivity	79

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 6
Tax Matters

Section 6.01. Tax Matters	80

Article 7
Employee Matters

Section 7.01. Employee Matters	82

Article 8
Additional Covenants

Section 8.01. Efforts; Further Assurances	84
Section 8.02. Public Announcements; Confidentiality	85
Section 8.03. Third-Party Notices and Consents	86
Section 8.04. Notices of Certain Events	87
Section 8.05. Books and Records	87
Section 8.06. Escrow Agreement	88
Section 8.07. Cooperation and Support Obligations of Parent, Purchaser and Company.	88
Section 8.08. Shelf Registration Statement	90

Article 9
Conditions to Closing

Section 9.01. Conditions to Obligations of Parent, Purchaser, Merger Sub and the Company	91
Section 9.02. Conditions to Obligation of Parent, Purchaser and Merger Sub	91
Section 9.03. Conditions to Obligation of the Company	93

Article 10
Survival; Indemnification

Section 10.01. Survival	94
Section 10.02. Indemnification	95
Section 10.03. Third-Party Claim Procedures	96
Section 10.04. Calculation of Damages	98
Section 10.05. Characterization of Indemnification Payments	98
Section 10.06. Limitations	98
Section 10.07. Exclusivity of Remedy	98
Section 10.08. Mitigation	99
Section 10.09. Equityholders’ Representative	99

Article 11
Termination

Section 11.01. Grounds for Termination	101

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Section 11.02. Effect of Termination	102

Article 12
Miscellaneous

Section 12.01. Notices	103
Section 12.02. Amendments and Waivers	104
Section 12.03. Disclosure Schedule References	104
Section 12.04. Expenses	105
Section 12.05. Successors and Assigns	105
Section 12.06. Governing Law	105
Section 12.07. Jurisdiction	105
Section 12.08. WAIVER OF JURY TRIAL	105
Section 12.09. Counterparts; Effectiveness; No Third-Party Beneficiaries	106
Section 12.10. Entire Agreement	106
Section 12.11. Severability	106
Section 12.12. Specific Performance	106
Section 12.13. Legal Representation.	106

Exhibits

Exhibit A– Offer Letter

Exhibit B– Form of Written Consent and Support Agreement

Exhibit C– Accounting Policies

Exhibit D– Illustrative Closing Working Capital Calculation

Exhibit E– Certificate of Merger

Exhibit F– Certificate of Incorporation

Exhibit G– Form of Letter of Transmittal

Exhibit H– Illustrative Earn-Out Payment Calculation

Exhibit I– Form of Escrow Agreement

Exhibit J– Form of Resignation

Exhibit K–Knology Amendments

Schedules

Company Disclosure Schedule

Schedule I–Allocation Schedule

Schedule II–Closing Stock Consideration

Schedule III–Required Equityholders

Schedule IV–Required Governmental Approvals

Schedule V–Severance Benefits

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of June 20, 2016 is made by and among Communications Sales & Leasing, Inc., a Maryland corporation (“Parent”), CSL Fiber Holdings LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary (as defined below) of Parent (“Purchaser”), Thor Merger Sub Inc., a Delaware corporation and wholly owned Subsidiary of Purchaser (“Merger Sub”), Tower Cloud, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Equityholders as set forth herein (the “Equityholders’ Representative”).

RECITALS:

WHEREAS, the Board of Directors of each of the Company, Parent, Purchaser and Merger Sub has unanimously (i) declared that the Merger and the other transactions contemplated by this Agreement are fair, advisable and in the best interests of their respective companies and stockholders and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Boards of Directors of each of the Company and Merger Sub has recommended to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement and condition to Parent and Purchaser’s willingness to enter into this Agreement, Parent (or an Affiliate of Parent) is entering into an offer letter with the executive named on Exhibit A, which offer letter shall be effective as of, and contingent on, the Closing; and

WHEREAS, immediately following the execution and delivery of this Agreement, the Company will deliver to Purchaser the written consent of the Required Equityholders (as defined below) irrevocably adopting this Agreement and approving the Merger and the transactions contemplated by this Agreement and the other Transaction Documents and agreeing to certain matters with respect thereto (the “Written Consent and Support Agreement”) in the form of Exhibit B hereto.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

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Article 1
Definitions

Section 1.01.  Definitions.  The following terms, as used herein, have the following meanings:

“280G Shareholder Approval Requirements” has the meaning set forth in Section 5.10(a).

“Accounting Policies” means the accounting procedures and policies attached as Exhibit C to this Agreement and, to the extent not reflected on Exhibit C, otherwise in accordance with GAAP.

“Accounting Referee” has the meaning set forth in Section 2.10(c).

“Acquired Companies” means the Company and the Company Subsidiaries (including, from and after the Effective Time, the Surviving Corporation).

“Acquired Company Employee” has the meaning set forth in Section 3.20(a).

“Action” means any action, suit, investigation, audit (including Tax audit), litigation, arbitration, claim (including any crossclaim or counterclaim) or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.  For the avoidance of doubt, following the Effective Time the Affiliates of Parent and the Purchaser shall include the Surviving Corporation.

“Affiliate Contract” has the meaning set forth in Section 3.22(a).

“Aggregate Series A Liquidation Preference” has the meaning set forth in Section 2.04(b).

“Aggregate Series B Liquidation Preference” has the meaning set forth in Section 2.04(a).

“Agreement” has the meaning set forth in the Preamble.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Allocation Schedule” means the Allocation Schedule attached hereto as Schedule I (as updated and revised in accordance with Section 2.09(a) and Section 2.11) setting forth the following information: (i) each Equityholder’s name, address and email address, (ii) the number of shares of each class and series of Company Stock held as of immediately prior to the Effective Time by each such Equityholder, (iii) the number of shares of each class and series of Company Stock subject to Company Warrants (and the strike price thereof) held as of immediately prior to the Effective Time by each such Equityholder, (iv) the number of shares of each class and series of Company Stock subject to Company Stock Options (and the exercise price thereof) held as of immediately prior to the Effective Time by each such Equityholder, (v) the Fully Diluted Common Number, (vi) each Equityholder’s Pro Rata Share, (vii) a calculation of the Per Share Series A Liquidation Preference, the Per Share Series B Liquidation Preference and the Per Share Closing Cash Consideration, (viii) a calculation of the aggregate Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s (A) Per Share Series A Liquidation Preference, (B) Per Share Series B Liquidation Preference, (C) Per Share Closing Cash Consideration, (D) Company Stock Options, and (E) Company Warrants,  (ix) in the case of the updated Allocation Schedule delivered pursuant to Section 2.11(a), a calculation of the Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s Per Share Adjustment Consideration and Per Share Escrow Release Amount, (x) in the case of any updated Allocation Schedule delivered pursuant to Section 2.15(c), a calculation of the aggregate Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s Per Share Equityholders’ Representative Fund Release Amount,  (xi) in the case of the updated Allocation Schedule delivered pursuant to Section 2.11(a), a calculation of the aggregate Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s Per Share Earn-Out Payment (for each Earn-Out Payment assuming such Earn-Out Payment becomes payable in full and the Purchaser does not elect to deliver shares of Parent Common Stock in lieu of any portion of such amount), (xii) the wire instructions of the Payments Administrator for purposes of paying the Merger Consideration pursuant to this Agreement, and (xiii) the wire instructions of the Equityholders’ Representative for purposes of funding the Equityholders’ Representative Fund.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Audited Financial Statements” has the meaning set forth in Section 3.07.

“Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date.

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“Balance Sheet Date” means the date December 31, 2015.

“Base Cash Consideration” means $230,000,000.

“Base Working Capital” means $2,670,130.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, or Little Rock, Arkansas, are authorized or required by Applicable Law to close.

“Capex Budget” means the capital expenditure budget of the Acquired Companies set forth in Section 5.01(a)(vi) of the Company Disclosure Schedule, provided such Capex Budget may be, with Purchaser’s prior written consent (not to be unreasonably withheld), (A) adjusted for timing of expenditures or (B) increased or decreased in the ordinary course of business.

“Capitalized Lease” means any lease required by GAAP to be classified as a capital lease on the Company’s financial statements.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, dated as of May 24, 2012, as amended as of April 10, 2013.

“Certificate of Merger” has the meaning set forth in Section 2.01(d).

“Certificate” has the meaning set forth in Section 2.06(d).

“Claim” has the meaning set forth in Section 10.03(a).

“Closing” has the meaning set forth in Section 2.01(c).

“Closing Cash” means (i) the aggregate amount of all cash and cash equivalents of the Acquired Companies (including inbound checks and outstanding inbound wire transfers) minus (ii) the aggregate amount of all cash or cash equivalents that are not freely usable, distributable or transferrable by the Acquired Companies, minus (iii) outstanding outbound checks and outstanding outbound wire transfers, in the case of each of (i), (ii) and (iii), as calculated in accordance with the Accounting Policies and as of immediately prior to the Effective Time.

“Closing Cash Consideration” means an amount in cash equal to (i) the Base Cash Consideration, plus (ii) the Estimated Adjustment Amount (for the avoidance of doubt, if the Estimated Adjustment Amount is a negative number, this will result in a reduction to the Closing Cash Consideration), minus (iii) the Escrow Amount, plus (iv) the aggregate exercise price of all In-the-Money Company Stock Options outstanding as of immediately prior to the Effective

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Time, minus (v) the Aggregate Series A Liquidation Preference, minus (vi) the Aggregate Series B Liquidation Preference, minus (vii) the Equityholders’ Representative Fund.

“Closing Date” has the meaning set forth in Section 2.01(c).

“Closing Date Conditions” has the meaning set forth in Section 2.01(c).

“Closing Indebtedness” means the aggregate amount of all Indebtedness of the Acquired Companies as of immediately prior to the Effective Time.

“Closing Stock Consideration” means, with respect to each Equityholder, the number of shares of Parent Common Stock set forth opposite such Equityholder’s name on Schedule II (as updated pursuant to Section 2.04(g)) or, if less, (i) the number of shares of Parent Common Stock (rounded down to the nearest whole number) equal to the amount of Merger Consideration that would otherwise have been payable in cash at the Closing to the Payments Administrator, for the benefit of such Equityholder, divided by (ii) the Market Price; provided that, with respect to any Equityholder not listed on Schedule II, the Closing Stock Consideration shall be zero shares of Parent Common Stock; provided that, with respect to any Equityholder for which the Company does not have a current W-2 evidencing that such Equityholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act, if any Equityholder listed on Schedule II does not provide to Parent, at least 10 Business Days prior to the Closing Date, evidence reasonably satisfactory to Parent that such Equityholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act (including a letter from such Equityholder’s independent certified public accountant certifying that such Equityholder is an “accredited investor”) and a Written Consent and Support Agreement duly executed by such Equityholder, then the number of shares of Parent Common Stock set forth opposite such Equityholder’s name on Schedule II shall be reduced to zero, and the number of shares of Parent Common Stock set forth opposite each other Equityholder’s name on Schedule II shall be increased by such Equityholder’s proportionate share of such reduction.

“Closing Working Capital” means the amount equal to (i) the aggregate amount of current assets of the Acquired Companies (excluding any Tax assets) minus (ii) the aggregate amount of current liabilities of the Acquired Companies, calculated in accordance with the Accounting Policies and as of immediately prior to the Effective Time.  For the avoidance of doubt, no amounts or accruals in respect of Closing Cash (which for these purposes shall include the cash and cash equivalents described in clause (ii) of the definition thereof), Unpaid Transaction Expenses, Closing Indebtedness, Capitalized Leases, deferred revenue, or amounts receivable under Affiliate Contracts or other arrangements with Affiliates shall be reflected in Closing Working Capital.  An illustrative calculation of the Closing Working Capital is attached hereto as Exhibit D; provided that in the event of any inconsistency between the illustrative

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calculation attached as Exhibit D and the Accounting Policies, the Accounting Policies shall prevail.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between any of the Acquired Companies and any labor organization or other authorized employee representative representing Service Providers.

“Common Merger Consideration” has the meaning set forth in Section 2.04(c).

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company Disclosure Schedule” means the disclosure schedules dated the date of this Agreement and delivered by the Company to Merger Sub, Purchaser and Parent in connection with the execution of this Agreement.

“Company Insurance Policies” has the meaning set forth in Section 3.16.

“Company Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the financial condition, business, assets or results of operations of the Acquired Companies, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from (A) changes, developments or conditions in financial or securities markets in jurisdictions in which the Acquired Companies operate generally or in the general economic, business, regulatory or political conditions in the jurisdictions in which the Acquired Companies operate, (B) changes, developments or conditions generally affecting the industry in which the Acquired Companies operate, (C) acts of war, hostilities, sabotage or terrorism or man-made or natural disasters or any other calamity or crisis affecting the jurisdictions in which the Acquired Companies operate; (D) changes or proposed changes in Applicable Law or GAAP or the binding interpretation or enforcement of either; (E) the public announcement or pendency of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby (it being understood that this clause (E) shall not apply to a breach of any representation or warranty related to the announcement or consummation of the transactions contemplated hereby or by the other

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Transaction Documents), (F) any act taken by any Acquired Company or any of their Affiliates at the written request of Parent, Purchaser or Merger Sub or (G) any failure of any of the Acquired Companies to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts or basis for such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if not otherwise excluded hereunder); provided, however, that if any event, change, circumstance, effect, occurrence, condition, state of facts or development described in any of clauses (A) through (D) has a disproportionate effect on the Acquired Companies, taken as a whole, relative to other participants in the industry in which the Acquired Companies operate, the disproportionate impact thereof shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect or (ii) the ability of any Equityholder or Acquired Company to perform its obligations under, or to consummate the transactions contemplated by, this Agreement or the other Transaction Documents.

“Company Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.

“Company Securities” has the meaning set forth in Section 3.05(b).

“Company Stock” means all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock.

“Company Stock Option” means any outstanding option or similar right to purchase Company Common Stock (whether or not vested) granted under the Company Stock Plan.

“Company Stock Plan” means the Tower Cloud, Inc. Amended and Restated 2007 Equity Incentive Plan.

“Company Warrants” has the meaning set forth in Section 2.07(d).

“Conduit Option Agreement” has the meaning set forth in Section 3.10(a)(ii) of the Company Disclosure Schedule.

“Confidential Information” has the meaning set forth in Section 8.02(c).

“Confidentiality Agreement” means that certain confidentiality agreement, dated as of November 3, 2015 by and between Parent and the Company.

“Contract” means any written or oral agreement, lease, sublease, license, contract, IRU obligation, Permit, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust,

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instrument, commitment or undertaking that is or purports to be legally binding, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, service orders, extension or renewals.

“Counsel” has the meaning set forth in Section 12.13(a).

“Covered Employee” has the meaning set forth in Section 7.01(a).

“Covered Tax” means any (i) Tax described in clause (i) of the definition of “Tax” of an Acquired Company related to a Pre-Closing Tax Period, (ii) Tax described in clause (ii) or (iii) of the definition of “Tax” of an Acquired Company for the payment of any amount as a result of being party to any Tax Sharing Agreement, (iii) Tax of an Acquired Company resulting from a breach by the Company or any of the Equityholder and any of their Affiliates of any representation, covenant or agreement contained herein and (iv) the portion of any Transfer Tax to be borne by the Equityholders pursuant to Section 6.01 (but only to the extent such portion was not taken into account as a Final Unpaid Transaction Expense in the determination of the Final Adjustment Amount).

“Damages” has the meaning set forth in Section 10.02(a).

“Dark Fiber Earn-Out Amount” has the meaning set forth in Section 2.14(b).

“Dark Fiber Earn-Out Measurement Date” has the meaning set forth in Section 2.14(b).

“Dark Fiber Earn-Out Measurement Period” has the meaning set forth in Section 2.14(b).

“Dark Fiber Contracts” means those certain route orders identified on Section 1.01(a) of the Company Disclosure Schedule.

“Dark Fiber Master Contracts” means the Master Dark Fiber IRU Agreement and the Master Colocation and Maintenance Agreement, both dated effective as of November 17, 2014, as described on Section 1.01(a) of the Company Disclosure Schedule.

“DGCL” means the Delaware General Corporation Law.

“Disregarded Shares” has the meaning set forth in Section 2.04(d).

“Dissenting Shares” has the meaning set forth in Section 2.05(a).

“Earn-Out Dispute” has the meaning set forth in Section 2.14(j)(ii).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Earn-Out Dispute Notice” has the meaning set forth in Section 2.14(j)(i).

“Earn-Out Measurement Date Payment” has the meaning set forth in Section 2.14(e).

“Earn-Out Payment” has the meaning set forth in Section 2.14(a).

“Easements” means all servitudes, easements, licenses, rights of way, pole attachments and similar agreements providing rights to real estate for access, parking, location, maintenance, repair and replacement of cables, utilities, utility lines, wires, anchors and other property.

“End Date” has the meaning set forth in Section 11.01(b).

“Effective Time” has the meaning set forth in Section 2.01(d).

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (x) that is sponsored, maintained, administered, contributed to or entered into by any of the Acquired Companies or any of their respective ERISA Affiliates for the current or future benefit of any current or former Service Provider or (y) for which any of the Acquired Companies has any direct or indirect liability.  For the avoidance of doubt, a Collective Bargaining Agreement shall constitute an agreement for purposes of clauses (ii) and (iii).

“Environmental Laws” means any Applicable Law relating to human health or safety, the environment or any pollutants, contaminants, wastes, chemicals, or any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials, including the terms of any Environmental Permit.

“Environmental Permits” means all Permits required by Environmental Laws for the business of the Acquired Companies as currently conducted.

“Environmental Release” means any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escape, leaching, dumping, placing, discarding, abandonment, disposal, deposit, dispersing or migration into or through the environment.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Equityholder” means a Stockholder, Warrant Holder or Option Holder, in each case immediately prior to the Effective Time.

“Equityholder Indemnified Parties” has the meaning set forth in Section 10.02(b).

“Equityholders’ Representative” has the meaning set forth in the Preamble.

“Equityholders’ Representative Fund” has the meaning set forth in Section 2.08(b).

“Equityholders’ Representative Fund Balance” means the portion of the Equityholders’ Representative Fund remaining at such time as the Equityholders’ Representative determines that such funds are no longer required to be withheld in accordance with Section 2.15(c).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” with respect to an entity means any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.

“Escrow Agent” means PNC Bank, National Association (or, if they are unable or unwilling to serve, such other nationally recognized, reputable and impartial escrow agent mutually agreed by Purchaser and the Equityholders’ Representative).

“Escrow Account” has the meaning set forth in Section 2.08(a).

“Escrow Agreement” has the meaning set forth in Section 8.06.

“Escrow Amount” has the meaning set forth in Section 2.08(a).

“Estimate Statement” has the meaning set forth in Section 2.09(a).

“Estimated Adjustment Amount” means an amount, which may be positive or negative, equal to (i) (A) Estimated Closing Working Capital minus (B) Base Working Capital (which, for the avoidance of doubt, shall be a negative number if Estimated Closing Working Capital is less than Base Working Capital, which will result in a reduction to the Estimated Adjustment Amount), minus (ii) Estimated Closing Indebtedness, minus (iii) Estimated Unpaid Transaction Expenses, plus (iv) Estimated Closing Cash.

“Estimated Closing Cash” has the meaning set forth in Section 2.09(a).

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.09(a).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.09(a).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Estimated Unpaid Transaction Expenses” has the meaning set forth in Section 2.09(a).

“Excess Parachute Payments” has the meaning set forth in Section 5.10(a).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“FCC” means the Federal Communications Commission.

“Fiber” means fiber optic cabling and conduits (or usage rights thereto) owned or held by any of the Acquired Companies by lease, IRU or otherwise.

“Fiber Lateral Sale Contract” has the meaning set forth in Section 2.14(f).

“Fiber Lateral Sale Contract Proceeds” has the meaning set forth in Section 2.14(f).

“Final Adjustment Amount” means an amount, which may be positive or negative, equal to (i) (A) Final Closing Working Capital minus (B) Base Working Capital (which, for the avoidance of doubt, shall be a negative number if Final Closing Working Capital is less than Base Working Capital, which will result in a reduction to the Final Adjustment Amount), minus (ii) Final Closing Indebtedness, minus (iii) Final Unpaid Transaction Expenses, plus (iv) Final Closing Cash.

“Final Amounts” means each of Final Closing Working Capital, Final Unpaid Transaction Expenses, Final Closing Indebtedness, Final Closing Cash and Final Adjustment Amount.

“Final Closing Cash” has the meaning set forth in Section 2.11(c).

“Final Closing Indebtedness” has the meaning set forth in Section 2.11(c).

“Final Closing Working Capital” has the meaning set forth in Section 2.11(c).

“Final Unpaid Transaction Expenses” has the meaning set forth in Section 2.11(c).

“Financial Statements” has the meaning set forth in Section 3.07.

“First Small Cell Earn-Out Amount” has the meaning set forth in Section 2.14(c).

“Fully Diluted Common Number” means the sum of (i) the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time) and (ii) the total number of shares of

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Company Common Stock issuable upon the exercise in full of all In-the-Money Company Stock Options (whether or not vested) outstanding immediately prior to the Effective Time.

“Fundamental Representations” has the meaning set forth in Section 10.01.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time and applied on a consistent basis.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including the articles or certificate of incorporation or formation, bylaws, operating agreement, limited liability company agreement, partnership agreement, shareholders’ agreement, voting agreement, voting trust agreement, joint venture agreement, registration rights agreement and any similar agreement and any amendments or supplements to any of the foregoing.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority (including self-regulatory authorities), department, court, agency or official, including any political subdivision thereof.

“Government Contract” means any Contract between any Acquired Company and any Governmental Authority, including any agency of the United States or any agency of any of its respective states or local governments, including any bid, quote, or offer for such Government Contract, and all service orders, purchase orders, delivery orders or task orders under such Government Contracts, each of which is a separate Government Contract.  The term “Government Contract” also includes any Contract or subcontract (at any tier) of any Acquired Company with any other Person that arises under or pursuant to, or relates to such other Person’s prime contract or subcontract under a Government Contract.

“Hazardous Substance” means any pollutant or contaminant or any toxic, radioactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any hazardous, toxic or radioactive characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos-containing materials and any substance, waste or material regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any of the Acquired Companies, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums, and all prepayment premiums or penalties and other amounts that may become due as a result of the transactions contemplated hereby) of such Acquired Company (i) for borrowed money (including overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar Contracts or securities, (iii) created or arising under any conditional sale or other title retention agreement

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (v) for the deferred purchase price of assets, property, goods or services, including all seller notes and “earn-out” payments and purchase price adjustment payments, (vi) in respect of letters of credit and bankers’ acceptances (to the extent drawn), (vii) for Contracts relating to interest rate protection, swap agreements, collar agreements and other hedging agreements, (viii) for all deferred revenue in excess of $25,000,000, (ix) for accrued compensation, asset retirement obligations and payables in the aggregate related thereto to the extent not set forth on the Balance Sheet, (x) in respect of forward sale and purchase agreements, (xi) in the nature of guarantees of the obligations described in clauses (i) through (x) above of any other Person.  For purposes of this Agreement, “Indebtedness” does not include any (i) obligations to the extent owing from any Acquired Company solely to any other Acquired Company, (ii) amounts included in Final Unpaid Transaction Expenses or (iii) liabilities (other than in connection with any breach) pursuant to Capitalized Leases.

“Indemnified Party” has the meaning set forth in Section 10.03(a).

“Indemnifying Party” has the meaning set forth in Section 10.03(a).

“Information Statement” has the meaning set forth in Section 5.03.

“In-the-Money Company Stock Option” means an unexercised Company Stock Option (whether or not vested) with an exercise price per share of Company Common Stock that is equal to or less than the Per Share Closing Cash Consideration.

“Intellectual Property Rights” means any and all intellectual property and similar proprietary rights throughout the world, including (i) patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (ii) trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all registrations and applications for registration of the foregoing and all goodwill associated therewith, (iii) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (iv) computer software (including source code, object code, firmware, operating systems and specifications), (v) trade secrets and

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

know-how, (vi) databases and data collections, and (vii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.

“IRS” means the U.S. Internal Revenue Service.

“IRU” shall mean any indefeasible rights of use granted to, leased by or held or possessed by any of the Acquired Companies’ with respect to the Acquired Companies’ network or infrastructure, including with respect to any of the Acquired Company’s rights to use Fiber, including the dark fiber of another Person.

“IT Assets” means any and all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment (including laptops and mobile devices) and systems, and all associated documentation, owned by, or licensed or leased to, any of the Acquired Companies.

“JAMS Rules” has the meaning set forth in Section 2.14(j)(ii).

“Key Employee” means any of the individuals set forth on Section 1.01(b) of the Company Disclosure Schedule.

“knowledge” means (i) in the case of the Company, the knowledge, after reasonable inquiry, of the individuals set forth on Section 1.01(c) of the Company Disclosure Schedule; and (ii) in the case of Purchaser or Merger Sub, the knowledge, after reasonable inquiry, of the General Counsel of Parent.

“Leased Real Property” has the meaning set forth in Section 3.14(b).

“Leases” has the meaning set forth in Section 3.14(b).

“Letter of Transmittal” shall have the meaning set forth in Section 2.06(b).

“Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a third party and licensed or sublicensed to any of the Acquired Companies or for which any of the Acquired Companies has obtained a covenant not to be sued.

“Liability” means any debt, liability or obligation of any kind, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, secured or unsecured, determined or determinable, or otherwise, and includes all costs and expenses relating thereto.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, deed of trust, lease or sublease, license, encumbrance or other similar adverse claim of any kind in respect of such property or asset, including any restriction on the right to vote, sell or otherwise dispose of any capital stock or other voting or equity interest.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Market Price” per share of Parent Common Stock shall be $26.66 (or, in the case of Section 2.14(g), the volume weighted average closing trading price per share on the NASDAQ (or on such other exchange as the Parent Stock may be listed at such time) for the 20 trading days immediately preceding the second Business Day prior to the date of delivery).

“Material Contracts” has the meaning set forth in Section 3.10(b).

“Maximum Dark Fiber Earn-Out Amount” has the meaning set forth in Section 2.14(b).

“Maximum Renewal Earn-Out Amount” has the meaning set forth in Section 2.14(e).

“Maximum Second Small Cell Earn-Out Amount” has the meaning set forth in Section 2.14(d).

“Maximum Series A Liquidation Preference” means an amount equal to (i) the Base Cash Consideration, plus (ii) the Estimated Adjustment Amount (for the avoidance of doubt, if the Estimated Adjustment Amount is a negative number, this will result in a reduction to the Maximum Series A Liquidation Preference), minus (iii) the Escrow Amount, minus (iv) the Aggregate Series B Liquidation Preference.

“Maximum Series B Liquidation Preference” means an amount equal to (i) the Base Cash Consideration, plus (ii) the Estimated Adjustment Amount (for the avoidance of doubt, if the Estimated Adjustment Amount is a negative number, this will result in a reduction to the Maximum Series B Liquidation Preference), minus (iii) the Escrow Amount.

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” means, collectively, the Aggregate Series A Liquidation Preference, the Aggregate Series B Liquidation Preference and the Common Merger Consideration, subject to adjustment pursuant to Section 2.04(f).

“Merger Sub” has the meaning set forth in the Preamble.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Option Holder” means a holder of a Company Stock Option.

“Order” means any judgment, decree, injunction, ruling, award, subpoena, verdict or order of any Governmental Authority or arbitrator.

“Out-of-the-Money Company Stock Option” means a Company Stock Option that is not an In-the-Money Company Stock Option.

“Overpayment Amount” has the meaning set forth in Section 2.11(b)(i).

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned by any of the Acquired Companies.

“Owned Real Property” has the meaning set forth in Section 3.14(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Common Stock” means a share of Parent’s common stock, par value $0.0001 per share.

“Parent Indemnified Parties” has the meaning set forth in Section 10.02(a).

“Parent Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent, Purchaser or Merger Sub to perform its obligations under, or to consummate the transactions contemplated by, this Agreement or the other Transaction Documents.

“Parent SEC Reports” means Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016.

“Parent Welfare Plan” has the meaning set forth in Section 7.01(c).

“Payments Administrator” means Acquiom Clearinghouse LLC, a Delaware limited liability company (or, if it is unable or unwilling to serve, such other reputable paying agent designated by the Equityholders’ Representative and reasonably acceptable to Purchaser).

“Payments Agreement” has the meaning set forth in Section 2.06(a).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Payoff Letters” has the meaning set forth in Section 5.07.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Per Share Adjustment Consideration” means an amount in cash equal to the quotient of (i) the Underpayment Amount, if any, less any applicable fees, costs or expenses (including the fees of Raymond James & Associates, Inc. and the Payments Administrator), and (ii) the Fully Diluted Common Number.

“Per Share Equityholders’ Representative Fund Release Amount” means an amount in cash equal to the quotient of (i) the Equityholders’ Representative Fund Balance, if any, less any applicable fees, costs or expenses (including the fees of Raymond James & Associates, Inc. and the Payments Administrator), and (ii) the Fully Diluted Common Number.

“Per Share Escrow Release Amount” means an amount in cash equal to the quotient of (i) the amount remaining in the Escrow Account after giving effect to Section 2.11(b)(i) and Section 2.11(b)(ii), if any, less any applicable fees, costs or expenses (including the fees of Raymond James & Associates, Inc. and the Payments Administrator), and (ii) the Fully Diluted Common Number.

“Per Share Closing Cash Consideration” means an amount in cash equal to the quotient of (i) the Closing Cash Consideration and (ii) the Fully Diluted Common Number.

“Per Share Earn-Out Payments” means an amount in cash equal to the quotient of (i) the amount of cash paid to the Payments Administrator pursuant to Section 2.14(g) in respect of any Earn-Out Payment, if any, less any applicable fees, costs or expenses (including the fees of Raymond James & Associates, Inc. and the Payments Administrator) and (ii) the Fully Diluted Common Number.

“Per Share Series A Liquidation Preference” has the meaning set forth in Section 2.04(b).

“Per Share Series B Liquidation Preference” has the meaning set forth in Section 2.04(a).

“Permits” means each license, franchise, permit, certificate, approval or other similar authorization issued by a Governmental Authority affecting, or relating to, the assets or business of the Acquired Companies.

“Permitted Liens” means (i) Liens for Taxes not yet due or, if due, being contested in good faith and for which adequate accruals or reserves have been established on the Balance Sheet; (ii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

incurred in the ordinary course of business and not yet due and payable or, if due and payable, are being contested in good faith and for which adequate accruals or reserves have been established on the Balance Sheet; (iii) (x) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which, individually or in the aggregate, have not and would not reasonably be expected to materially and adversely affect the conduct of the business thereon as currently conducted; (y) easements, covenants, rights-of-way and other similar restrictions of record which, individually or in the aggregate, have not and would not reasonably be expected to materially and adversely affect the conduct of the business thereon as currently conducted; and (z) Liens encumbering the real property of any third party owner, landlord or developer over which the Acquired Companies have Easement rights or tenant’s or other occupancy rights and subordination or similar agreements relating thereto so long as the matters contemplated by this clause (iii) do not materially interfere with the conduct of the business by the Acquired Companies as currently conducted on any such real property; (iv) the terms and conditions of any lease or Easement agreement which the Acquired Companies are party to, including any statutory landlord’s lien, which terms and conditions are customary for similar leases or Easements negotiated on commercially reasonable terms (other than in connection with any breach or default thereunder); (v) in respect of Intellectual Property, non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice; (vi) Liens that will be released or extinguished at the Closing, without any Liability to any Acquired Company, (vii) Liens to the extent specifically disclosed in the most recent Audited Financial Statements; (viii) Liens which do not materially detract from the value, materially interfere with any present or intended use or materially and adversely affect the marketability of any such property or assets; (ix) Liens created pursuant to the terms of any Capitalized Leases, so long as such Liens (x) serve only to secure the payment of obligations arising thereunder and (y) are incurred in the ordinary course of business consistent with past practice and not in connection with any breach of the terms thereof and (x) Liens created pursuant to the terms of the Dark Fiber Master Contracts or similar Material Contracts set forth on Section 3.10(a) of the Disclosure Schedule, so long as such Liens (x) do not materially interfere with the rights of use granted to or held by the Acquired Companies thereunder and (y) are incurred in the ordinary course of business consistent with past practice and not in connection with any breach of the terms of any such Contract.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Post-Closing Statement” has the meaning set forth in Section 2.10(a).

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.

“Pro Rata Share” means, with respect to each Equityholder, a fraction (expressed as a percentage) (i) the numerator of which is the sum of (A) the total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) and (B) the total number of shares of Company Common Stock issuable upon the exercise in full of all In-the-Money Company Stock Options (whether or not vested), in each case immediately prior to the Effective Time, and (ii) the denominator of which is the Fully Diluted Common Number; provided that in all cases the aggregate Pro Rata Shares of all Equityholders shall equal 100%.

“Prospectus” means the prospectus included in any registration statement of Parent filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits attached to or incorporated in and all other material incorporated by reference in such registration statement.

“Purchaser” has the meaning set forth in the Preamble.

“Registrable Securities” means (a) the shares of Parent Common Stock comprising the Closing Stock Consideration and delivered in connection with any Earn-Out Payment pursuant to Section 2.14(g) and (b) any other securities issued or issuable with respect to any of the securities described in the foregoing clause (a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, amalgamation and other reorganization; provided that the term “Registrable Securities” shall exclude any security (i) the offering and sale of which has been registered effectively under the Securities Act and which has been sold in accordance with an effective registration statement, (ii) that has been sold by a Stock Recipient in a transaction or transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof (including transactions pursuant to Rule 144) and Parent has delivered a new certificate or other evidence of ownership for such security not bearing the legend required pursuant to this Agreement and such security is not subject to any stop-transfer order or other restriction on transfer, (iii) that is eligible for sale by a Stock Recipient without limitation as to volume or manner of sale pursuant to Rule 144 or (iv) issued to any Person who has not delivered to Purchaser, within 72 hours following the date hereof, a Written Consent and Support Agreement duly executed by such Person.

“Regular Shelf Suspension” has the meaning set forth in Section 8.08(b).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“REIT Qualifying Property” means all assets or properties (or portions thereof) of any of the Acquired Companies that constitute “real estate assets” within the meaning of Section 856(c)(4) of the Code (including all rights to use “dark fiber” granted to or held, leased or possessed by any of the Acquired Companies).

“Renewal Baseline Amount” has the meaning set forth in Section 2.14(e).

“Renewal Billing Amount” has the meaning set forth in Section 2.14(e).

“Renewal Earn-Out Amount” has the meaning set forth in Section 2.14(e).

“Renewal Earn-Out Measurement Date” has the meaning set forth in Section 2.14(e).

“Renewal Earn-Out Measurement Period” has the meaning set forth in Section 2.14(e).

“Renewal Sites” has the meaning set forth in Section 2.14(e).

“Representative” has the meaning set forth in Section 5.02.

“Representative Losses” has the meaning set forth in Section 2.15(d).

“Required Equityholders” means the Equityholders set forth on Schedule III.

“Required Interim Financial Statements” has the meaning set forth in Section 5.09(a).

“Required Governmental Approvals” shall mean the requests for consent, approval, authorization or waiver or notifications required to be filed with any Governmental Authority in connection with the transactions contemplated hereby as set forth on Schedule IV.

“Required Stockholder Vote” means the affirmative vote or consent of (i) a majority of the issued and outstanding shares of Company Stock (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder (including those issuable upon the exercise in full of all Company Warrants)), and (ii) at least 62% of the issued and outstanding shares of Company Preferred Stock (voting together as a single class).

“R&W Insurance” means the insurance coverage provided pursuant to the representations and warranties insurance policy arranged by Purchaser in connection with this Agreement.

“Second Small Cell Earn-Out Measurement Date” has the meaning set forth in Section 2.14(d).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Second Small Cell Earn-Out Measurement Period” has the meaning set forth in Section 2.14(d).

“Second Small Cell Earn-Out Amount” has the meaning set forth in Section 2.14(d).

“Securities Act” means the Securities Act of 1933.

“Series A Preferred Stock” means the Company’s preferred stock, par value $0.0001 per share, designated Series A Preferred Stock.

“Series B Preferred Stock” means the Company’s preferred stock, par value $0.0001 per share, designated Series B Preferred Stock.

“Service Provider” means any director, officer, employee or individual independent contractor of any of the Acquired Companies.

“Shelf Registration Statement” has the meaning set forth in Section 8.08(a).

“Shelf Suspension” has the meaning set forth in Section 8.08(b).

“Significant Counterparty” has the meaning set forth in Section 3.10(d).

“Small Cell Customer” means Verizon Wireless, AT&T, T-Mobile, Sprint, or any other wireless carrier, internet service provider or commercial or governmental customer.

“Small Cell Nodes” means fiber or other broadband services delivered to, or provision of space on a pole or other infrastructure for, (i) a radio access node that combine antennas, radios, and processing units in a single form factor, (ii) a radio access node containing a combination of antenna and remote radio unit, (iii) access nodes of an indoor or outdoor distributed antenna systems (DAS), (iv) access nodes of a carrier-grade Wi-Fi system with comparable economics to the nodes described in the foregoing clauses (i) through (iii), (v) other radio access nodes commonly referred to in the wireless industry as “small cell”, CRAN (including CRAN hubs) or “mini-macro”, or (vi) access nodes utilizing unlicensed spectrum for the provision of broadband services, but excluding point-to-point wireless solutions, with comparable economics to the nodes described in the foregoing clauses (i) through (iii); provided that multiple Small Cell Nodes sharing the same pole or other infrastructure shall be counted separately only if the Contract with the relevant Small Cell Customer is not for a multi-radio solution sold as a single service; provided, further, Small Cell Nodes shall not include any Small Cell Nodes owned by, or in the backlog under any Contract with, (x) Parent or any of its Subsidiaries as of the Effective Time or (y) any Person acquired by Parent or any of its Subsidiaries as of the time such Person is acquired by Parent or any such Subsidiary.

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“Stock Recipient” has the meaning set forth in Section 8.08(a).

“Stockholder” means any Person who holds one or more shares of Company Stock (other than Disregarded Shares) immediately prior to the Effective Time.

“Straddle Tax Period” means a Tax period that begins on or before the Closing Date and ends thereafter.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting securities or voting interests, of which at least a majority of the equity interests) is directly or indirectly owned or controlled by such Person.  Unless context otherwise requires, the term Subsidiary as used in this Agreement shall relate to Subsidiaries of the Company.

“Subsidiary Securities” has the meaning set forth in Section 3.06(c).

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person and any payment required to be made to any Governmental Authority pursuant to an escheat, unclaimed property or similar Applicable Law), together with any interest, penalty, addition to tax or additional amount (including penalties for failure to file or late filing any return, report or other filing), and any liability for any of the foregoing as transferee, (ii) in the case of any of the Acquired Companies, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of an Acquired Company to a Taxing Authority is determined or taken into account with reference to the activities of any Person other than an Acquired Company and (iii) liability of an Acquired Company for the payment of any amount as a result of being party to any Tax Sharing Agreement.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including deductions and credits related to alternative minimum Taxes).

“Tax Grant” means any Tax exemption, Tax holiday or reduced Tax rate granted by a Taxing Authority with respect to any of the Acquired Companies that is not generally available to Persons without specific application therefor.

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“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated tax or information return or report) filed or required to be filed with any Taxing Authority.

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Closing binding any of the Acquired Companies that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability.

“Taxing Authority” shall mean any Governmental Authority responsible for the imposition or collection of any Tax.

“Telecommunications Law” means any Applicable Law administered by the FCC or any comparable state or local Applicable Law relating to the provision of telecommunications services administered by a public utility commission or analogous regulator in any United States state or the District of Columbia regulating the telecommunications industry and having authority over any of the Acquired Companies and/or any of the property, assets or business of any of the Acquired Companies.

“Third-Party Claim” has the meaning set forth in Section 10.03(b).

“Top Customers” has the meaning set forth in Section 3.10(a)(iv)(A).

“Top Vendors” has the meaning set forth in Section 3.10(a)(v).

“Top Fiber Providers” has the meaning set forth in Section 3.10(d).

“Transaction Documents” means this Agreement, the Written Consent and Support Agreements, the Payments Agreement, the Escrow Agreement and the Letters of Transmittal.

“Transaction Expenses” means (A) all costs, fees and expenses incurred by any of the Acquired Companies at or prior to the Effective Time related to the transactions contemplated by this Agreement or any of the other Transaction Documents (or any other sale process conducted or pursued by any of the Acquired Companies), whether payable prior to, at or after the Closing, including (i) costs, fees and expenses of investment bankers (including the brokers referred to in Section 3.18), attorneys, accountants and other consultants and advisors, (ii) all retention, change of control, transaction or similar bonuses, compensation and/or severance payments incurred or payable by any of the Acquired Companies in connection with the transactions contemplated hereby (including the employer portion of any payroll, employment or similar Taxes related thereto) and (iii) all costs, fees and expenses incurred as a result of (or that would be incurred as a result of) the termination of any Affiliate Contract as contemplated hereby, (B) the cost of any

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directors’ and officers’ insurance policy procured by any of the Acquired Companies related to the transactions contemplated hereby, (C) 50% of all Transfer Taxes, (D) 50% of all out-of-pocket costs and expenses incurred by the parties hereto or any of their Affiliates in connection with the preparation and submission of any filings or notices to any Governmental Authority, including in respect of any Required Governmental Approvals, (E) 50% of the R&W Insurance policy premium, (F) 50% of all fees, costs and expenses of the Escrow Agent (G) the employer portion of any payroll, employment or similar Taxes associated with any payment in respect of Company Stock Options, (H) the fees, costs and expenses of the Equityholders’ Representative and (I) all fees, costs and expenses of the Payments Administrator.

“Transfer Tax” means any transfer, documentary, sales, use, stamp, registration, value added or other similar Tax (including any penalties and interest) arising in connection with the transactions contemplated by this Agreement.

“Unaudited Financial Statements” has the meaning set forth in Section 3.07.

“Uncertificated Shares” has the meaning set forth in Section 2.06(d).

“Underpayment Amount” has the meaning set forth in Section 2.11(b)(ii).

“Unpaid Transaction Expenses” means the aggregate amount of Transaction Expenses that are unpaid immediately prior to the Effective Time.

“Unusual Shelf Suspension” has the meaning set forth in Section 8.08(b).

“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.

“Warrant Holder” means a holder of a Company Warrant.

“Written Consent and Support Agreement” has the meaning set forth in the Recitals.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein, including the Company Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed

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to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “or” when used in this Agreement is not exclusive.  References to any statute, rule, regulation, law or Applicable Law shall be deemed to refer to all Applicable Laws as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder.  References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed (or required to be listed) on any schedules hereto, or any Contract required to be disclosed by any Transaction Document, all amendments, modifications, supplements, extensions and renewals thereto must also be listed on the appropriate schedule and copies thereof disclosed.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  The parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Article 2
The Merger

Section 2.01.  The Merger. (a) At the Effective Time, and upon the terms and subject to the conditions set forth in this Agreement, Purchaser, Merger Sub and the Company shall cause Merger Sub to be merged with and into the Company in accordance with the applicable provisions of the DGCL (the “Merger”), whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

(b)From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the Surviving Corporation shall possess all of the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the DGCL.

(c)Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place (i) in New York City at the offices of Davis Polk & Wardwell LLP, 450

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Lexington Avenue, New York, New York, 10017, or remotely by the exchange of documents and signatures (or their electronic counterparts), on the fifth Business Day following the date on which all of the conditions set forth in Article 9 have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions (other than those conditions that by their nature are to be satisfied at the Closing (the “Closing Date Conditions”), but subject to the satisfaction of, or, to the extent permissible, waiver by the party or parties entitled to the benefit of, the Closing Date Conditions), or (ii) at such other place, at such other time or on such other date as Purchaser and the Company may mutually agree.  The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(d)Prior to the Closing, the Company and Merger Sub shall prepare, and at the Closing, the Company shall file, or cause to be filed, with the Secretary of State of the State of Delaware, a certificate of merger relating to the Merger in substantially the form of Exhibit E (the “Certificate of Merger”) and any other appropriate documents, in each case as approved by Purchaser, executed in accordance with the relevant provisions of the DGCL (including Section 251 of the DGCL) and, on the Closing Date or as soon as practicable thereafter, shall make all other filings or recordings required under the DGCL.  The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (or at such other later time as may be agreed by Purchaser and the Company and specified in the Certificate of Merger).

Section 2.02.  Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)At the Effective Time, the certificate of incorporation of the Company shall be amended as of the Effective Time to read in its entirety in the form of the certificate of incorporation attached hereto as Exhibit F hereto, and, as so amended, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b)The parties hereto shall take all actions necessary so that the bylaws of the Company in effect immediately prior to the Effective Time shall, from and after the Effective Time, be amended in their entirety in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that all references to the name of Merger Sub shall be changed to refer to the name of the Company), until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 2.03.  Directors and Officers of the Surviving Corporation.

(a)At the Effective Time, by virtue of the Merger, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the certificate of

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incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)At the Effective Time, by virtue of the Merger, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 2.04.  Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the holders of any of the following securities:

(a)except for Disregarded Shares and Dissenting Shares, each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall become the right to receive (i) the Series B Original Issue Price (as defined in the Certificate of Incorporation) plus an amount equal to all cumulative dividends accrued and unpaid (including all Accruing Dividends (as defined in the Certificate of Incorporation) then accrued) on such share of Series B Preferred Stock plus all other declared and unpaid dividends on such shares (with respect to each share of Series B Preferred Stock, the “Per Share Series B Liquidation Preference”, and with respect to all shares of Series B Preferred Stock, the “Aggregate Series B Liquidation Preference”); provided that the Aggregate Series B Liquidation Preference shall in no event exceed the Maximum Series B Liquidation Preference, and the Per Share Series B Liquidation Preference shall be proportionately reduced as necessary to give effect to the same, and (ii) a portion of the Common Merger Consideration as provided in Section 2.04(c), and as of the Effective Time, all such shares of Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and shall thereafter represent only the right to receive the portion of the Merger Consideration to be paid to the holders of Series B Preferred Stock in accordance with this Agreement;

(b)except for Disregarded Shares and Dissenting Shares, each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall become the right to receive (i) the Series A Original Issue Price (as defined in the Certificate of Incorporation) plus an amount equal to all cumulative dividends accrued and unpaid (including all Accruing Dividends (as defined in the Certificate of Incorporation) then accrued) on such share of Series A Preferred Stock plus all other declared and unpaid dividends on such shares (with respect to each share of Series A Preferred Stock, the “Per Share Series A Liquidation Preference”, and with respect to all shares of Series A

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Preferred Stock, the “Aggregate Series A Liquidation Preference”); provided that the Aggregate Series A Liquidation Preference shall in no event exceed the Maximum Series A Liquidation Preference, and the Per Share Series A Liquidation Preference shall be proportionately reduced as necessary to give effect to the same, and (ii) a portion of the Common Merger Consideration as provided in Section 2.04(c), and as of the Effective Time, all such shares of Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and shall thereafter represent only the right to receive the portion of the Merger Consideration to be paid to the holders of Series A Preferred Stock in accordance with this Agreement;

(c)except for Disregarded Shares and Dissenting Shares, each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall become the right to receive (i) the Per Share Closing Cash Consideration, (ii) the Per Share Adjustment Consideration, (iii) the Per Share Escrow Release Amount, (iv) Per Share Equityholders’ Representative Fund Release Amount and (v) the Per Share Earn-Out Payments (collectively for all Company Stock other than Disregarded Shares and Dissenting Shares, the “Common Merger Consideration”), and as of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and shall thereafter represent only the right to receive the portion of the Merger Consideration to be paid to the holders of Company Stock in accordance with this Agreement;

(d)each share of Company Stock held by the Company (including as treasury stock) (collectively, the “Disregarded Shares”) immediately prior to the Effective Time shall be canceled without any conversion thereof and shall cease to exist, and no consideration shall be delivered or receivable with respect thereto;

(e)each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(f)notwithstanding the foregoing, (i) in lieu of a portion of the Merger Consideration that would otherwise have been payable in cash at the Closing to the Payments Administrator, for the benefit of the Equityholders listed on Schedule II, Parent shall deliver to each Equityholder listed on Schedule II the number of shares of Parent Common Stock set forth opposite such Equityholder’s name on Schedule II as provided in Section 2.06(c) and (ii) the amount of the Merger Consideration that would otherwise have been payable in cash at the Closing to the Payments Administrator, for the benefit of the Equityholders listed on Schedule II, shall be reduced by an amount equal to the Market Price multiplied by the Closing Stock Consideration to which each such Equityholder is entitled.

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(g)At least 15 Business Days prior to the Closing Date, the Company shall deliver to Parent and Purchaser an updated version of Schedule II reflecting only the number of shares of Parent Common Stock to be issued to each Equityholder listed therein, which updated version of Schedule II shall provide for Parent Common Stock with a Market Price of $50,000,000 to be issued to one or more Equityholders who (i) have current W-2s on file with the Company evidencing that such Equityholders are “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities Act or deliver evidence reasonably satisfactory to Parent that such Equityholders are “accredited investors” (including a letter from each such Equityholder’s independent certified public accountant certifying that such Equityholder is an “accredited investor”) and (ii) have delivered to Parent a Written Consent and Support Agreement duly executed by each such Equityholder.

Section 2.05.  Dissenters’ Rights.  (a)  Notwithstanding the foregoing provisions of this Agreement to the contrary, other than as provided in this Section 2.05(a), any shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and are held by a holder who (i) has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with DGCL and (ii) as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (through failure to perfect or otherwise) (such shares, the “Dissenting Shares”) shall not be converted into or represent the right to receive any portion of the Merger Consideration, but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under DGCL.  From and after the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation.  Parent and Purchaser shall be entitled to retain any Merger Consideration that otherwise would have been paid or delivered in respect of the Dissenting Shares pending resolution of the claims of such holders, and, subject to Section 2.05(b), no Equityholder shall be entitled to any portion of such retained Merger Consideration.

(b)Notwithstanding the provisions of Section 2.05(a), if any holder of shares of Company Stock who has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with DGCL effectively withdraws or loses such appraisal rights (through failure to perfect or otherwise), then such shares shall no longer be Dissenting Shares and, as of the later of the Effective Time and the occurrence of such withdrawal or loss, such shares shall automatically be converted into the right to receive the applicable portion of the Merger Consideration, payable with respect to such shares pursuant to and in accordance with this Agreement.

(c)The Company shall give Purchaser prompt written notice of the receipt of any written notice of any demand for appraisal or intent to demand appraisal for any shares of Company Stock, withdrawals of such demands, and any other instruments served pursuant to

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DGCL and received by the Company, the Payments Administrator or the Equityholders’ Representative that relate to any such demand for appraisal.  Notwithstanding anything in this Agreement to the contrary, Purchaser shall have the right and opportunity to participate in and direct all negotiations and proceedings with respect to any demand or threatened demand for appraisal in connection with the Merger, including those that take place prior to the Effective Time; provided that Purchaser shall not settle any such demand for appraisal without the prior written approval of the Equityholders’ Representative, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 2.06.  Surrender and Payment.  (a) As promptly as practicable after the date of this Agreement, Purchaser and the Equityholders’ Representative shall enter into a payments administration agreement with the Payments Administrator (the “Payments Agreement”), on terms and conditions reasonably satisfactory to Purchaser, pursuant to which the Payments Administrator will agree to serve as payments administrator in connection with the transactions contemplated hereby.

(b)As promptly as practicable after the date of this Agreement, the Company shall cause the Payments Administrator to deliver, or cause to be delivered, to each holder of record of Company Stock a letter of transmittal in substantially the form attached hereto as Exhibit G (the “Letter of Transmittal”), to be completed and delivered by each Equityholder to effect the exchange of such Equityholder’s Company Stock for the payment of the portion of the Merger Consideration payable or deliverable pursuant to Section 2.04 in respect of each share of Company Stock represented thereby, without any interest thereon.

(c)At the Closing, Parent, Purchaser or Merger Sub shall deliver or cause to be delivered (i) by wire transfer of immediately available funds to the Payments Administrator, for the benefit of the Equityholders entitled thereto, an amount in cash equal to the Aggregate Series A Liquidation Preference, the Aggregate Series B Liquidation Preference and the aggregate Per Share Closing Cash Consideration to be paid to the Equityholders in respect of the Certificates and the Uncertificated Shares in accordance with Section 2.04 and the Allocation Schedule, as reduced by the Market Price of the aggregate Closing Stock Consideration as provided in Section 2.04(f) and (ii) to each Equityholder listed on Schedule II the number of shares of Parent Common Stock set forth opposite such Equityholder’s name on Schedule II (as modified pursuant to the terms of this Agreement).

(d)Upon (i) surrender to the Payments Administrator of a certificate representing shares of Company Stock (“Certificate”), together with a properly completed and duly executed Letter of Transmittal or (ii) receipt by the Payments Administrator of such evidence of transfer as the Payments Administrator may reasonably require in the case of a book-entry transfer of uncertificated shares of Company Stock (“Uncertificated Shares”), an Equityholder whose shares of Company Stock have been converted into the right to receive the applicable portion of

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the Merger Consideration shall be entitled (A) to promptly receive from the Payments Administrator the Per Share Series A Liquidation Preference, if any, the Per Share Series B Liquidation Preference, if any, and the Per Share Closing Cash Consideration, if any, payable for each such share of Company Stock represented by such Certificate or for each such Uncertificated Share pursuant to Section 2.04, as reduced by the Market Price of such Equityholder’s Closing Stock Consideration as provided in Section 2.04(f), (B) to promptly receive from the Payments Administrator such Equityholder’s Closing Stock Consideration, if any, and (C) to receive from the Payments Administrator the remainder of the Merger Consideration payable or deliverable, as applicable, for each such share in the manner and at (or promptly following) the times paid or delivered to the Payments Administrator, for the benefit of the Equityholders entitled thereto, as set forth in this Agreement and the Escrow Agreement.  Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share (other than Dissenting Shares) shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Merger Consideration and the Certificate or Uncertificated Share shall be canceled and cease to exist.

(e)If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to Purchaser any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of Purchaser that such Tax has been paid or is not payable.

(f)After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock.  If, after the Effective Time, Certificates or Uncertificated Shares are presented to Parent, the Purchaser, the Surviving Corporation or the Payments Administrator, they shall be canceled and exchanged for the Merger Consideration in accordance with this Agreement, including the procedures set forth in this Article 2.

(g)After the Effective Time and pending surrender and exchange of any Person’s Certificate(s) or Uncertificated Shares, a holder’s Certificate(s) or Uncertificated Shares shall be deemed for all purposes to evidence only such holder’s right to receive from the Payments Administrator the portion of the Merger Consideration into which such Company Shares shall have been converted by the Merger, and each holder of a Certificate or Uncertificated Share shall look only to the Payments Administrator for payment or delivery of the portion of the Merger Consideration payable pursuant to Section 2.04 and the other amounts payable pursuant to this Agreement, in each case, in respect of such Company Shares, and may surrender such Certificate or transfer such Uncertificated Share to the Payments Administrator and (subject to applicable

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abandoned property, escheat and similar Applicable Laws) receive in exchange therefor the portion of the Merger Consideration payable pursuant to Section 2.04 and the other amounts payable pursuant to this Agreement.

(h)Except as required by Applicable Law, no dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to any Equityholder (whether surrendered or unsurrendered).

(i)All consideration paid in respect of the surrender or exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such shares of Company Stock.  If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and submitted to the Payments Administrator for exchange as provided in this Section 2.06.

(j)Notwithstanding anything to the contrary, except as expressly provided in Section 10.02(b) (but subject to the limitations set forth in Article 10), in no event shall the aggregate amount required to be paid by Parent and Purchaser pursuant to this Agreement (including pursuant to Section 2.04, Section 2.06, Section 2.07, Section 2.08, Section 2.11 and Section 2.14) exceed (i) the Base Cash Consideration, plus (ii) the Final Adjustment Amount (which may be a negative number) plus (iii) to the extent payable, the Earn-Out Amounts.

Section 2.07.  Company Stock Options and Company Warrants.  (a) As of the Effective Time, each In-the-Money Company Stock Option (whether vested or unvested) that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company, any Option Holder or any other Person, be cancelled in exchange for the right to receive a portion of the Merger Consideration, without interest, equal to (A) the excess, if any, of (1) the Per Share Closing Cash Consideration over (2) the exercise price with respect to such In-the-Money Company Stock Option, (B) the Per Share Adjustment Consideration, (C) the Per Share Escrow Release Amount, (D) the Per Share Earn-Out Payments and (E) the Per Share Equityholders’ Representative Fund Release Amount, in each case, when, as and if payable pursuant to this Agreement.  As of the Effective Time, each Company Stock Option that is not an In-the-Money Company Stock Option shall be cancelled for no consideration.

(b)Parent and Purchaser agree that, to the extent permitted by the terms of the Company Stock Plan and the other Employee Plans, the Company may provide Option Holders with an opportunity to exercise no later than the date that is 10 Business Days prior to the Closing Date any outstanding Company Stock Options (whether vested or unvested), so long as in each case (i) such Company Stock Options are settled in shares of Company Common Stock (and not, for clarity, in cash or other property) and (ii) the Company and each Option Holder

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

settle in full their respective obligations in connection with such exercise, including by paying to the Company the applicable exercise price, no later than the date that is 10 Business Days prior to the Closing Date.

(c)Prior to the Effective Time, and subject to the reasonable review and approval of Purchaser, the Company shall have taken all actions necessary or advisable to effect the transactions anticipated by this Section 2.07 under the Company Stock Plan or any other Employee Plan, or any other Contracts (whether written or oral, formal or informal) relating thereto, including by delivering all required notices and obtaining any required consents necessary to effectuate the provisions of this Agreement.

(d)In accordance with the terms of each warrant to purchase shares of the Company’s capital stock (collectively, the “Company Warrants”), the Company shall ensure that each Company Warrant is either exercised in full or terminated prior to the Effective Time with no further Liability or obligation, directly or indirectly, of any kind thereunder on the part of any of the Acquired Companies, Parent or Purchaser.  Promptly following the date hereof, the Company shall give notice to each Warrant Holder of an outstanding unexercised Company Warrant that (i) such Company Warrants will not be assumed in connection with the transactions contemplated by this Agreement, (ii) in accordance with the terms of the applicable Company Warrant such Warrant Holder shall have a certain period of time upon receipt of such notice (which period of time will expire no later than the date that is 10 Business Days prior to the Closing Date) to exercise such Warrant Holder’s Company Warrants, including, if applicable, by net exercise, and (iii) any Company Warrants not exercised within the time period set forth in such notice will be canceled for no consideration.

(e)Notwithstanding anything herein to the contrary, any Merger Consideration required to be paid under this Agreement (whether by Parent, Purchaser the Surviving Corporation, the Escrow Agent or otherwise) to an Equityholder in respect of Company Stock Options (i) shall be subject to any withholding in accordance with Section 2.13 and (ii) if such Equityholder is an employee of any Acquired Company immediately prior to the Effective Time, shall, at Parent’s election, be made to (as directed by Parent), or withheld by, Parent or the Surviving Corporation for remittance to such Equityholder through Parent’s, Purchaser’s or the Surviving Corporation’s normal payroll or treasury functions, and the amount of Merger Consideration required to be delivered to the Payments Administrator shall be reduced by such amounts.

(f)It is the intent of the parties hereto that Out-of-the-Money Company Stock Options participate in any Earn-Out Payment to the extent that the Out-of-the-Money Company Stock Options would have been In-the-Money Company Stock Options if such Earn-Out Payment and all prior Earn-Out Payments had been included in the Merger Consideration paid on the Closing Date. Promptly after the date hereof, Parent, Purchaser and the Company will work in good faith

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to implement a plan, which may be in the form of an amendment to this Agreement, to give effect to this Section 2.07(f) by providing for a portion of the amounts otherwise payable to holders of Company Stock hereunder to be paid to the holders of such Out-of-the-Money Company Stock Options if such Company Stock Options become In-the-Money Company Stock Options as a result of any Earn-Out Payments.  Between the date hereof and the Closing Date, Parent, Purchaser and the Company will discuss in good faith alternatives to the 280G waiver and shareholder approval process described in Section 5.10 to allow certain Company executives to exercise their Company Stock Options.

Section 2.08.  Deposit of the Escrow Amount and Equityholders’ Representative Fund.  (a)  At or immediately following the Closing, Parent shall deposit, or cause to be deposited, with the Escrow Agent, $2,500,000 (the “Escrow Amount”) by wire transfer of immediately available funds into a dedicated account established pursuant to the Escrow Agreement (the “Escrow Account”) for disbursement pursuant to this Agreement and Escrow Agreement.  Notwithstanding anything to the contrary herein, the portion of the Escrow Amount deposited with the Escrow Agent pursuant to this Section 2.08(a) in respect of any Dissenting Shares shall be returned to Parent (or one of its designated Affiliates) upon written demand to the Escrow Agent, which demand may be made by Parent at any time after the date that is 180 days after the Effective Time, provided that the holders of the applicable Dissenting Shares have not previously withdrawn or lost appraisal rights under the DGCL, and the Equityholders’ Representative shall cooperate in providing the Escrow Agent with joint written instructions to effect the foregoing.

(b)At or immediately following the Closing, Parent shall deposit, or cause to be deposited, with the Equityholders’ Representative, $300,000 (the “Equityholders’ Representative Fund”) by wire transfer of immediately available funds into a segregated account designated by the Equityholders’ Representative (and set forth in the Allocation Schedule) to be held by the Equityholders’ Representative in accordance with the terms of this Agreement.

Section 2.09.  Pre-Closing Estimates; Updated Allocation Schedule.  (a) No later than five Business Days prior to the Closing Date, the Company shall prepare and furnish to Purchaser a written statement (the “Estimate Statement”), setting forth in reasonable detail the Company’s good faith estimate of (i) Closing Working Capital (“Estimated Closing Working Capital”), (ii) Unpaid Transaction Expenses (“Estimated Unpaid Transaction Expenses”), (iii) Closing Indebtedness (“Estimated Closing Indebtedness”), (iv) Closing Cash (“Estimated Closing Cash”), (v) the Estimated Adjustment Amount, (vi) the Aggregate Series A Liquidation Preference, (vii) the Aggregate Series B Liquidation Preference and (viii) the aggregate Per Share Closing Cash Consideration, together with reasonable supporting documentation therefor, and an updated Allocation Schedule (using the same calculations and following the same methodologies set forth on Schedule I).  Purchaser may until two Business Days prior to the Closing Date provide the Company with comments to the Estimate Statement and Allocation

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule and the Company shall consider such comments in good faith.  The Company shall provide all supporting documentation reasonably requested by Purchaser in connection with Purchaser’s review of the preliminary and final Estimate Statement and Allocation Schedule.

(b)Notwithstanding anything to the contrary in this Agreement or any investigation or examination conducted, or any knowledge possessed or acquired, by or on behalf of Parent, Purchaser, Merger Sub, the Surviving Corporation or any of their respective Affiliates, it is expressly acknowledged and agreed that the preparation of the Allocation Schedule and the allocation set forth therein are the sole responsibility of the Equityholders and that Parent, Purchaser, Merger Sub and their respective Affiliates shall be entitled to rely on the Allocation Schedule, without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith and in no event shall Parent, Purchaser, Merger Sub or, after the Effective Time, the Surviving Corporation, or any of their respective Affiliates, have any Liability to any Person (including the Equityholders’ Representative and each of the Equityholders) in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation of the Allocation Schedule and the allocation set forth therein or payments made by any Person (including Parent, Purchaser, Merger Sub, the Surviving Corporation, the Escrow Agent, and their respective Affiliates) in accordance therewith.

Section 2.10.  Post-Closing Statement.  (a) As promptly as practicable, but no later than 120 days after the Closing, Purchaser will prepare and deliver, or cause to be prepared and delivered, to the Equityholders’ Representative a statement setting forth Purchaser’s calculation of (i) Closing Working Capital, (ii) Unpaid Transaction Expenses, (iii) Closing Indebtedness, (iv) Closing Cash and (v) Final Adjustment Amount (the “Post-Closing Statement”). Following delivery of the Post-Closing Statement, the Equityholders’ Representative and its representatives and agents shall be given reasonable access (including electronic access, to the extent available) as they may reasonably require to the books and records of the Surviving Corporation and reasonable access to the personnel or representatives of the Surviving Corporation and Purchaser responsible for and knowledgeable about the preparation of the Post-Closing Statement as they may reasonably require, in each case for the purpose of reviewing the Post-Closing Statement and resolving any disputes pursuant to this Section 2.10; provided that any such access shall be during normal business hours and without undue interruption to the business of Parent, Purchaser, the Surviving Corporation or any of their respective Affiliates, and, in the case of any work papers, subject to the auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(b)If the Equityholders’ Representative disagrees with Purchaser’s calculation of any of the amounts set forth on the Post-Closing Statement, the Equityholders’ Representative may,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

within 30 days after receipt of the Post-Closing Statement, deliver a written notice to Purchaser disagreeing with such calculation(s) and setting forth the Equityholders’ Representative’s calculation of such amount(s).  Any such notice of disagreement shall specify those items or amounts as to which the Equityholders’ Representative disagrees, and its alternative calculations with respect to each item set forth on the Post-Closing Statement, and the Equityholders’ Representative shall be deemed to have agreed with all other items and amounts contained in the Post-Closing Statement, which shall be final, binding and conclusive for all purposes hereunder.  If the Equityholders’ Representative fails to deliver such a written notice within such 30-day period, the Equityholders’ Representative shall be deemed to have agreed to the Post-Closing Statement and items and amounts set forth therein, which shall be final, binding and conclusive for all purposes hereunder.

(c)If a notice of disagreement is duly delivered pursuant to Section 2.10(b), the Equityholders’ Representative and Purchaser shall, during the 30 days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Final Amounts.  If, after the expiration of such period or any mutually agreed extension thereof, the Equityholders’ Representative and Purchaser are unable to reach such agreement on all such items and amounts, they shall promptly thereafter submit the remaining disputed items to Deloitte LLP (or, if such firm is unable or unwilling to act, such other independent accounting firm of nationally recognized standing as shall be mutually agreed upon in writing by Purchaser and the Equityholders’ Representative) (the “Accounting Referee”) for resolution.  In making such determination, the Accounting Referee (i) shall consider only those items or amounts in the Post-Closing Statement as to which the Equityholders’ Representative has disagreed and which have not been resolved prior to submission to the Accounting Referee, (ii) shall not be entitled to hold any hearings or take or order the taking of depositions or other testimony under oath and (iii) with respect to each matter submitted to it, shall not resolve such matter in a manner that is more favorable to Purchaser than the Post-Closing Statement or more favorable to the Equityholders’ Representative than the notice of disagreement.  The Accounting Referee is not authorized to, and shall not, make any other determination including (A) any determination with respect to any matter included in the Post-Closing Statement or the Equityholders’ Representative’s notice of disagreement that was not submitted for resolution to the Accounting Referee or (B) any determination as to compliance by the Company, any Equityholder, Parent, Purchaser, Merger Sub or the Surviving Corporation with any of its covenants in this Agreement.  Any disputes not within the scope of the disputes to be resolved by the Accounting Referee pursuant to this Section 2.10(c) (as well as any disputes about the scope of disputes to be resolved by the Accounting Referee pursuant to this Section 2.10(c)) shall be resolved pursuant to Section 12.07.

(d)The Accounting Referee shall deliver to the Equityholders’ Representative and Purchaser, as promptly as practicable and no later than 90 days after its appointment, a written report setting forth such determination which shall be final and binding upon the Equityholders’

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Representative, the Equityholders and Purchaser absent fraud or manifest error.  The dispute resolution by the Accounting Referee under this Section 2.10 shall constitute an expert determination and shall not constitute an arbitration.  The fees and expenses of the Accounting Referee shall be borne one-half by Purchaser, on the one hand, and one-half by the Equityholders’ Representative (on behalf of the Equityholders), on the other hand.

(e)The Equityholders’ Representative and Purchaser agree that they will cooperate and assist in the preparation and review of the Post-Closing Statement and the determination of the Final Amounts, including the making available of books, records, work papers and personnel.

Section 2.11.  Adjustment of the Merger Consideration.  (a)  As soon as practicable (but in any event within five Business Days) after the final determination of the Final Amounts, the Equityholders’ Representative shall deliver to Purchaser an updated Allocation Schedule, which shall be updated solely to reflect the determination of the Final Amounts and shall otherwise include the same calculations and follow the same methodologies set forth on the initial Allocation Schedule.  Such updated Allocation Schedule shall also include a calculation of the Per Share Adjustment Consideration and the Per Share Escrow Release Amount, as applicable.

(b)Within five Business Days after the final determination of the Final Amounts:

(i)If (x) the Estimated Adjustment Amount exceeds (y) the Final Adjustment Amount (the amount of such excess, the “Overpayment Amount”), then Purchaser and the Equityholders’ Representative shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to pay to Purchaser from the Escrow Account the Overpayment Amount and, to the extent the amount available in the Escrow Account is less than the Overpayment Amount, the amount of any Earn-Out Payment required to be paid pursuant to Section 2.14 shall be permanently set-off against and reduced by the amount of such shortfall.

(ii)If (x) the Final Adjustment Amount exceeds (y) the Estimated Adjustment Amount (the amount of such excess, the “Underpayment Amount”), then Purchaser shall pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, an amount in cash, without interest, equal to the Underpayment Amount, and promptly after receipt by the Payments Administrator, Purchaser and the Equityholders’ Representative will instruct the Payments Administrator to pay such amounts to the Equityholders entitled thereto in accordance with their respective Per Share Adjustment Consideration.  Notwithstanding anything to the contrary herein, Purchaser shall not be required to make any payment pursuant to this Section 2.11(b)(ii) until the Equityholders’ Representative delivers to Purchaser an updated Allocation Schedule reflecting the Underpayment Amount and the Per Share Adjustment Consideration.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii)Thereafter, Purchaser and the Equityholders’ Representative shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to disburse to an account designated by the Payments Administrator, for the benefit of the Equityholders entitled thereto in accordance with their respective Per Share Escrow Release Amounts, any amounts remaining in the Escrow Account after giving effect to the foregoing clauses (i) and (ii) of this Section 2.11(b), and promptly after receipt by the Payments Administrator, the Purchaser and the Equityholders’ Representative will instruct the Payments Administrator to pay such amounts to the Equityholders entitled thereto, except that such joint written instruction shall provide that the portion of such amount payable to Option Holders who were employees of any Acquired Company as of or prior to the Closing Date shall instead be disbursed to an account designated by Purchaser for payment to the Option Holders as provided in Section 2.07(e).  Notwithstanding anything to the contrary herein, Purchaser shall not be required to give any instruction pursuant to this Section 2.11(b)(iii) until the Equityholders’ Representative delivers to Purchaser an updated Allocation Schedule reflecting the Underpayment Amount or Overpayment Amount, as applicable, and the Per Share Escrow Release Amount.

(c)“Final Closing Working Capital”, “Final Unpaid Transaction Expenses”, “Final Closing Indebtedness” and “Final Closing Cash” mean the Closing Working Capital, the Unpaid Transaction Expenses, Closing Indebtedness and Closing Cash, in each case, (i) as shown in Purchaser’s calculation delivered pursuant to Section 2.10(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.10(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and the Equityholders’ Representative pursuant to Section 2.10(c) or (B) in the absence of such agreement, as shown in the Accounting Referee’s determination delivered pursuant to Section 2.10(d).

Section 2.12.  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the record holder thereof claiming such Certificate to be lost, stolen or destroyed and (ii) delivery of an otherwise duly completed and signed Letter of Transmittal in accordance with Section 2.06(d) by such record holder, such record holder shall be entitled to receive the applicable portion of the Merger Consideration in respect of the shares of Company Stock represented by such Certificate, subject to the conditions set forth in, and otherwise in accordance with, this Agreement and the Letter of Transmittal; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of any Merger Consideration, require such record holder to provide a customary bond or indemnity for the benefit of Parent and its Affiliates against any claim that may be made with respect to such Certificate.

Section 2.13.  Withholding Rights.  Notwithstanding anything herein to the contrary, each of Parent, Purchaser, Merger Sub, the Surviving Corporation, the Escrow Agent and the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Payments Administrator shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable to any Person pursuant to this Agreement or any other Transaction Document such amounts as it is required to deduct and withhold with respect to the making of such payment or delivery under any provision of federal, state, local or foreign Tax law.  Any amounts so deducted and withheld shall be treated for all purposes of this Agreement and the other Transaction Documents as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.14.  Earn-Out Payments.

(a)Generally.  As additional consideration to the Equityholders hereunder, the Equityholders shall be entitled to receive additional cash payments equal to the Dark Fiber Earn-Out Amount, the First Small Cell Earn-Out Amount, the Second Small Cell Earn-Out Amount, the Renewal Earn-Out Amount and the Fiber Lateral Sale Contract Proceeds (each such payment, an “Earn-Out Payment”) as set forth in, and at the times and subject to the terms and conditions of, this Section 2.14.  Each Earn-Out Payment shall be paid as, if and when required by Section 2.14(g).  For illustrative purposes only, a sample calculation of the Dark Fiber Earn-Out Amount and the Second Small Cell Earn-Out Amount is attached hereto as Exhibit H.

(b)Dark Fiber Earn-Out.  Promptly (and in any event within 20 days) following each Dark Fiber Earn-Out Measurement Date, Parent or Purchaser shall pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, additional consideration equal to (i) $30,000,000 (the “Maximum Dark Fiber Earn-Out Amount”) multiplied by (ii) a fraction, the numerator of which is the number of sites (including customer-requested substitution sites) “accepted” (as such term is defined in the applicable Dark Fiber Contract) by customers pursuant to the Dark Fiber Contracts during the most recently completed Dark Fiber Earn-Out Measurement Period (without any duplication for sites taken into account in the determination of any previous Dark Fiber Earn-Out Amount) and the denominator of which is [*****] (the “Dark Fiber Earn-Out Amount”); provided that (i) if the number of sites “accepted” in the applicable Dark Fiber Earn-Out Measurement Period would, when taken together with the number of sites “accepted” during each preceding Dark Fiber Earn-Out Measurement Period, equal or exceed [*****], then the Dark Fiber Earn-Out Amount in respect of such Dark Fiber Earn-Out Measurement Period shall instead be equal to (A) the Maximum Dark Fiber Earn-Out Amount minus (B) the sum of all Dark Fiber Earn-Out Amounts previously paid pursuant to this Section 2.14(b) (without giving effect to Section 2.14(h)) and thereafter no additional amounts shall be payable pursuant to this Section 2.14(b), and (ii) the Dark Fiber Earn-Out Amount in respect of the final Dark Fiber Earn-Out Measurement Period shall be (A) the Maximum Dark Fiber Earn-Out Amount multiplied by a fraction, the numerator of which is the aggregate number of sites (including customer-requested substitution sites) “accepted” in each Dark Fiber Earn-Out Measurement Period, and the denominator of which is [*****], minus (B) the sum of all Dark Fiber Earn-Out Amounts previously paid pursuant to this Section 2.14(b)

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(without giving effect to Section 2.14(h)).  Notwithstanding the foregoing, the number of sites “accepted” after December 31, 2020 shall only include sites that were in backlog under Contract as of December 31, 2020, and in no event shall the aggregate amount payable pursuant to this Section 2.14(b) exceed the Maximum Dark Fiber Earn-Out Amount.  For purposes of this Section 2.14(b), a “Dark Fiber Earn-Out Measurement Date” shall mean each of [*****], and a “Dark Fiber Earn-Out Measurement Period” shall mean the period from and excluding any Dark Fiber Earn-Out Measurement Date to and including the next succeeding Dark Fiber Earn-Out Measurement Date, except the initial Dark Fiber Earn-Out Measurement Period shall be the period from and including the Closing Date to and including the initial Dark Fiber Earn-Out Measurement Date; provided, however, that sites accepted under the Dark Fiber Contracts prior to the Closing Date shall be included in the Dark Fiber Earn-Out results and included in the initial Dark Fiber Earn-Out Measurement Period.

(c)First Small Cell Earn-Out.  If, on or prior to December 31, 2020, Small Cell Customers have “accepted” (as such term is used in the applicable Contract relating to such Small Cell Node) 375 Small Cell Nodes, in the aggregate, from Parent or any of its Subsidiaries (including Surviving Corporation), then Parent or Purchaser shall pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, additional consideration of $20,000,000 (the “First Small Cell Earn-Out Amount”), which shall be paid promptly (and in any event within 20 days) following the date on which the First Small Cell Earn-Out Amount has been achieved; provided, that in no event will the aggregate amount payable pursuant to this Section 2.14(c) exceed the First Small Cell Earn-Out Amount. For clarification purposes, Small Cell Nodes accepted by Small Cell Customers of Company after the date hereof and prior to the Closing Date shall be included in the calculation of the First Small Cell Earn-Out Amount, but Small Cell Nodes accepted prior to the date hereof shall not be included in the calculation of the First Small Cell Earn-Out Amount unless such Small Cell Nodes are listed on Section 2.14(c) of the Company Disclosure Schedule.

(d)Second Small Cell Earn-Out.  Promptly (and in any event within 20 days) following each Second Small Cell Earn-Out Measurement Date, Parent or Purchaser shall pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, additional consideration equal to (i) $60,000,000 (the “Maximum Second Small Cell Earn-Out Amount”) multiplied by (ii) a fraction, the numerator of which is the number of Small Cell Nodes “accepted” (as such term is used in the applicable Contract relating to such Small Cell Node) by a Small Cell Customer from Parent or any of its Subsidiaries (including the Surviving Corporation) during the most recently completed Second Small Cell Earn-Out Measurement Period (without any duplication for Small Cell Nodes taken into account in the determination of any previous Second Small Cell Earn-Out Amount) and the denominator of which is 2,800 (the “Second Small Cell Earn-Out Amount”); provided that in no event will the aggregate amount payable pursuant to this Section 2.14(d) exceed the Maximum Second Small Cell Earn-Out Amount.  For purposes of this Section 2.14(d), a “Second Small Cell Earn-Out

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Measurement Date” shall mean each of December 31, 2017, June 30, 2018, December 31, 2018, June 30, 2019, December 31, 2019, June 30, 2020 and December 31, 2020, and a “Second Small Cell Earn-Out Measurement Period” shall mean the period from and excluding any Second Small Cell Earn-Out Measurement Date to and including the next succeeding Second Small Cell Earn-Out Measurement Date, except the initial Second Small Cell Earn-Out Measurement Period shall be the period from and including the Closing Date to and including the initial Second Small Cell Earn-Out Measurement Date. For purposes of clarification, the Small Cell Nodes that are included in the calculation of the First Small Cell Earn-Out Amount shall also be included in the calculation of the Second Small Cell Earn-Out Amount, including those accepted by Small Cell Customers of Company after the date hereof and prior to the Closing Date, but Small Cell Nodes accepted prior to the date hereof shall not be included in the calculation of the Second Small Cell Earn-Out Amount unless such Small Cell Nodes are listed on Section 2.14(c) of the Company Disclosure Schedule.

(e)Renewal Earn-Out.  If, at any time after the date of this Agreement, but on or prior to December 31, 2020, the Company has entered into one or more Contracts with a service period of not less than [*****] from the effective date of each applicable Contract for the sites identified on Section 2.14(e) of the Disclosure Schedule (the “Renewal Sites”) and the aggregate monthly billing rate set forth in such Contracts for the Renewal Sites (the “Renewal Billing Amount”) equals or exceeds [*****]% of the Renewal Baseline Amount, Parent or Purchaser shall pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, additional consideration of $20,000,000 (the “Maximum Renewal Earn-Out Amount”), which shall be paid promptly (and in any event within 20 days) following the date on which the Maximum Renewal Earn-Out Amount has been achieved; provided that Parent will permit the Company to [*****]; provided, further, that until the earlier of (i) December 31, 2020 or (ii) the date when the Maximum Renewal Earn-Out Amount has been paid to the Payments Administrator for the benefit of the Equityholders entitled thereto, if on any Renewal Earn-Out Measurement Date, the aggregate Renewal Billing Amount equals or exceeds [*****]% of the Renewal Baseline Amount, but is less than [*****]% of the Renewal Baseline Amount, Parent or Purchaser shall promptly (and in any event within 20 days) pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, an amount equal to the Maximum Renewal Earn-Out Amount multiplied by a fraction, the numerator of which is equal to (x) the aggregate Renewal Billing Amount less (y) an amount equal to [*****]%  of the Renewal Baseline Amount, and the denominator of which is equal to [*****]% of the Renewal Baseline Amount (the “Earn-Out Measurement Date Payment”); provided that the Earn-Out Measurement Date Payment and the Maximum Renewal Earn-Out Amount shall be reduced by the amount of all previously paid Earn-Out Measurement Date Payments. In no event will the aggregate amount payable pursuant to this Section 2.14(e), including all Earn-Out Measurement Date Payments, exceed the Maximum Renewal Earn-Out Amount.  If, on any Renewal Earn-Out Measurement Date, the aggregate Renewal Billing Amount is less than [*****]% of the Renewal Baseline Amount, no amount shall be payable to or for the benefit of the Equityholders pursuant

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to this Section 2.14(e).  For purposes of this Section 2.14(e), a “Renewal Earn-Out Measurement Date” shall mean each of [*****].  For clarification purposes, if a new Contract includes a declining rate schedule, only the monthly billing rate that applies to the final period shall be used for purposes of calculating the Renewal Billing Amount.  A Renewal Site shall also include, without duplication, replacement Renewal Sites as may be permitted under the terms of the applicable customer Contract (e.g., portability) but only if such replacement Renewal Site is no less profitable than the original Renewal Site (taking into account any additional cost that may be required at the replacement Renewal Site and any additional charges to customer, if any).  For purposes of this Section 2.14(e), the “Renewal Baseline Amount” means [*****].

(f)Fiber Lateral Sale Contract Proceeds.  In the event the proceeds in connection with the Fiber Lateral Sale Contract as more fully described in Section 2.14(f) of the Company Disclosure Schedule (the “Fiber Lateral Sale Contract”) are paid after the Closing Date, then Parent or Purchaser shall pay, or cause to be paid, to the Payments Administrator, for the benefit of the Equityholders entitled thereto, the amount of any such proceeds received after the Closing Date by the Company, Parent, Purchaser or any Acquired Company in connection with the same (the “Fiber Lateral Sale Contract Proceeds”) promptly (and in any event within 20 days) following receipt by the Company.

(g)Form of Payment.  Parent and Purchaser’s obligations pursuant to this Section 2.14 may be satisfied, at Parent’s option, by payment of cash or a combination of cash and newly issued shares of Parent Common Stock (valued at the Market Price), in each case to the Payments Administrator, for the benefit of the Equityholders entitled thereto; provided that at least 50% of the aggregate amount of the Earn-Out Payments shall be satisfied in cash.  The Payments Administrator shall pay or deliver (as applicable) to the Equityholders entitled thereto any Earn-Out Payments in accordance with their respective Pro Rata Shares promptly after such Earn-Out Payments are received by the Payments Administrator.

(h)Right of Set-Off.  In addition to any other rights Parent, Purchaser and, after the Effective Time, the Surviving Corporation, may have under this Agreement, Parent, Purchaser and the Surviving Corporation shall have the right to permanently reduce, and set-off against, any Earn-Out Payment required to be paid pursuant to this Section 2.14 by the Overpayment Amount to the extent the funds available in the Escrow Account are insufficient to pay the Overpayment Amount.

(i)Tax Treatment of Earn-Out Payments.  For U.S. federal income tax purposes, any payment of an Earn-Out Payment to the Equityholders shall, to the extent consistent with Applicable Law, be treated as additional purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state, or local law, as appropriate (subject to imputation of interest under Section 483 or Section 1274 of the Code).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(j)Dispute Resolution.

(i)Within 30 days of the delivery by Parent or Purchaser of any report required by Section 8.07, the Equityholders’ Representative may deliver a written notice to Parent or Purchaser disputing the data, calculations or information set forth in such report (an “Earn-Out Dispute Notice”).  Any such Earn-Out Dispute Notice shall specify those items or amounts as to which the Equityholders’ Representative disagrees, and its alternative calculations with respect to each such item.  If the Equityholders’ Representative fails to deliver an Earn-Out Dispute Notice within such 30-day period, the Equityholders’ Representative shall be deemed to have agreed to such reports and the items and amounts set forth therein, which shall be final, binding and conclusive for all purposes hereunder.  Upon the delivery of an Earn-Out Dispute Notice, Parent, Purchaser and the Equityholders’ Representative shall work in good faith to resolve such objections set forth in the Earn-Out Dispute Notice for a period of 30 days after the delivery of such Earn-Out Dispute Notice.

(ii)If Parent, Purchaser and the Equityholders’ Representative do not reach a resolution of such objections set forth in the Earn-Out Dispute notice within such 30-day period, then Parent, Purchaser and the Equityholders’ Representative shall submit the remaining objections (the “Earn-Out Dispute”) to binding arbitration conducted in Pinellas County, Florida, in accordance with, and pursuant to, the rules of JAMS then in effect (the “JAMS Rules”).

(iii)Any such arbitration will be conducted before a single arbitrator mutually agreed by Purchaser and the Equityholders’ Representative, or, if Purchaser and the Equityholders’ Representative are unable to mutually agree within 10 days of the submission of the Earn-Out Dispute to JAMS, a single arbitrator selected in accordance with the JAMS Rules. Any disputes not within the scope of the disputes to be resolved by the arbitrator pursuant to this Section 2.14(j)(iii) (as well as any disputes about the scope of disputes to be resolved by the arbitrator pursuant to this Section 2.14(j)(iii)) shall be resolved pursuant to Section 12.07.

(iv)Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each of Parent, Purchaser and the Equityholders’ Representative, along with a signed copy of the award.  The arbitrator may not award punitive damages.

(v)Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.  The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

judicial proceeding instituted to resolve an Earn-Out Dispute.  Said court in making the determination of whether to confirm or modify the award or remedies, can review the merits, reasoning or application of law made by the arbitrator.

(vi)The arbiter will award to the prevailing party all costs, fees and expenses related to the arbitration of the Earn-Out Dispute, including reasonable fees and expenses of attorneys, accountants, and other professionals incurred by the prevailing party.

Section 2.15.  Equityholders’ Representative Fund; Exculpation and Indemnification.

(a)The Equityholders’ Representative shall be entitled to withdraw cash amounts held in the Equityholders’ Representative Fund for (i) the reimbursement of out of pocket fees and expenses (including fees to legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Equityholders’ Representative in performing its duties under this Agreement and the ancillary agreements contemplated hereby, including the Escrow Agreement.  The Equityholders’ Representative Fund shall be held by the Equityholders’ Representative in a segregated bank account and the Equityholders’ Representative will hold the Equityholders’ Representative Fund separate from its corporate funds and will not voluntarily make it available to its creditors in the event of bankruptcy.  The Equityholders’ shall earn no interest or earnings on the Equityholders’ Representative Fund and irrevocably transfer and assign to the Equityholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings.  For tax purposes, the Equityholders’ Representative Fund will be treated as having been received and voluntarily set aside by the Equityholders at the time of Closing.

(b)The Equityholders’ acknowledge that the Equityholders’ Representative is not providing any investment supervision, recommendations or advice.  The Equityholders’ Representative shall have no responsibility or liability for any loss of principal of the Equityholders’ Representative Fund other than as a result of the Equityholders’ Representative’s gross negligence or willful misconduct.  The Equityholders’ Representative is not acting as a withholding agent or in any similar capacity in connection with the Equityholders’ Representative Fund, and has no tax reporting or income distribution obligations hereunder.

(c)As soon as reasonably determined by the Equityholders’ Representative that the Equityholders’ Representative Fund is no longer required to be withheld, the Equityholders’ Representative shall deliver (i) to the Payments Administrator and Purchaser an updated Allocation Schedule, which shall be updated solely to reflect the Equityholders’ Representative Fund Balance and shall otherwise include the same calculations and follow the same methodologies set forth on the initial Allocation Schedule and (ii) to the Payments Administrator, an amount in cash, without interest, equal to the Equityholders’ Representative Fund Balance, and promptly after receipt by the Payments Administrator, Purchaser and the Equityholders’ Representative will instruct the Payments Administrator to pay such amounts to

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Equityholders entitled thereto in accordance with their respective Per Share Equityholders’ Representative Fund Release Amount.

(d)The Equityholders’ Representative will incur no liability of any kind with respect to any action or omission by the Equityholders’ Representative in connection with the Equityholders’ Representative’s services pursuant to this Agreement and the agreements ancillary hereto, except in the event of liability directly resulting from the Equityholders’ Representative’s gross negligence or willful misconduct.  The Equityholders, severally and not jointly (based on each Equityholder’s Pro Rata Share compared to the aggregate of the Pro Rata Shares of all Equityholders), will indemnify, defend and hold harmless the Equityholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Equityholders’ Representative’s execution and performance of this Agreement and the agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Equityholders’ Representative, the Equityholders’ Representative will reimburse the Equityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Equityholders’ Representative by the Equityholders, any such Representative Losses may be recovered by the Equityholders’ Representative from (i) the funds in the Equityholders’ Representative Fund, (ii) the amounts in the Escrow Account at such time as remaining amounts would otherwise be distributable to the Equityholders (but only after any amounts owing or that may become owing to Purchaser or any of its Affiliates from the Escrow Account have been paid), and (iii) from any Earn-Out Payments at such time as any such amounts would otherwise be distributable to the Equityholders; provided, that while this section allows the Equityholders’ Representative to be paid from the Equityholders’ Representative Fund, the Escrow Account and the Earn-Out Payments, this does not relieve the Equityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Equityholders’ Representative from seeking any remedies available to it at law or otherwise. The Equityholders acknowledge that the Equityholders’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or administration of its duties as the Equityholders’ Representative hereunder.  The foregoing indemnities will survive the Closing, the resignation or removal of the Equityholders’ Representative or the termination of this Agreement.

(e)Notwithstanding anything to the contrary, in no event shall Parent, Purchaser, Merger Sub or any of their respective Affiliates (other than any Affiliates that are also Equityholders, solely in their capacity as such) have any Liability to the Equityholders’

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Representative in connection with the transactions contemplated by this Agreement, including for any Representative Loss, for which the Equityholders’ Representative’s sole recourse shall be to the Equityholders as set forth in Section 2.15(d).

Article 3
Representations and Warranties of the Company

Subject to Section 12.03, except as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent, Purchaser and Merger Sub as of the date hereof and as of the Closing Date that:

Section 3.01.  Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority to own or lease its properties and to conduct its business as now conducted.  The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.  The Company has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.  The Company has prior to the date hereof made available to Purchaser and Merger Sub true and complete copies of its Governing Documents as currently in effect.

Section 3.02.  Authorization.  The execution, delivery of, and performance by the Company of its obligations under, this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Company’s corporate powers and have been duly and validly authorized and approved by all necessary corporate action on the part of the Company.  This Agreement has been (and each of the other Transaction Documents to which the Company is or will be a party will be at or prior to the Closing) duly executed and delivered by the Company and constitutes (or will constitute when so executed) a valid and binding agreement of the Company enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).  The Required Stockholder Vote is the approval or consent of the Acquired Companies or the holders of the Acquired Companies’ capital stock or other equity of the Acquired Companies necessary in connection with the execution and delivery of, or the performance by the Company of its obligations under, this Agreement and the Transaction Documents to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby, and there are no votes, approvals, consents or other proceedings of the stockholders of any of the Acquired Companies or otherwise (other than those that have

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

been obtained prior to the execution of this Agreement) necessary in connection with the execution and delivery of, or the performance by the Company of its obligations under, this Agreement and the other Transaction Documents to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby (other than the filing and recordation of the Certificate of Merger and such other documents as required by the DGCL).  The Board of Directors of the Company has unanimously (a) declared that the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the other Transaction Documents in accordance with the provisions of the DGCL, (c) directed that this Agreement and the other Transaction Documents and the Merger and the other transactions contemplated hereby and thereby be submitted to the stockholders of the Company for their adoption and approval by written consent and (d) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the other Transaction Documents and the approval of the Merger and the other transactions contemplated hereby and thereby.  The Written Consent and Support Agreement, when executed and delivered, shall constitute a valid, irrevocable and effective adoption of this Agreement and the other Transaction Documents by the Required Stockholder Vote in compliance with Applicable Law and the Company’s Governing Documents.  The transactions contemplated by this Agreement and the other Transaction Documents constitute a “Deemed Liquidation Event” pursuant to the Certificate of Incorporation and the Merger Consideration has been allocated in the manner specified in the Certificate of Incorporation.

Section 3.03.  Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization or permit of, or filing with or notification to, or other action in respect of, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with Section 2.01(d) and the DGCL, (ii) compliance with any applicable requirements of the HSR Act, (iii) the filings in respect of the Required Governmental Approvals, and receipt of the consents, approvals, waivers, licenses and authorizations contemplated thereby, (iv) any consent, approval, authorization or permit required to be obtained solely by reason of Parent’s, Purchaser’s or the Merger Sub’s (as opposed to any other third party’s) participation in the transactions contemplated by this Agreement or any Transaction Document and (v) any actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to be material to the Acquired Companies, taken as a whole, or prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company of its obligations under, this Agreement and the other Transaction Documents.

Section 3.04.  Noncontravention.  Except as set forth on Section 3.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and by the other Transaction Documents do not and will not (i) violate any provision of any Governing Document of any Acquired Company, (ii) assuming compliance with the matters referred to in Section 3.03, violate any Applicable Law, (iii) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Acquired Company, or (iv) require any consent from or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, cancellation or acceleration of, any right or obligation of any Acquired Company or to a loss of any benefit to which any Acquired Company is entitled under any provision of any Contract of any Acquired Company, with only such exceptions, in the case of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, or prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company of its obligations under, this Agreement and the other Transaction Documents.

Section 3.05.  Capitalization.  (a) The authorized capital stock of the Company consists solely of 370,000,000 shares of Company Common Stock and 330,000,000 shares of Company Preferred Stock (of which 245,000,000 shares are designated Series A Preferred Stock and 85,000,000 shares are designated Series B Preferred Stock).  As of the date hereof, there are outstanding (i) 2,013,007 shares of Company Common Stock and 330,000,000 are reserved for the purpose of effecting the conversion of Company Preferred Stock, (ii) 237,795,858 shares of Series A Preferred Stock, (iii) 76,638,875 shares of Series B Preferred Stock, (iv) Company Stock Options to purchase an aggregate of 27,709,995 shares of Company Common Stock and (v) Company Warrants to purchase an aggregate of 2,778,902 shares of Series A Preferred Stock and an aggregate of 392,073 shares of Series B Preferred Stock.  Section 3.05(a) of the Company Disclosure Schedule sets forth a true and complete list of the record and beneficial owners of each share of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Company Stock Option and Company Warrant, including in the case of each Company Stock Option and Company Warrant, the name of each record holder, the date of grant, exercise price, vesting schedule (including whether any portion of the Company Stock Option will vest as a result of the transactions contemplated by this Agreement and the other Transaction Documents), the number of shares of Company Common Stock subject to each such Company Stock Option or shares of Preferred Stock, subject to each such Company Warrant and the exercise price of each such Company Stock Option or Company Warrant, as applicable.  Five Business Days prior to the Closing Date, the Company will provide Purchaser with a revised version of Section 3.05(a) of the Company Disclosure Schedule, updated as of such date.  The Allocation Schedule (including any update thereto) is and will be true and correct in all respects as of the date thereof.

(b)All of the outstanding capital stock, equity interests, voting securities or other ownership interests in the Company have been duly authorized and validly issued and are fully

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

paid and nonassessable and have not been issued in violation of any preemptive or similar rights.  Except as set forth in Section 3.05(a), there are no authorized, issued, reserved for issuance or outstanding (i) shares of capital stock, equity interests, voting securities or other ownership interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock, equity interests, voting securities or other ownership interests of the Company or (iii) options, warrants, restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or other similar securities or rights to acquire from the Company, or other obligation of the Company to issue, or rights relating to, any of the foregoing (the items in Sections 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the “Company Securities”).  Except as set forth in the Company’s Certificate of Incorporation or on Section 3.05(b)(i) of the Company Disclosure Schedule, there are no outstanding obligations of any of the Acquired Companies to repurchase, redeem or otherwise acquire any Company Securities, and there are no voting trusts, shareholder agreements, pooling agreements, proxies or other Contracts in effect with respect to the voting or transfer of any Company Securities.  Other than this Agreement or as set forth on Section 3.05(b)(ii) of the Company Disclosure Schedule, there are no agreements or other instruments relating to the issuance, sale or transfer of any Company Securities.

(c)The Company has caused to be taken all such actions as are necessary or appropriate to provide for the treatment of all Company Stock Options in accordance with Article 2.

(d)No Company Securities are owned by any Acquired Company.

Section 3.06.  Subsidiaries.  (a) Each Subsidiary of the Company is a corporation, limited liability company or other entity duly incorporated or formed, validly existing and (where applicable) in good standing under the laws of its jurisdiction of incorporation.

(b)Each Subsidiary of the Company (i) has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, (ii) is duly qualified to do business as a foreign corporation or other entity and (iii) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.  Each Subsidiary of the Company, its jurisdiction of incorporation or formation, each jurisdiction where such Subsidiary is qualified to do business as a foreign entity, the number and type of any authorized, issued or outstanding Subsidiary Securities (and, with respect to issued or outstanding Subsidiary Securities, the holders thereof), is set forth on Section 3.06(b) of the Company Disclosure Schedule.  The Company has prior to the date hereof provided to Purchaser true and complete copies of the Governing Documents of each of the Company’s Subsidiaries

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)All of the outstanding capital stock, equity interests, voting securities or other ownership interests in each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien (other than Liens that will be extinguished prior to the Effective Time), and has been duly authorized and validly issued and is fully paid and nonassessable and has not been issued in violation of any preemptive or similar rights.  Except as set forth on Section 3.06(b) of the Company Disclosure Schedule, there are no authorized, issued, reserved for issuance or outstanding (i) shares of capital stock, equity interests, voting securities or other ownership interests of any of the Company’s Subsidiaries, (ii) securities of any of the Company’s Subsidiaries convertible into or exchangeable for shares of capital stock, equity interests, voting securities or other ownership interests of any of the Company’s Subsidiaries or (iii) options, warrants, restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or other similar securities or rights to acquire from any Acquired Company, or other obligation of any Acquired Company to issue, or rights relating to, any of the foregoing (the items in Sections 3.06(c)(i) and 3.06(c)(ii) being referred to collectively as the “Subsidiary Securities”).  There are no outstanding obligations of any of the Acquired Companies to repurchase, redeem or otherwise acquire any Subsidiary Securities, and there are no voting trusts, shareholder agreements, pooling agreements, proxies or other Contracts in effect with respect to the voting or transfer of any Subsidiary Securities.  Other than this Agreement, there are no agreements or other instruments relating to the issuance, sale or transfer of any Subsidiary Securities.

(d)Except as set forth on Section 3.06(b) of the Company Disclosure Schedule, no Acquired Company owns or controls, directly or indirectly, any capital stock, equity interests, voting securities or other ownership interests in any Person, and no Acquired Company is, directly or indirectly, a participant in any joint venture, partnership or similar arrangement.

Section 3.07.  Financial Statements.  The audited consolidated balance sheets as of December 31, 2013, 2014 and 2015, the related audited consolidated statements of income, equity, deficit and cash flows for each of the years then ended (together with the notices thereto and accompanied by unqualified opinions of the independent accountants, the “Audited Financial Statements”), the unaudited interim consolidated balance sheet as of March 31, 2016 and the related unaudited interim consolidated statements of operations, equity, deficit and cash flows for the three months then ended of the Acquired Companies (the “Unaudited Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”) fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Acquired Companies as of the dates thereof and their consolidated results of operations, equity, deficit and cash flows for the periods then ended (subject, in the case of any Unaudited Financial Statements, to normal year-end adjustments which are not material in the aggregate and the absence of footnote disclosures and other presentation items in the case of any Unaudited Financial Statements).  The Company has made available to Purchaser prior to the date hereof true and complete copies of

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each of the Financial Statements.  Section 3.07 of the Disclosure Schedule accurately describes the aggregate amount of any obligations of the Acquired Companies in respect of deferred revenue, deferred rent, accrued compensation, asset retirement obligations or payables related thereto as of the Balance Sheet Date and as of March 31, 2016.

Section 3.08.  Absence of Certain Changes.  (a) Since the Balance Sheet Date, the business of the Acquired Companies has been conducted in the ordinary course consistent with past practice and there has not been a Company Material Adverse Effect.

(b)From the Balance Sheet Date, there has not been any action taken by any of the Acquired Companies that, if taken during the period from the date of this Agreement through the Closing Date without Purchaser’s consent, would constitute a breach of Section 5.01.

Section 3.09.  No Undisclosed Material Liabilities.  There are no Liabilities of any of the Acquired Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities provided for in the Balance Sheet or expressly set forth in the notes thereto; (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date and, with respect to liabilities incurred on or prior to March 31, 2016, reflected on the unaudited interim consolidated balance sheet of the Acquired Companies as of March 31, 2016; and (c) other undisclosed liabilities which, individually or in the aggregate, are not material to the Acquired Companies, taken as a whole.

Section 3.10.  Material Contracts.  (a) Section 3.10(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement:

(i)(A) any lease, license, Contract or Easement (or group of related leases, licenses, Contracts or Easements) of real property or personal property under which any of the Acquired Companies is the lessee, sublessee, licensee or otherwise has rights of use or occupancy and is obligated to make payments of more than $20,000 in any 12-month period or more than $75,000 in the aggregate over the term thereof (assuming the same is renewed or extended at the unilateral option of any other Person party thereto pursuant to the terms of such agreement); and (B) any master Contract pursuant to which any of the Acquired Companies leases or licenses space at a cell tower site;

(ii)(A) any IRU; and (B) any other Contract (or group of related Contracts) pursuant to which any of the Acquired Companies use or have the right to use network infrastructure, including Fiber, conduit, space, power and other associated property necessary to operate a network, in each case, that provides (or would reasonably be expected to provide) for either (1) payments by the Acquired Companies of more than $20,000 in any 12-month period or (2) aggregate payments over the term thereof by the Acquired Companies of more than $75,000 (assuming the same is renewed or extended at

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the unilateral option of any other Person party thereto pursuant to the terms of such agreement);

(iii)any Contract related to Dark Fiber Contracts;

(iv)(A) (x) any material Contract with one of the top four customers by revenue of the Acquired Companies, taken as a whole, for the year ended December 31, 2015 (the “Top Customers”), and (y) to the knowledge of the Company, all other Contracts with any of the customers described in clause (x); and (B) any other sales, distribution, license or other similar Contracts providing for the sale or license by any Acquired Company of materials, services, equipment or other assets that provides (or would reasonably be expected to provide) for either (1) payments to the Acquired Companies of more than $75,000 in any 12-month period or (2) aggregate payments over the term thereof to the Acquired Companies of more than $250,000 (assuming the same is renewed or extended at the unilateral option of any other Person party thereto pursuant to the terms of such agreement);

(v)(A) any Contract (or group of related Contracts) with any of the top 10 vendors that provide the Acquired Companies with equipment or telecommunications services (by dollar amount paid to such vendors by the Acquired Companies, taken as a whole, for the year ended December 31, 2015) (together with Norfolk Southern Corporation, Duraline, Goff Communications, SourceOne, Georgia Department of Transportation and American Tower, the “Top Vendors”); and (B) any other Contract for the purchase of materials, supplies, goods, services, equipment or other assets that provides (or would reasonably be expected to provide) for either (1) payments by the Acquired Companies of more than $20,000 in any 12-month period or (2) aggregate payments over the term by the Acquired Companies of more than $75,000 (assuming the same is renewed or extended at the unilateral option of any other Person party thereto pursuant to the terms of such agreement);

(vi)any Contracts with a Governmental Authority, any Government Contract or any currently outstanding bids, proposals or other offers related to Contracts with a Governmental Authority;

(vii)any Contracts relating to the formation, creation, governance or control of any partnership, joint venture or other similar agreement or arrangement to which any Acquired Company is a party or otherwise holds any interest in;

(viii)any Contract relating to the acquisition or disposition of any business of any Person (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration in excess of $500,000 entered into on or after January 1, 2012 and pursuant

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to which any of the Acquired Companies has any material actual, contingent or other Liabilities or obligations as of the date of this Agreement;

(ix)any Contract relating to Indebtedness;

(x)any option, license, franchise or similar Contract that is material to the Acquired Companies, taken as a whole;

(xi)any agency, dealer, sales representative, marketing or other similar Contract that is material to the Acquired Companies, taken as a whole;

(xii)any Contract that limits the freedom of the Acquired Companies to compete in any line of business or with any Person or in any area or which would so limit the freedom of Purchaser, Acquired Companies (including the Surviving Corporation) or any of their Affiliates after the Effective Time;

(xiii)any Contract that contains exclusivity or “most favored nation”, “right of first offer” or “right of first refusal” obligations, that contains minimum purchase or sale obligations (including any take-or-pay Contracts) or that provides for any Acquired Company to be the exclusive or preferred provider or recipient of any product or service obligations;

(xiv)any Contract (including license agreements, research agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue, but excluding licenses for commercial off the shelf computer software (including shrink wrap agreements) that are generally available on nondiscriminatory pricing terms which have an aggregate acquisition cost of $20,000 or less) granting or restricting any right to use, exploit or practice any Intellectual Property Right that is material to the Acquired Companies, taken as a whole;

(xv)any Affiliate Contract;

(xvi)any Contract relating to any Company Insurance Policies;

(xvii)any Contract (including employment agreements and agreements containing non-competition, non-solicitation or confidentiality covenants) with any Key Employee;

(xviii)any Contract providing for material indemnification by the Acquired Companies, or in favor of the Acquired Companies, other than indemnification provisions arising in the ordinary course of business consistent with past practice;

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(xix)any Contract relating to the matters described in the Fiber Lateral Sale Contract or the Conduit Option Agreement; and

(xx)any other Contract (or group of Contracts) not made in the ordinary course that is material to the Acquired Companies, taken as a whole (other than those of the type described in clauses (i) through (xix) above).

(b)Each Contract disclosed (or required to be disclosed) in Section 3.10(a) of the Company Disclosure Schedule (each, a “Material Contract”) is a valid and binding agreement of the applicable Acquired Company or Acquired Companies, as the case may be, and is in full force and effect, and none of the Acquired Companies or, to the knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any Material Contract, and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach or event of default thereunder, or would result in any Acquired Company incurring any Liability for early termination fees or repayment of any discounts.  True and complete copies of each Material Contract (including, for clarity, any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extension or renewals) have been made available to Purchaser prior to the date of this Agreement.

(c)Since the Balance Sheet Date, none of the Acquired Companies has received any written or, to the Company’s knowledge, oral indication of an intention to terminate (including a termination for convenience or for cause) or, in the case of a Material Contract related to an ongoing relationship in the ordinary course of business with the other party thereto, fail to renew or extend on substantially similar terms, any Material Contract (including, for clarity, any service order under any other Material Contract) by any of the parties to any Material Contract.  With respect to any Material Contract that, by its terms, would automatically renew or extend absent notice or other action by a party thereto, no such party has given any such notice or taken any such action.  There is no Action pending against, or to the knowledge of the Company, threatened against any of the Acquired Companies, any present or former officer, director or employee of any of the Acquired Companies, or any Person for whom any Acquired Company may be liable with respect to a Material Contract that is by or before (or that would be by or before) any Governmental Authority or arbitrator.

(d)Section 3.10(d) of the Company Disclosure Schedule sets forth a true and complete list of the (x) Top Customers, (y) Top Vendors and (z) top 15 Fiber lessors or providers of Fiber IRUs (in each case, measured by the aggregate dollar amount paid to such Fiber lessors for the year ended December 31, 2015) of the Acquired Companies, taken as a whole (together with Allied Fiber and Summit, the “Top Fiber Providers”, and together with the Top Customers and Top Vendors, the “Significant Counterparties”).  Since the Balance Sheet Date, no Significant Counterparty has ceased its purchases from or sales or provision of services to or from the

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Acquired Companies or, to the knowledge of the Company, threatened to cease such purchases or sales or provision of services.  Since the Balance Sheet Date, (i) no Significant Counterparty has materially reduced its purchases from or sales or provision of services to or from, or has materially delayed or interrupted purchases from or provision of sales or services to or from, the Acquired Companies, as applicable, other than in the ordinary course of business, (ii) to the knowledge of the Company, no Significant Counterparty has threatened to cease or materially reduce its purchases from or sales or provision of services to or from the Acquired Companies and (iii) to the knowledge of the Company, there have been no material disputes or controversies with any Significant Counterparty.

(e)None of the Acquired Companies is party to a Contract with any of the Top Customers with substantially different pricing terms, restrictions on network usage or other material terms than such similar terms contained in the service orders, purchase orders and addendums listed on Section 3.10(a)(iv)(A) of the Company Disclosure Schedule.

(f)No Acquired Company is in violation or breach of the terms of any Government Contract; all representations and certifications made by the Acquired Companies with respect to any Government Contract were accurate and complete in all material respects as of their effective date; no reasonable basis exists to give rise to a claim for fraud in connection with any Government Contract including under the United States civil or criminal False Claims Act; the Acquired Companies have complied in all material respects with the terms and conditions of each Government Contract and related Applicable Laws including all provisions and laws regarding small business subcontracting and utilization, subcontracting plans, affirmative action, protection and security of personal data or data of a Governmental Authority, kickbacks, illegal gratuities, pricing and other provisions; the Acquired Companies have not received a cure notice, show cause notice, civil investigative demand or had a Government Contract terminated for default or convenience, have not been threatened with termination for default, or notified of a breach of contract; and none of the Acquired Companies, their respective officers, employees, or, to the knowledge of Company, agents or Representatives, is or has been suspended or debarred from doing business with any Governmental Authority, and to the knowledge of Company, there are no circumstances that would reasonably be expected to become a basis for any of the foregoing.

Section 3.11.  Tax Matters.  (a) Filing and Payment.  Except as set forth on Section 3.11(a) of the Company Disclosure Schedule, (i) all material Tax Returns required to be filed by or on behalf of each Acquired Company have been filed when due in accordance with Applicable Law; (ii) all Acquired Company Tax Returns that have been filed were true and complete in all material respects; (iii) all Taxes shown as due and payable on any Acquired Company Tax Return have been timely paid, or withheld and remitted, to the appropriate Taxing Authority and (iv) each of the Acquired Companies has withheld and paid all material Taxes

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required to have been withheld and paid by it in connection with any amounts paid or owing to any Person.

(b)Financial Records.  Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, (i) the charges, accruals and reserves for Taxes with respect to the Acquired Companies reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover Tax liabilities accruing through the Balance Sheet Date; (ii) since the Balance Sheet Date, none of the Acquired Companies has engaged in any transaction, or taken any other action, other than in the ordinary course of business, that would materially impact any Tax Asset or Tax liability of any of the Acquired Companies; and (iii) all information set forth in the Balance Sheet (including the notes thereto) relating to Tax matters is true and complete in all material respects.

(c)Procedure and Compliance.  Except as set forth on Section 3.11(c) of the Company Disclosure Schedule, (i) all Acquired Company Tax Returns filed through the Tax year ended December 31, 2011 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; (ii) none of the Acquired Companies (or any member of any affiliated, consolidated, combined or unitary group of which any of the Acquired Companies is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Acquired Company Tax Return, which period (after giving effect to such extension or waiver) has not yet expired; (iii) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to any of the Acquired Companies in respect of any Tax or Tax Asset; (iv) no adjustment that would increase the Tax liability, or reduce any Tax Asset, of any of the Acquired Companies has been threatened, proposed or made by a Taxing Authority during any audit of a Pre-Closing Tax Period which could reasonably be expected to be threatened in writing, proposed or made in an audit of any subsequent Tax period; (v) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between any of the Acquired Companies and any Taxing Authority and no Acquired Company has received a ruling with respect to any Tax or Tax Asset from any Taxing Authority; (vi) in the past five taxable years, none of the Acquired Companies has received a formal, written tax opinion with respect to any transaction relating to any of the Acquired Companies, other than a transaction in the ordinary course of business; and (vii) none of the Acquired Companies will be required to include in or for, or allocate with respect to, a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period (nor has any deduction economically attributable to a Post-Closing Tax Period been claimed in a Pre-Closing Tax Period).

(d)Taxing Jurisdictions.  Section 3.11(d) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which any of the Acquired Companies files a Tax Return.  No claim has been made by any Taxing Authority in a

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jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(e)Tax Sharing, Consolidation and Similar Arrangements.  Except as set forth on Section 3.11(e) of the Company Disclosure Schedule, (i) none of the Acquired Companies has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax Asset of any of the Acquired Companies was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax Asset of any other Person; (ii) none of the Acquired Companies is party to any Tax Sharing Agreement; (iii) no amount of the type described in clause (ii) or (iii) of the definition of “Tax” is currently payable by any of the Acquired Companies, regardless of whether such Tax is imposed on any of the Acquired Companies; and (iv) none of the Acquired Companies has entered into any agreement or arrangement with any Taxing Authority with regard to the Tax liability of any of the Acquired Companies affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.

(f)Certain Agreements and Arrangements.  Except as set forth on Section 3.11(f) of the Company Disclosure Schedule, none of the Acquired Companies is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(g)Property and Leases.  Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, (i) none of the Acquired Companies owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property; and (ii) none of the property owned by any of the Acquired Companies is “tax‑exempt use property” within the meaning of Section 168(h) of the Code.

(h)Tax Exemptions.  Section 3.11(h) of the Company Disclosure Schedule contains a list of each Tax Grant.  Each of the Acquired Companies has complied in all material respects with the conditions stipulated in each Tax Grant, no submissions made to any Taxing Authority in connection with obtaining any Tax Grant contained any material misstatement or omission and the transactions expressly contemplated by this Agreement will not adversely affect the eligibility of any of the Acquired Companies for any Tax Grant.

(i)At no point during the two-year period ending on the date hereof was any Acquired Company a distributing corporation of a controlled corporation in a transaction intended to be governed in whole or in part by Section 355 of the Code.

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(j)Section 3.11(j) of the Company Disclosure Schedule sets forth, as of December 31, 2015, the total net operating loss available to be carried forward or back to reduce Taxes of the Company.

(k)Except as set forth on Section 3.11(k) of the Company Disclosure Schedule, no net operating loss of the Company is currently subject to a limitation under Section 382 or Section 383 of the Code (or any similar provision of the Tax laws of any jurisdiction).

Section 3.12.  Litigation.  There is no Action pending against, or to the knowledge of the Company, threatened against any of the Acquired Companies, any present or former officer, director or employee of any of the Acquired Companies, or any Person for whom any Acquired Company may be liable or any of their respective properties, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole, or that challenges or seeks to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company of its obligations under, this Agreement or the Transaction Documents.

Section 3.13.  Compliance with Laws and Court Orders.  None of the Acquired Companies is in violation of, and has not since January 1, 2012 violated, and to the knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, including any Telecommunications Law, except for violations that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.  There is no Order that is or would reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as whole, or that seeks to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company of its obligations under, this Agreement or the Transaction Documents.

Section 3.14.  Properties.  (a) Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by any Acquired Company (including the address, parcel number or other description of the location of such real property), together with the name of the record owner and a description of the present use of each such real property (the “Owned Real Property”).

(b)Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of the address of each parcel of real property subject to a lease, sublease, license, easement or occupancy agreement to which any Acquired Company is a party (the “Leased Real Property”), the identity of the lessor, lessee and a list, as of the date of this Agreement, of all such leases, subleases, licenses and other occupancy agreements, including all amendments and supplements

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thereto and guaranties thereof (collectively, “Leases”).  The Owned Real Property and the Leased Real Property constitute all of the real property used, held for use or occupied by the Acquired Companies in connection with the conduct of the business of the Acquired Companies.  Except as set forth on Section 3.14(b) of the Company Disclosure Schedule, no Owned Real Property or Leased Real Property is subleased by any Acquired Company to any third party.

(c)The Acquired Companies have good and marketable, indefeasible, fee simple title to, or, in the case of leased or licensed property and assets have valid leasehold interests or licenses in, and, in the case of Easements and IRUs, valid rights to use, all property and assets (whether real, personal, tangible or intangible), reflected on the Balance Sheet or acquired after the Balance Sheet Date, and such property, assets and rights constitute all the material property, assets and rights used to conduct the business of the Acquired Companies as presently conducted.  Except as set forth on Section 3.14(c) of the Company Disclosure Schedule, none of such property, assets or rights is subject to any Lien, except Permitted Liens.

(d)The plants, buildings, structures, equipment, Fiber and personal property owned, leased, licensed or otherwise used or held for use by the Acquired Companies have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted).

(e)None of the Acquired Companies has received any written notice that any condemnation proceedings have been instituted with respect to any material real property that it owns in fee, leases or licenses.

Section 3.15.  Intellectual Property.  (a) Section 3.15(a) of the Company Disclosure Schedule contains a true and complete list of all registrations or applications for registration included in the Owned Intellectual Property Rights.

(b)The Acquired Companies own or have a valid, enforceable and sufficient right to use all Intellectual Property Rights used or held for use in, the conduct of the business of the Acquired Companies as currently conducted, except where the failure to so own or have the right to use would not, individually or in the aggregate, reasonable be expected to have a Company Material Adverse Effect.  The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights.  There exist no restrictions on the transfer of the Owned Intellectual Property Rights.

(c)None of the Acquired Companies has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Right of any Person.  There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against, the Acquired Companies or any present or

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former officer, director or employee of the Acquired Companies (i) based upon, or challenging or seeking to deny or restrict, the rights of the Acquired Companies in any of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights, (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided or processes used by the Acquired Companies conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party or (iii) alleging that the Acquired Companies have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person.

(d)None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all Owned Intellectual Property Rights and Licensed Intellectual Property Rights are valid and enforceable.  The Acquired Companies are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien (other than Permitted Liens).

(e)The Acquired Companies have taken all actions reasonably necessary to maintain and protect the Owned Intellectual Property Rights that are material to the business or operations of the Acquired Companies and registered or have applications for registrations pending therefor, including payment of applicable maintenance fees and filing of applicable statements of use.

(f)To the knowledge of the Company, within the last three years, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or the Acquired Companies’ rights in any Licensed Intellectual Property Right.  The Acquired Companies have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights that are of a confidential nature used in and material to the business or operation of the Acquired Companies and no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Acquired Companies all of whom are bound by written confidentiality agreements substantially in the form previously made available to Purchaser prior to the date hereof.  To the knowledge of the Company, within the last three years, the Acquired Companies’ have not suffered any material breaches of any such confidential Intellectual Property Rights that have resulted in the unauthorized disclosure of or loss of any such confidential Intellectual Property.

(g)The IT Assets operate and perform in all material respects in a manner that permits the Acquired Companies to conduct their business as currently conducted except where the failure to so operate and perform would not, individually or in the aggregate, reasonably be expected to have Company Material Adverse Effect.  To the knowledge of the Company, the Acquired Companies have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any

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unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (i) data backup, (ii) disaster avoidance and recovery procedures and (iii) business continuity procedures.

(h)The Acquired Companies have at all times materially complied with all Applicable Laws relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of their operations.  No claims have been asserted or, to the knowledge of the Company, threatened against the Acquired Companies by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such Applicable Laws.

Section 3.16.  Insurance Coverage.  A true and complete list of all insurance policies and fidelity bonds held by any of the Acquired Companies or their Affiliates or relating to the assets, business, operations, employees, officers or directors of any of the Acquired Companies is set forth on Section 3.16 of the Company Disclosure Schedule (the “Company Insurance Policies”) and true and complete copies thereof have been made available to Purchaser prior to the date hereof.  There are no material claims by any of the Acquired Companies pending under any Company Insurance Policy as to which coverage has been denied or disputed by the underwriters of such Company Insurance Policies or in respect of which such underwriters have reserved their rights.  As of the date hereof, all premiums due and payable under all Company Insurance Policies have been timely paid in full.  None of the Acquired Companies is in material default under any such policy or bond and, to the Company’s knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would permit termination or modification of such policy or bond.

Section 3.17.  Licenses and Permits.  (a) Section 3.17 of the Company Disclosure Schedule sets forth, as of the date hereof, each material Permit together with the name of the Governmental Authority issuing such Permit.  As of the date hereof, the Permits listed on Section 3.17 of the Company Disclosure Schedule are all of the material licenses, franchises, permits, certificates, approvals or other similar authorizations issued by a Governmental Authority required to carry on the business of the Acquired Companies as now conducted and to own the properties of the Acquired Companies, and as of the Closing Date, each Acquired Company has all of the Permits required to carry on the business of the Acquired Companies as now conducted and to own the properties of the Acquired Companies.  The Permits (including, for clarity, any Permits obtained by any Acquired Company after the date hereof) are valid and in full force and effect and each of the Acquired Companies is in material compliance with, and has fulfilled and performed, in all material respects, all of its obligations with respect to the Permits held by it.

(b)None of the Acquired Companies is in material default under, and since January 1, 2012 none of the Acquired Companies has been, in material default under, any Permit held or

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

required to be held by it and none of such Permits have been terminated, impaired or have been terminable, in whole or in part, due to the actions or inactions of the Acquired Companies (except for terminations or impairments occurring as a result of the expiration of such Permits solely due to lapse of time in accordance with the terms thereof).

(c)Except as would be immaterial to the Acquired Companies, the appropriate Acquired Company has accurately filed all reports and paid all fees, assessments, and contributions (including, federal and state regulatory fees, contributions to state or federal universal service support mechanisms, to intrastate or interstate telecommunications relay services, to the administration of the North American Numbering Plan, and/or to the shared costs of local number portability administration) required by the Permits and Applicable Laws.  Since January 1, 2012, no notices have been received by any of the Acquired Companies alleging the failure to hold any Permit required to be held by the Acquired Companies to conduct their respective businesses or own their respective assets.  To the knowledge of the Company, no Permit is subject to (i) any material conditions or requirements that have not been imposed generally upon permits of the same type and (ii) any pending regulatory proceeding or judicial review before a Governmental Authority seeking to suspend, revoke, cancel or adversely modify such Permit.

Section 3.18.  Finders’ Fees.  Other than Raymond James & Associates, Inc., no investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Transaction Documents by reason of any action taken by any of the Acquired Companies prior to the Effective Time.

Section 3.19.  Environmental Matters.  Except as disclosed in Section 3.19 of the Company Disclosure Schedule:

(a)(i) no notice, demand, request for information, citation, summons or complaint has been received; (ii) no Order has been issued or is otherwise in effect; (iii) no penalty has been assessed; and (iv) no Action or review is pending, or to the knowledge of the Company, threatened, in each case, with respect to any Acquired Company (or any of their respective predecessors) that relates to any Environmental Law or Hazardous Substance reasonably likely to result in material liability of any Acquired Company;

(b)there has been no Environmental Release of any Hazardous Substance at, on, under, to, in or from (i) any location by or arising from the operations of, (ii) any property or facility now or previously owned, leased or operated by, or (iii) any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, in each case, any Acquired Company (or any of their respective predecessors) that is reasonably likely to result in material liability under Environmental Laws of any Acquired Company;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)each Acquired Company (i) is and has since January 1, 2012, been in compliance with all Environmental Laws in all material respects; (ii) possesses and maintains all required Environmental Permits and is in material compliance with the terms thereof; and (iii) has timely made all appropriate filings necessary for the issuance or renewal thereof; and

(d)there is no written part of any environmental investigation, study, audit, test, review, analysis or other environmental assessment in the possession, custody or control of any of the Acquired Companies, or to the knowledge of the Company, any Equityholder, that identifies any material unresolved liability under Environmental Laws of the Acquired Companies or any of their respective legal predecessors in interest (including in respect of any property now or previously owned, leased or operated by the Acquired Companies or any of their respective legal predecessors in interest) that has not been made available to Purchaser at least five days prior to the date hereof.

Section 3.20.  Employees and Labor Matters. (a) Section 3.20(a) of the Company Disclosure Schedule sets forth, as of the date hereof, with respect to each employee of the Acquired Companies (each, an “Acquired Company Employee”), such employee’s (i) name, (ii) worksite, (iii) title, (iv) original date of hire and, if applicable, date of rehire, (v) date of birth, (vi) gender, (vii) whether active or on leave (and, if on leave, the nature of the leave and expected return date), (viii) whether exempt from the Fair Labor Standards Act, (ix) annual salary or wage rate, (x) most recent annual bonus and (xi) current annual bonus opportunity.  Section 3.20(a) of the Company Disclosure Schedule also separately sets forth for each individual independent contractor engaged by the Acquired Companies whose annual compensation exceeds $100,000, such contractor’s name, duties and rate of compensation.  Five days prior to the Closing Date, the Company shall provide to Purchaser a true and complete written statement indicating any changes to the information set forth (or required to be set forth) on Section 3.20(a) of the Company Disclosure Schedule as of the Closing Date.

(b)No Key Employee has provided notice to any Acquired Company that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

(c)The Acquired Companies are, and have been since January 1, 2012, in material compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans and the payment and withholding of Taxes.

(d)None of the Acquired Companies is, or since January 1, 2012 has been, a party to or subject to, or is currently negotiating in connection with entering into, any Collective

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Bargaining Agreement, and, to the Company’s knowledge, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Service Provider or any grievances or job actions involving any current or former Service Provider.  The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.

(e)There are no, and since January 1, 2012, there have not been any, labor strikes, slowdowns, stoppages, picketing, interruptions of work or lockouts pending or, to the Company’s knowledge, threatened against or affecting any of the Acquired Companies.  There are no material unfair labor practice complaints pending or, to the Company’s knowledge, threatened against any of the Acquired Companies before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Service Providers.

(f)The Acquired Companies are, and have been since January 1, 2012, in compliance with WARN and has no liabilities or other obligations thereunder.

(g)None of the Acquired Companies has taken any action that would reasonably be expected to cause the Parent, Surviving Corporation or any of their respective Affiliates to have any liability or other obligation following the Closing Date under WARN.

Section 3.21.  Employee Benefits.  (a) Section 3.21(a) of the Company Disclosure Schedule sets forth each Employee Plan.  Prior to the date hereof, Purchaser has been furnished a true and complete copy of each Employee Plan (or description, if such plan is not written) and all amendments thereto and, as applicable, (i) all related trust agreements, insurance Contracts or other funding arrangements and amendments thereto, (ii) the current prospectus or summary plan description and all summaries of material modifications, (iii) the most recent annual report (Form 5500 including audited financial statements and, if applicable, Schedule B thereto) and actuarial valuation report prepared in connection therewith and (iv) the most recent determination or opinion letter from the Internal Revenue Service relating thereto.

(b)None of the Acquired Companies nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to, any plan subject to Title IV of ERISA, including any Multiemployer Plan.

(c)With respect to any Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

caused or would reasonably be expected to cause any of the Acquired Companies to incur any material liability under ERISA or the Code.

(d)None of the Acquired Companies has any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including COBRA).

(e)Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired and, to the Company’s knowledge, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation.  Each trust created under any such Employee Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.

(f)Each Employee Plan (including the Company Stock Plan and all awards thereunder) comply, and have been operated in compliance, in all material respects with the requirements of Section 409A of the Code.

(g)None of the Acquired Companies has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any tax incurred by such Service Provider, including under Section 409A or 4999 of the Code.

(h)Each Employee Plan has been maintained in all material respects in compliance with its terms and all Applicable Law, including ERISA and the Code.

(i)No action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) is pending against or involves or, to the Company’s knowledge, is threatened against or threatened to involve, any Employee Plan before any court or arbitrator or any Governmental Authority, including the IRS, the Department of Labor or the PBGC.

(j)There has been no amendment to, written interpretation of or announcement (whether or not written) by any of the Acquired Companies or any of their Affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would materially increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(k)Except as set forth on Section 3.21(k) of the Company Disclosure Schedule, no Employee Plan, individually or collectively, would reasonably be expected to result in the payment of any amount that would not be deductible under Section 280G of the Code.

(l)Except as set forth on Section 3.21(l) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) enhance any benefits or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan or (iii) limit or restrict the right of the Acquired Companies or, after the Closing, Parent, the Surviving Corporation or any of their respective Affiliates, to merge, amend or terminate any Employee Plan.

Section 3.22.  Affiliate Transactions. (a)  Other than this Agreement, the other Transaction Documents and ordinary course agreements incident to the employment of any Stockholder by the Acquired Companies, none of the Equityholders and none of the members, directors, officers, employees, Affiliates or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act (other than any of the Acquired Companies) (i) is, or has in the past three years been, involved, directly or indirectly, in any material business arrangement or other material relationship with any of the Acquired Companies (whether written or oral) (other than director, officer or employment relationships or as an equity holder of the Company), (ii) directly or indirectly owns, or otherwise has any right, title or interest in, to or under, any material property or right, tangible or intangible, that is used by any of the Acquired Companies (other than shares of the Company Stock, Company Warrants and Company Stock Options), (iii) licenses Intellectual Property (either to or from any of the Acquired Companies), (iv) has any material obligations to any of the Acquired Companies, including to purchase or sell any material tangible or intangible asset, (v) is the beneficiary of any management or other fees paid by any of the Acquired Companies, (vi) is indebted to or, in the past three years, has borrowed money from or lent money to, or is a guarantor or indemnitor of any Acquired Company (other than any such indebtedness, guarantee or indemnity that will be discharged or extinguished at or prior to Closing), or (vii) is providing, or has in the past three years provided, or been engaged to provide, any material services to any of the Acquired Companies (other than in his or her capacity as a director, officer or employee of the Acquired Companies) (any Contract related to the arrangements described in clauses (i) through (vii) hereof, including any such agreements listed (or required to be listed) on Section 3.22(a) of the Company Disclosure Schedule, an “Affiliate Contract”).  For the avoidance of doubt, Affiliate Contracts include any “management rights” letters to which any Acquired Company is a party.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)Except as expressly set forth on Section 3.22(b) of the Company Disclosure Schedule, all of the Contracts set forth (or required to be set forth) on Section 3.22(a) of the Company Disclosure Schedule shall be completed, satisfied or terminated at or prior to the Effective Time, in each case without any Liability to any Acquired Company at or after the Effective Time.

Section 3.23. Network Operations.  (a) Overall Network.  The network of the Acquired Companies is in good working condition and is without any material defects or defects necessary to operating the business of the Acquired Companies as operated by the Acquired Companies.  Section 3.23(a) of the Company Disclosure Schedule sets forth for the Acquired Companies’ current operations, a true and complete list of all outage details reasonably applicable to material incidents for the 16-month period ending April 30, 2016, including any incidents in each market where the Acquired Companies failed to meet applicable “Service Level Agreements” under any Material Contract.

(b)Fiber Network.  The description of the Fiber comprising the Acquired Companies’ Fiber networks and the list of equipment and the location thereof used by the Acquired Companies to “light” such Fiber set forth in Section 3.23(b) of the Company Disclosure Schedule including in any .KMZ file referenced on such Section of the Company Disclosure Schedule and delivered in connection with execution of this Agreement) is true and complete in all material respects (subject to additional Fiber and equipment acquired after the date hereof in the ordinary course of business consistent with past practice and in compliance with the terms of this Agreement).

(c)Network Performance.  Section 3.23(c) of the Company Disclosure Schedule sets forth a true and complete list of network availability statistics related to the network of the Acquired Companies performing services for the Acquired Company’s Top Customers.  The network of the Acquired Companies, including the Ethernet Virtual Connection provided thereby, provides sufficient functionality such that the Acquired Companies meet in all material respects the performance criteria defined in the “Service Level Agreements” with the customers of the Acquired Companies.

(d)Microwave Network.  Section 3.23(d) of the Company Disclosure Schedule sets forth a true and complete list of all sites operated by the Acquired Companies as part of their microwave network.  Each such microwave site operated by the Acquired Companies includes one or more licensed microwave transmit/receive facilities.

(e)Maintenance.  The Acquired Companies have good and valid title to or otherwise have the right to use, and adequate rights of access to, all items and equipment used to operate and maintain the network of the Acquired Companies and such items and equipment are in good

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

operating condition and repair, free from all material defects, subject only to normal wear and tear.

(f)Access.  The Acquired Companies have adequate rights of access to the buildings and other property served by their Fiber facilities and microwave facilities that are consistent with reasonable industry standards.

(g)Field Service Technicians.  All field service technicians employed or engaged by the Acquired Companies are reasonably qualified to perform maintenance services in the markets where the Acquired Companies employs or engages them to provide services.

(h)Network Monitoring Capabilities.  The Acquired Companies have provisioned and maintain remote monitoring tools capable of capturing hourly and/or daily performance data with respect to the entirety of the Acquired Companies’ network.  Such remote monitoring tools enable the Acquired Companies to create monthly reports as per customer specifications.

(i)Tower Leases.  Section 3.23(i) of the Company Disclosure Schedule sets forth a true and complete list of the cell tower sites where the Acquired Companies lease or license space, which list includes the location of the cell tower and the identity of the lessor or licensor.  The Acquired Companies have a good and valid leasehold interest in or license to the leased or licensed, as applicable, space at each of such tower sites.

Section 3.24.  Exclusivity of Representations.  The representations and warranties made by the Company in this Agreement are the exclusive representations and warranties made by the Company in connection with the transactions contemplated by this Agreement or the Transaction Documents.  The Company hereby disclaims any other express or implied representations or warranties, including regarding any pro forma financial information, financial projections or other forward-looking statements provided by or on behalf of the Company.

Article 4
Representations and Warranties of Parent, Purchaser and Merger Sub

Subject to Section 12.03, except as disclosed in the reports, schedules, forms, statements and other documents filed by Parent with the Securities and Exchange Commission, and publicly available subsequent to January 1, 2014 and prior to the date of this Agreement (excluding any information contained in any part of any such report, schedule, form statement or other document in any section entitled “Risk Factors” or set forth in any “Forward Looking Statements” disclaimer), each of Parent, Purchaser and Merger Sub represents and warrants to the Company as of the date hereof and as of the Closing Date that:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 4.01.  Existence and Power.  Each of Parent, Purchaser and Merger Sub is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all corporate or other organizational power and authority required to own or lease its properties and to conduct its business as now conducted, except where the failure to have such power and authority would not have a Parent Material Adverse Effect. Each of Parent, Purchaser and Merger Sub is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  Merger Sub was formed on June 16, 2016, for the sole purpose of effecting the transactions contemplated by this Agreement and the other Transaction Documents, and has had no assets or operations and has not conducted any business other than immaterial business conducted in connection with the maintenance of Merger Sub’s existence, performance of this Agreement and matters incidental thereto.  Each of Parent, Purchaser and Merger Sub has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to be so licensed would not have a Parent Material Adverse Effect.

Section 4.02.  Authorization.  The execution, delivery of, and performance by each of Parent, Purchaser and Merger Sub of their respective obligations under, this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation by Parent, Purchaser and Merger Sub of the transactions contemplated hereby and thereby, are within the corporate powers of each of Parent, Purchaser and Merger Sub, and except for the adoption of this Agreement by Purchaser in its capacity as the sole stockholder of Merger Sub, have been duly authorized by all necessary corporate action on the part of each of Parent, Purchaser and Merger Sub.  This Agreement has been, and each of the other Transaction Documents to which Parent, Purchaser or Merger Sub is or will be a party will be at or prior to the Effective Time, duly executed and delivered by each of Parent, Purchaser and Merger Sub to the extent a party thereto and, assuming due authorization, execution and deliver by the other parties thereto, constitutes (or will constitute) the valid and binding agreement of each of Parent, Purchaser and Merger Sub, as applicable, enforceable against Parent, Purchaser and Merger Sub, respectively, in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).  Except for the adoption of this Agreement by Purchaser in its capacity as the sole stockholder of Merger Sub, no votes, approvals or consents of the holders of any of Parent’s, Purchaser’s or Merger Sub’s capital stock (other than any that have been obtained prior to the date hereof or that will be obtained immediately after execution of this Agreement) are necessary in connection with execution and delivery of, or the performance by Parent, Purchaser or Merger Sub of their respective obligations under, this Agreement and the Transaction Documents or the consummation by Parent, Purchaser or Merger Sub of the transactions contemplated hereby or thereby (other than the filing and recordation of the Certificate of Merger and such other documents as required by the DGCL).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by each of Parent, Purchaser and Merger Sub of this Agreement and the Transaction Documents to which it is a party and the consummation by each of Parent, Purchaser and Merger Sub of the transactions contemplated hereby and, to the extent applicable, thereby require no consent, approval, authorization or permit of, or filing with or notification to, or other action in respect of, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with Section 2.01(d) and the DGCL; (ii) compliance with any applicable requirements of the HSR Act; (iii) the filings in respect of the Required Governmental Approvals, and receipt of the consents, approvals, waivers, licenses and authorizations contemplated thereby; (iv) any consent, approval, authorization or permit required to be obtained solely by reason of any Equityholder’s or any Acquired Company’s (as opposed to any other third party’s) participation in the transactions contemplated by this Agreement or any Transaction Document and (v) any actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.04.  Noncontravention.  The execution, delivery and performance by each of Parent, Purchaser and Merger Sub of this Agreement and the Transaction Documents to which it is a party and the consummation by Parent, Purchaser and Merger Sub of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of any Governing Document of Parent, Purchaser or Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.03, violate any Applicable Law, (iii) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Parent or any of its Subsidiaries, or (iv) require any consent from or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, cancellation or acceleration of, any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or such Subsidiary is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries with only such exceptions, in the case of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.05.  Financing; Parent Common Stock.  Parent has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the aggregate Per Share Closing Cash Consideration, the aggregate Per Share Series A Liquidation Preference, the aggregate Per Share Series B Liquidation Preference, any Underpayment Amount and any Earn-Out Payments, in each case, if and when due and to perform its obligations pursuant to the Agreement in accordance with the terms and conditions contained herein. When issued in accordance with the terms hereof, the shares of Parent Common Stock to be delivered at Closing will be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free and clear of all Liens (other than Liens imposed by Applicable Law or as expressly contemplated hereby), and (iii) free and clear of any restrictions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or limitations on transfer (other than Liens imposed by Applicable Law or as expressly contemplated hereby).

Section 4.06.  Litigation.  As of the date of this Agreement, (i) there is no Action pending against, or to the knowledge of Purchaser, threatened against Parent, Purchaser or Merger Sub before any Governmental Authority or arbitrator as of the date of this Agreement that, if determined or resolved adversely in accordance with the plaintiff’s demands, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (ii) seeks to prevent, enjoin or materially delay the consummation by Parent, Purchaser or Merger Sub of the transactions contemplated by, or the performance by Parent, Purchaser or Merger Sub of their respective obligations under, this Agreement and the other Transaction Documents, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  As of the date hereof, none of Parent, Purchaser or Merger Sub is subject to any Order of any Governmental Authority that is or would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.07.  Finders’ Fees.  Other than J.P. Morgan Chase & Co. and Stephens Inc., no investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Transaction Documents by reason of any action taken by any of Parent, Purchaser or Merger Sub prior to the Effective Time.

Section 4.08.  Investment Purpose.  Purchaser will be acquiring the shares of Company Stock for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal, state or provincial securities laws.

Section 4.09.  Exclusivity of Representations.  The representations and warranties made by Parent, Purchaser and Merger Sub in this Agreement and the other Transaction Documents are the exclusive representations and warranties made by Parent, Purchaser and Merger Sub in connection with the transactions contemplated by this Agreement or the other Transaction Documents.  Each of Parent, Purchaser and Merger Sub hereby disclaims any other express or implied representations or warranties.

Section 4.10.  SEC Filings.  The Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date of filing.  The Parent SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 5
Covenants of the Company

Section 5.01.  Conduct of the Acquired Companies.  (a) From the date hereof until the Closing Date, except as set forth in Section 5.01 of the Company Disclosure Schedule, as otherwise expressly required by this Agreement or any other Transaction Document, as required by Applicable Law or consented to by Purchaser in writing (which consent shall not be unreasonably withheld or delayed), the Company shall and shall cause its Subsidiaries to conduct its business in the ordinary course consistent with past practice and use their commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all Permits, (iii) keep available the services of its directors, officers and employees, (iv) maintain satisfactory relationships with its customers, lenders, suppliers, lessors, providers of IRUs and others having material business relationships with it, (v) manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice, and (vi) continue to make capital expenditures consistent with the Capex Budget.

(b)Without limiting the generality of the foregoing, except as set forth in Section 5.01(b) of the Company Disclosure Schedule, as otherwise expressly required by this Agreement or any other Transaction Document, as required by Applicable Law or consented to by Purchaser in writing (which consent shall not be unreasonably withheld or delayed), the Company shall not and shall cause its Subsidiaries not to:

(i)adopt or propose any change to, or amend or otherwise alter, its Governing Documents (whether by merger, consolidation or otherwise);

(ii)split, combine or reclassify any shares of capital stock, equity interests, voting securities or other ownership interests of any Acquired Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property or any combination thereof) in respect of any Company Securities or Subsidiary Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any Subsidiary Securities;

(iii)(A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Subsidiary Securities (other than in connection with the exercise of a Company Stock Option or Company Warrant, in each case, issued and outstanding prior to the date hereof) or (B) amend any term of any Company Security or any Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(iv)incur any capital expenditures or any obligations or Liabilities in respect thereof, except for (A) those contemplated by the Capex Budget and (B) any unbudgeted capital expenditures not to exceed $100,000 individually or $500,000 in the aggregate;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(v)(A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, properties or businesses that exceed $500,000 individually or $1,000,000 in the aggregate, other than construction materials, supplies and equipment in the ordinary course of business of the Acquired Companies in a manner that is consistent with past practice or (B) acquire any real property;

(vi)sell, lease, license or otherwise transfer or dispose of, or abandon or allow to lapse, or create or incur any Lien (other than Permitted Liens) on, any of the Acquired Company’s assets, securities, properties, interests or businesses, other than sales of inventory, sales or abandonment of obsolete equipment or leases or grants of IRUs in dark fiber, in each case, in the ordinary course of business consistent with past practice;

(vii)sell, lease, license or otherwise transfer or dispose of, or abandon or permit to lapse, fail to take any action reasonably expected to be necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any material Owned Intellectual Property Right or Licensed Intellectual Property Right;

(viii)make any loans, advances or capital contributions to, or investments in, any other Person other than in other wholly owned Acquired Companies;

(ix)create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness other than Indebtedness of up to $500,000 in the aggregate;

(x)(A) enter into, or amend or modify in any material respect, or terminate, any Material Contract or any Contract that would have been a Material Contract if such Contract were in effect, as so amended or modified, as of the date of this Agreement, or (B) otherwise waive, release or assign any material rights, claims or benefits of the Acquired Companies under any such Contract, in each case, other than in the ordinary course of business consistent with past practice; provided that any Material Contract or any other such Contract entered into, or any amendment or modification thereof, shall not be, or contain any terms, of the type described in Section 3.10(a)(xii), Section 3.10(a)(xiii) or Section 3.10(a)(xix);

(xi)except as required by Applicable Law or the terms of any Employee Plan as in effect on the date hereof (A) grant or increase any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, deferred compensation, change in control or severance agreement with, any current or former Service Provider or increase benefits payable under any existing severance or termination pay policies or employment or consulting agreements, other than payments of severance or termination payable to any employee below the level of Vice President in connection with the termination of such employee’s employment for any reason other than for cause (as determined by the Company in its

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonable discretion); provided that (1) such severance shall not exceed three months of such employee’s then-current base salary furnished pursuant to Section 3.20(a) and (2) shall be paid prior to the Closing Date and the Company shall obtain from any such employee a release of claims prior to making such payment, (B) establish, adopt, enter into or amend any Employee Plan or Collective Bargaining Agreement, other than routine amendments to health and welfare plans relating to open enrollments that do not result in materially increased administrative costs, (C) increase the compensation, bonus or other benefits payable or provided to any current or former Service Provider, other than to increase salary or wages for employees below the level of Vice President by not more than 3.0% in the aggregate and by not more than 5.0% per employee in the ordinary course consistent with past practice and the Company’s 2016 annual budget provided to Purchaser prior to the date hereof; provided that Purchaser will be consulted regarding any such increase before such increase is communicated to such Service Provider; (D) (x) hire any employees other than to fill vacancies arising due to terminations of employment of employees with annual salaries less than $100,000; provided that Purchaser will be consulted regarding any such hires prior to an offer being extended, or (y) terminate the employment of any employee with annual salary in excess of $100,000 (other than for cause or for performance reasons); or (E) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider;

(xii)change any of the Acquired Companies’ methods of accounting, except as required by concurrent changes in GAAP, as agreed to by their independent public accountants;

(xiii)settle or compromise, or offer or propose to settle or compromise, (A) any Action involving or against any of the Acquired Companies or (B) any Action that relates to the transactions contemplated hereby;

(xiv)make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Returns or file claims for material Tax refunds, enter any closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or, if it would have the effect of increasing the Tax liability or reducing any Tax Asset of any of the Acquired Companies, Purchaser or any Affiliate of Purchaser, or take any other action outside of the ordinary course of business; or

(xv)agree, resolve or commit to do any of the foregoing.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5.02.  Access to Information.  From the date hereof until the Closing Date, the Company shall, and the Company shall cause its Subsidiaries to, (i) upon reasonable advance notice, give Purchaser and its Affiliates and their respective directors, officers, employees, counsel, financial advisors, auditors and other authorized representatives (such Persons, “Representatives”) reasonable access to the offices, properties, books and records of the Acquired Companies, (ii) furnish to Purchaser and its Affiliates and their respective Representatives such financial, operating and human resources data and other information relating to the Acquired Companies as such Persons may reasonably request, including as it relates to facilitating their determination of whether any property or asset of the Acquired Companies is REIT Qualifying Property, and (iii) instruct the Representatives of the Acquired Companies to cooperate with Purchaser and its Affiliates and their respective Representatives in their investigation of the Acquired Companies.  Any request for data or other information, any request for access or cooperation or any investigation pursuant to this Section 5.02 shall be made or conducted in such manner as not to (i) interfere unreasonably with the conduct of the business of the Acquired Companies, (ii) result in the loss or reduction of any attorney-client privilege of the Acquired Companies, (iii) violate any confidentiality agreement prohibiting the disclosure thereof or (iii) violate any Applicable Law; provided that Parent, Purchaser, Merger Sub and the Acquired Companies shall cooperate in good faith to develop substitute arrangements, to the extent reasonably possible, that do not result in the loss or reduction of such privilege, breach of such agreement or violation of such Applicable Law.  No investigation by Purchaser, its Affiliates or any of their respective Representatives or other information received by Purchaser, its Affiliates or any of their respective Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company hereunder.  Nothing in this Section 5.02 shall entitle Parent, Purchaser, Merger Sub or any of their respective Affiliates or Representatives to contact any third party doing business with the Acquired Companies or access the offices, properties, books or records of any such third party other than in the ordinary course of Parent’s and its Subsidiaries’ business consistent with past practice and not in connection with the transactions contemplated by this Agreement.

Section 5.03.  Written Consent; Information Statement; Sale of the Company.  The Company shall use its commercially reasonable efforts to obtain a duly executed counterpart to the Written Consent and Support Agreement from each Equityholder as expeditiously as possible after the execution and delivery hereof, and the Company shall promptly deliver such executed documents to Purchaser.  The materials submitted to such holders in connection with soliciting the Written Consent and Support Agreement shall include the unanimous recommendation of the Company’s Board of Directors that such holders vote their shares of Company Stock in favor of the adoption of this Agreement, the Merger and the transactions contemplated hereby.  If any Equityholder does not sign the Written Consent and Support Agreement by 12:00 noon, New York time, on the Business Day following the date hereof, then promptly thereafter (but in any event no later than ten days after the receipt by the Company of the Required Stockholder Vote), the Company shall prepare and deliver to each such Equityholder an information statement (the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Information Statement”) containing notice of the receipt of the Required Stockholder Vote and such other information as may be required to be included therein by Sections 228(e) and 262 of DGCL.  The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement thereto before they are mailed to the Equityholders, and the Company shall consider in good faith all comments of Purchaser and its counsel in connection therewith; provided, however, that Purchaser shall in no way be responsible for any of the content of the Information Statement.

Section 5.04.  Takeover Statutes.  If any “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover law is or may become applicable to this Agreement or the transactions contemplated hereby, the Company and its Board of Directors shall grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 5.05.  Affiliate Contracts.  The Company shall, and shall cause its Subsidiaries to, terminate, or cause to be terminated, all Affiliate Contracts (other than those set forth on Section 3.22(b) of the Company Disclosure Schedule) at or prior to Closing with no further Liability or obligation, directly or indirectly, of any kind thereunder on the part of any of the Acquired Companies.  Prior to the Effective Time, the Company shall cause each of its Affiliates (other than the Acquired Companies) to be removed as named insureds on the Company Insurance Policies.

Section 5.06.  Resignations.  At least four Business Days prior to the Closing Date, the Company shall deliver to Purchaser a true and complete list of the directors, officers, limited liability company managers (if the manager is not the Company) and other Persons holding titles of similar important for each of the Acquired Companies.  At or prior to Closing, the Company shall deliver to Purchaser the resignations of each such director, officer, limited liability company manager or other Person requested by Purchaser from their positions with the Acquired Companies effective as of the Effective Time, which resignations shall include a full release from each such Person of all claims that such Person may have against any Acquired Company or Parent, Purchaser or Merger Sub (in form and substance reasonably satisfactory to Purchaser).

Section 5.07.  Payoff Letters.  No later than three Business Days prior to the Closing Date, the Company shall deliver to Purchaser payoff letters with respect to any Indebtedness for borrowed money of any Acquired Company outstanding as of immediately prior to the Effective Time, including pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of December 3, 2014, by and among the Company, Comerica Bank, as the administrative agent, and the lenders party thereto and excluding, for clarity, the Capitalized Leases, in each case to be provided by the administrative agent, if applicable, or lenders or

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

creditors in respect thereof, dated within a reasonable time prior to the Closing Date, which shall, in each case, (a) set forth the aggregate amounts arising under or owing or payable thereunder and in connection therewith on the Closing Date and (b) acknowledge and agree that, upon payment of such aggregate amounts on the Closing Date, the Acquired Companies shall have paid in full all amounts arising under or owing or payable on the Closing Date thereunder and in connection therewith, and all Liens related to such Indebtedness shall be released, each in form and substance reasonably satisfactory to Purchaser (the “Payoff Letters”).  Without limiting the foregoing, the Company shall, and shall cause each other Acquired Company to, cooperate with and take all actions reasonably requested by Purchaser in order to facilitate the termination and payoff of all of the Indebtedness of the Acquired Companies (and related release of Liens) at the Closing.

Section 5.08.  REIT Qualifying Property.  Prior to the Closing Date, the Company shall, and shall cause the other Acquired Companies to, cooperate with Parent and Purchaser to (a) identify all REIT Qualifying Property and (b) effectuate at or in connection with, and conditioned on, the Closing (and, to the extent reasonably necessary, execute such amendments to this Agreement to provide for) such transactions as are necessary to permit Purchaser or the Surviving Corporation or any of its Subsidiaries to incur indebtedness, at or after the Closing, that is secured by the REIT Qualifying Property; provided that (i) such cooperation shall not interfere unreasonably with the conduct of the business of the Acquired Companies and (ii) the Acquired Companies shall have no responsibility for, nor any liability with respect to, the determination of whether any property is REIT Qualifying Property.

Section 5.09.  Financial Information.  (a) As soon as reasonably practicable and no later than 40 days after the end of the applicable fiscal quarter (even if such delivery date occurs after the Closing Date), the Company shall deliver unaudited consolidated financial statements for any interim quarterly period or periods ended after the date of the Audited Financial Statements and on or prior to the Closing Date, together with interim financial statements for the same period in the prior year, which interim financial statements shall be prepared in accordance with GAAP on the same basis as the Audited Financial Statements and shall have been reviewed by the Acquired Companies’ independent auditors using professional standards and procedures for conducting such reviews as required by Rule 10-01 of Regulation S-X for interim financial statements filed in a periodic report with the Securities and Exchange Commission.  The interim financial statements described in the two preceding sentences are the “Required Interim Financial Statements”.  In addition, if the Closing Date does not coincide with the last day of a fiscal quarter, the Company shall deliver, or cause to be delivered, within 40 days after the end of the fiscal quarter in which the Closing Date occurs, any such financial information in it or its Affiliates’ possession for the portion of such fiscal quarter ending on the Closing Date that is reasonably requested by Purchaser for purposes of preparing pro forma financial statements (which financial information need not be reviewed as set forth above).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)Prior to the Closing, the Company shall use its commercially reasonable efforts to cooperate with Parent and Purchaser in connection with their compliance with the federal securities laws or in connection with any financing that Parent or Purchaser intends to consummate, including (i) furnishing financial and other pertinent information relating to the Acquired Companies to the extent reasonably requested by Parent or Purchaser to assist in preparation of customary offering or information documents to be used for the completion of any such financing, (ii) participating in a reasonable number of meetings due diligence sessions, drafting sessions (including accounting due diligence sessions) and sessions with rating agencies in connection with any financing and cooperating reasonably with the any financing provider’s due diligence, (iii) assisting with the preparation of (A) any customary offering documents or memoranda, bank information memoranda, prospectuses and similar documents and (B) materials for rating agency presentations and bank information memoranda and similar documents required in connection with any financing, (iv) using commercially reasonable efforts to cause its independent auditors to provide accountants’ comfort letters and consents of accountants for use of their reports in connection with any filings required to be made by Parent or Purchaser pursuant to the Securities Act of 1933 or the Exchange Act, where the Audited Financial Statements are included or incorporated by reference and to participate in due diligence sessions, (v) facilitating the obtaining of guarantees, pledging of collateral and executing and delivering customary pledge and security documents or other definitive financing documents and other certificates and documents as may be reasonably requested by Parent or Purchaser, consistent with the terms of this Agreement, to obtain and perfect security interests in assets of the Acquired Companies that are intended to constitute collateral securing Parent’s or Purchaser’s secured credit facility; provided that any obligations contained in all such agreements and documents shall be executed and effective no earlier than the Closing, and (vi) providing authorization letters authorizing the distribution of information to prospective lenders or investors and containing a representation that the public side versions of such documents, if any, do not include material non-public information about the Acquired Companies or securities; provided, however, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Acquired Companies.  None of the Acquired Companies shall be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than documented and reasonable out-of-pocket costs) or incur any other liability or provide or agree to provide any indemnity in connection with any financing or any of the foregoing prior to the Closing.  Parent shall, promptly upon request by the Acquired Companies, reimburse the Acquired Companies for all documented and reasonable out-of-pocket costs incurred by the Acquired Companies in connection with this Section 5.09.  The Acquired Companies hereby consents to the reasonable use of the Acquired Companies’ logos in connection with any financing.  Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by any of the Acquired Companies in connection with such cooperation and shall indemnify and hold harmless the Acquired Companies and their respective Affiliates and Representatives from and against any and all Damages suffered or incurred by any of them in connection with the arrangement of the financing contemplated by this Section 5.09(b) and any information used in connection therewith the provision of such cooperation pursuant to this Section 5.09, except with respect to any information provided by or on behalf of any of the Acquired Companies or Equityholders.

Section 5.10.  280G Waiver and Shareholder Approval.  To the extent that (i) any current or former Service Provider would be entitled to any payment or benefit in connection with the transactions contemplated by this Agreement and (ii) such payment or benefit would potentially constitute a “parachute payment” under Section 280G of the Code, the Company shall, prior to Closing:

(a)use its commercially reasonable efforts to obtain a binding written waiver by such Service Provider of any portion of such parachute payment that exceeds 2.99 times of such Service Provider’s “base amount” within the meaning of Section 280G(b)(3) of the Code (collectively, the “Excess Parachute Payments”) to the extent such excess is not subsequently approved pursuant to a shareholder vote in accordance with the requirements of Section 280G(b)(5)(B) of the Code (the “280G Shareholder Approval Requirements”);

(b)use its commercially reasonable efforts to obtain a shareholder approval that satisfies the 280G Shareholder Approval Requirements in respect of the Excess Parachute Payments payable to all such Service Providers;

(c)provide to all applicable Persons all required disclosure under Section 280G(b)(5)(B)(ii) of the Code and provide Parent and its counsel a reasonable opportunity to review and comment on such disclosure before it is distributed to such Persons; and

(d)hold a vote in a manner that is intended to satisfy the 280G Shareholder Approval Requirements.

Section 5.11.  Exclusivity.  From the date hereof until the earlier of the Effective Time and the End Date, except for the transactions contemplated by this Agreement, the Company and the Equityholders shall not, and each shall cause their respective Affiliates and Representatives not to, directly or indirectly, solicit, encourage, initiate, enter into any Contract, or encourage or entertain the submission of any proposal or offer from any Person relating to the direct or indirect acquisition of any of the Acquired Companies’ equity or any Company Stock or all or any material portion of the capital stock or other equity interests or assets of the Company (other than the acquisition of inventory in the ordinary course of business), whether in an acquisition structured as a merger, consolidation, exchange, sale of assets, sale of stock, or otherwise, or participate in any discussions or negotiations regarding, furnishing any information with respect to, assisting or participating in, or knowingly facilitating in any other manner any effort or attempt by any Person to do or seek any of the foregoing.  The Company shall, and shall cause

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

its Affiliates and Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Parent, Purchaser and Merger Sub) conducted heretofore with respect to any of the matters addressed in Section 5.11.  In the event that any Equityholder or Acquired Company receives or becomes aware of an unsolicited proposal regarding any of the matters addressed in this Section 5.11, such Person shall promptly provide Purchaser with notice of, and all information relating to, the same.

Article 6
Tax Matters

Section 6.01.  Tax Matters.  (a) Parent shall cause all Transfer Taxes to be remitted to the appropriate Taxing Authority when due, and shall cause all necessary Tax Returns to be filed with respect to all such Taxes, and, if required by Applicable Law, the Equityholders will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns.  One half of all Transfer Taxes shall be borne by Parent, and the other half shall be borne by the Equityholders.

(b)(i)Parent shall cause to be prepared, and Parent agrees to promptly cause the Surviving Corporation to file, all U.S. federal and state income Tax Returns for the Acquired Companies that solely relate to a Pre-Closing Tax Period and are filed after the Closing Date.  All costs and expenses of preparing and filing such Tax Returns shall be borne by the Equityholders’ Representative (on behalf of the Equityholders). Parent shall (1) provide the Equityholders’ Representative with a copy of each such Tax Return at least 35 calendar days prior to the earlier of (x) the date such Tax Return is filed and (y) the due date for filing such return (taking into account any extensions thereof) and (2) promptly deliver such additional information regarding such Tax Return as may be reasonably be requested by the Equityholders’ Representative.  Parent shall incorporate any reasonable revisions to such Tax Returns as are requested by the Equityholders’ Representative, provided that such revisions are requested no more than 30 days after such Tax Return is delivered to the Equityholders’ Representative.

(ii)Parent shall prepare or cause to be prepared and cause to be filed all Tax Returns of the Acquired Companies required to be filed following the Closing Date.  To the extent that any such Tax Return includes a Pre-Closing Tax Period, and could reasonably be expected to give rise to an indemnity claim by any Parent Indemnified party under this Agreement, Parent shall (A) provide the Equityholders’ Representative with a copy of each such draft Tax Return at least 35 calendar days prior to the earlier of (x) the date such Tax Return is filed and (y) the due date for filing such return (taking into account any extensions thereof) and (B) promptly deliver such additional information regarding such Tax Return as may reasonably be requested by the Equityholders’ Representative.  Parent shall incorporate any reasonable revisions to such

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Tax Returns as are requested by the Equityholders’ Representative, to the extent such revisions relate to the Pre-Closing Tax Period and provided that such revisions are requested no more than 30 days after such Tax Return is delivered to the Equityholders’ Representative.  Any Covered Taxes for any Tax Period with respect to which such Tax Returns were filed shall be borne by the Equityholders as provided in Article 10.  To the extent permitted under Applicable Law, Parent and the Equityholders agree to cause the Acquired Companies to file all Tax Returns for the periods including the Closing Date on the basis that the relevant Tax period ended on the Closing Date.

(iii)Parent shall not, and shall not cause any of the Acquired Companies to, (A) amend any Tax Returns of any of the Acquired Companies with respect to any Pre-Closing Tax Period, or (B) make any Tax election in respect of any of the Acquired Companies that has retroactive effect to any Tax Return for a Pre-Closing Tax Period, in each such case, except (1) as permitted in paragraph (ii) of this Section 6.01(b), (2) if such action would have no effect on the liability of the Equityholders to indemnify Parent Indemnified Parties hereunder, or (3) with the prior written consent of the Equityholders’ Representative (which shall not be unreasonably withheld, delayed, or conditioned).

(c)Parent and the Equityholders and their respective Affiliates shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit or other proceeding with respect to Taxes of any of the Acquired Companies.  Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and within such party’s possession or obtainable without material cost or expense, and making employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d)For purposes of the determination of Covered Taxes in respect of a Straddle Tax Period, (x) in the case of any Taxes other than escheat, gross receipts, sales or use Taxes and Taxes based upon or related to income, Covered Taxes shall be deemed to include the amount of such Tax for the entire Straddle Tax Period multiplied by a fraction the numerator of which is the number of days in the Straddle Tax Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Tax Period, and (y) in the case of any Tax based upon or related to income and any escheat, gross receipts, sales or use Tax, the definition of Covered Taxes shall be deemed to include the amount that would be payable if the relevant Straddle Tax Period ended on and included the Closing Date.  The amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated Tax rates, exemption amounts, etc.) shall be allocated between the two portions of the Straddle Tax Period in proportion to the number of days in each portion.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)Any refund of a Covered Tax received by Parent or Acquired Companies, or any credit for an overpayment of any Covered Tax used to offset Tax liability of Parent or the Acquired Companies, shall be for the account of Equityholders, and Parent shall pay over to the Payments Administrator (for further distribution to the Equityholders) any such refund, or the amount of any such credit (net of any out of pocket expenses incurred by Parent or the Acquired Companies in obtaining such refund or credit and any Taxes of Parent or Acquired Companies attributable to such refund or credit) within 15 days after receipt or entitlement thereto.

(f)To the extent that any obligation or responsibility pursuant to Article 10 may conflict with any obligation or responsibility pursuant to this Section 6.01, the provisions of this Section 6.01 shall control.

(g)Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.01 shall survive until 60 days after the expiration of the applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

Article 7
Employee Matters

Section 7.01.  Employee Matters.  (a) For a period of one year following the Closing Date (or such shorter period of employment, as the case may be), Parent shall provide (or cause to be provided) to each Acquired Company Employee who is employed by the Acquired Companies on the Closing Date (each, a “Covered Employee”), without interruption: (i) a base salary that is no less favorable than the base salary in effect immediately prior to the Effective Time and (ii) short-term cash incentive opportunities (excluding, in each case, transaction based bonus opportunities or other extraordinary compensation arrangements under the Employee Plans) and employee benefits that are substantially comparable in the aggregate to those provided immediately prior to the Effective Time under the Employee Plans.  Prior to the Closing Date, the Company shall take all actions necessary to terminate, or cause to be terminated, effective no later than immediately prior to the Closing Date, any Employee Plan that Parent requests the Company to terminate not less than 10 days prior to the Closing Date.

(b)With respect to any employee benefit plan of Parent or any of its Subsidiaries in which any Covered Employee becomes a participant following the Closing, such employee shall receive full credit for such employee’s service with the Acquired Companies to the same extent that such service was recognized under an analogous plan of the Acquired Companies in which such Covered Employee participated as of immediately prior to the Effective Time for vesting and eligibility purposes (but not for benefit accrual purposes, except for vacation and severance, as applicable); provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)In the event that any Acquired Company Employee first becomes eligible to participate in a welfare benefit plan of Parent or any of its Subsidiaries after the Effective Time (each, a “Parent Welfare Plan”), Parent shall, or shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) waive all limitations as to preexisting conditions exclusions and all waiting periods with respect to participation and coverage requirements applicable to each Acquired Company Employee under any such Parent Welfare Plan to the same extent as such conditions and waiting periods have been waived under the applicable Employee Plans and (ii) credit each Acquired Company Employee for any co-payments, deductibles and other out-of-pocket expenses paid prior to the Closing Date under the terms of any corresponding Employee Plan in satisfying any applicable deductible, co-payment or out-of-pocket requirements for the plan year in which the Closing Date occurs under such Parent Welfare Plan.

(d)For each Covered Employee whose employment is terminated involuntarily by Parent or any of its Subsidiaries without Cause or by the Covered Employee with Good Reason within the 12-month period following the Closing Date, Parent shall pay, or cause to be paid, to each Covered Employee severance benefits, subject to a fully executed release of claims in a form reasonably determined by Parent, equal to the benefits provided on Schedule V.  The term “Cause”, as used herein, shall mean that the Covered Employee has (i) committed an act of fraud, gross negligence or willful misconduct, (ii) committed a material violation of Law materially injurious to Parent or any of its Subsidiaries or committed, without regard to the Covered Employee’s employment with respect to Parent or any of its Subsidiaries, a felony, (iii) breached any fiduciary duty to Parent or any of its Subsidiaries, or (iv) unreasonably refused to perform the services reasonably requested by Parent or any of its Subsidiaries.  The term “Good Reason”, as used herein, shall mean, with respect to any Covered Employee, the occurrence of any of the below events, and such event occurs without the Covered Employee’s consent: (i) a material diminution in the Covered Employee’s base compensation, (ii) a material diminution in the Covered Employee’s authority, duties, or responsibilities or (iii) the relocation of the Covered Employee’s primary work location of more than 50 miles; provided that, for the avoidance of doubt, the consummation of the transactions contemplated by this Agreement shall not constitute Good Reason.  In the event of any of the forgoing circumstances, the Covered Employee shall provide notice to Parent of the existence of the conditions described above within a period not to exceed 90 days of the initial existence of said condition, upon the notice of which Parent must be provided a period of at least 30 days during which it may remedy the condition.  If the condition is not remedied within those 30 days and the Covered Employee voluntarily terminates within the 12-month period following the Closing Date, then such termination of employment shall be a termination of employment with Good Reason.

(e)Nothing in this Section 7.01 shall (i) be treated as an amendment of, or undertaking to amend, any Employee Plan, (ii) prohibit Parent or any of its Subsidiaries from amending any Employee Plan, (iii) require Parent or any of its Subsidiaries to continue the employment of any

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Acquired Company Employee for any period of time or, subject to any applicable arrangement covering such employee, to provide such employee with any payments or benefits upon any termination of such employee’s employment or (iv) confer any rights or benefits on any Person other than the parties to this Agreement.

Article 8
Additional Covenants

Section 8.01.  Efforts; Further Assurances.  (a) Subject to the terms and conditions of this Agreement, each of Parent, Purchaser, Merger Sub and the Acquired Companies will use commercially reasonable efforts to take, or cause to be taken (including, in the case of the Company, by causing the other Acquired Companies to take), all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement, including (i) determining whether any action by or in respect of, or filing with, any Governmental Authority (in addition to the Required Governmental Approvals) is required in connection with the consummation of the transactions contemplated by this Agreement, (ii) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, or taking any other required action, including the filings in respect of the Required Governmental Approvals, and (iii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the Required Governmental Approvals; provided that the parties hereto understand and agree that neither Parent nor any of its Affiliates shall be obligated to (and, without Purchaser’s prior written consent, no Acquired Company shall) (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby, (B) divest, license, dispose of, transfer or otherwise hold separate (including by establishing a trust or otherwise), or take any other action (or otherwise agreeing to do any of the foregoing) with respect to, any of its, any Acquired Company’s or any of their respective Affiliates’ businesses, assets or properties, (C) litigate, challenge or take any action with respect to any Action by any Person, including any Governmental Authority or (D) agree to do any of the foregoing.  Notwithstanding the foregoing, at the written request of Purchaser, the Company shall, and shall cause the other Acquired Companies to, agree to take any of the actions described in the previous sentence to the extent such action is conditioned upon the occurrence of the Closing.  Each of Parent, Purchaser, Merger Sub and the Company agree to execute and deliver, or cause to be executed and delivered (including, the case of the Company, by causing the other Acquired Companies to execute and deliver), such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

contemplated by this Agreement and the Transaction Documents.  Each of Parent, Purchaser, Merger Sub and the Company shall promptly notify the other parties hereto of any written notice from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(b)In furtherance and not in limitation of the foregoing, as promptly after the date hereof as reasonably practicable, (i) each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (ii) Purchaser shall prepare and the relevant party shall submit the filings and notices associated with the Required Governmental Approvals.  Each of Parent and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority in connection with such filing or submission.

Section 8.02.  Public Announcements; Confidentiality.  (a) The parties agree to consult with each other before issuing or making (and the Company agrees to cause the other Acquired Companies to consult with Parent, Purchaser and Merger Sub), and shall mutually agree upon the content and timing of, any press release or other public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which is or is reasonably believed to be required by Applicable Law or any listing agreement with any national securities exchange (in which case, the party proposing to issue such press release or make such public announcement shall to the extent reasonably permissible under such Applicable Law or listing agreement and reasonably practicable under the circumstances consult in good faith with the other party before issuing any such press release or making any such public announcement), will not issue any such press release or make any such public statement prior to such consultation and agreement.

(b)The terms of the Confidentiality Agreement shall continue in full force and effect up to the Effective Time in accordance with its terms (and any information shared under Section 5.02 shall be subject to the Confidentiality Agreement) and are incorporated by reference herein.  Except as required by Applicable Law or any listing agreement with any national securities exchange, each party hereto shall maintain the confidentiality of the terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby; provided, that, notwithstanding anything to the contrary in this Section 8.02(b) or in Section 8.02(c), the Equityholders’ Representative may communicate any Confidential Information with its

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Representatives and with the Equityholders, in each case on a need-to-know basis and provided that such recipients agree to comply with the confidentiality restrictions set forth herein (or confidentiality restrictions at least as restrictive) (provided that the Equityholders’ Representative shall be responsible for any such Representative’s failure to comply with such restrictions).  If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

(c)The Equityholders’ Representative acknowledges that the success of the Acquired Companies after the Effective Time depends upon the continued preservation of the confidentiality of information regarding the business, operations and affairs of the Acquired Companies (including trade secrets, confidential information and proprietary materials, which may include the following categories of information and materials: methods, procedures, computer programs and architecture, databases, customer information, lists and identities, employee lists and identities, pricing information, research, methodologies, contractual forms, and other information, whether tangible or intangible, which is not publicly available generally) (collectively, the “Confidential Information”) accessed or possessed by the Equityholders’ Representative and its Affiliates and that the preservation of the confidentiality of such information by the Acquired Companies (before the Effective Time), the Equityholders, the Equityholders’ Representative and their respective Affiliates is an essential premise of the transactions contemplated by this Agreement.  Subject to the proviso in Section 8.02(b), the Equityholders’ Representative shall hold, and shall cause its Representatives to hold, in confidence and not disclose to any other Person or use (other than (i) for or on behalf of Parent, Purchaser, Merger Sub or (ii) for the purposes of enforcing the rights of the Equityholders’ Representative or the Equityholders under this Agreement and the agreements ancillary hereto), any Confidential Information.  Notwithstanding the foregoing, any such Person may disclose Confidential Information as and to the extent required by Applicable Law, so long as the disclosing party uses commercially reasonable efforts to seek a protective order causing such information so disclosed to be kept confidential.  For the avoidance of doubt, the Confidential Information shall include the reports provided to the Equityholders’ Representative pursuant to Section 8.07.

Section 8.03.  Third-Party Notices and Consents.  Promptly following the date hereof, each of Parent, Purchaser, Merger Sub, and the Company shall cooperate with one another, and the Company shall cause the other Acquired Companies to cooperate with Parent, Purchaser and Merger Sub in determining whether any actions are required to be taken or any consents, approvals or waivers are required to be obtained from parties to any Material Contracts or other Contracts, in connection with the consummation of the transactions contemplated by this Agreement.  Upon Purchaser’s request, the Company shall, and shall cause the other Acquired Companies to, use commercially reasonable efforts (including by cooperating with Purchaser and its Affiliates and Representatives) in connection with the giving of notices of the transactions contemplated by this Agreement to any third parties, including pursuant to any Contracts to

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

which any of the Acquired Companies is a party.  Prior to the Effective Time, Purchaser and the Company shall use their respective commercially reasonable efforts (and the Company shall cause the other Acquired Companies to use their respective commercially reasonable efforts) to obtain any third-party consents, waivers or novations required pursuant to the terms of any Contracts that are necessary or appropriate to operate the Acquired Companies after the Closing.  Parent, Purchaser, Merger Sub and the Company shall each bear their own costs and expenses incurred in connection with obtaining any such consents; provided that in connection with obtaining any such third-party consent, waiver or novation, none of Parent, Purchaser, Merger Sub or any Acquired Company will be required to (and, without the written consent of Purchaser, no Acquired Company shall) make or agree to make more than a de minimis payment (one half of which shall be promptly reimbursed by Parent, Purchaser or Merger Sub upon notice from the Acquired Company) or accept any material conditions or obligations, including amendments to existing conditions and obligations.

Section 8.04.  Notices of Certain Events.  Each party hereto (other than the Equityholders’ Representative) shall promptly notify the other party in writing of the occurrence of any matter or event that would cause any of the conditions set forth in Section 9.01 not to be satisfied.  The Company shall promptly notify Purchaser in writing of the occurrence of any matter or event that would cause any of the conditions set forth in Section 9.02 not to be satisfied.  Each of Parent, Purchaser and Merger Sub shall promptly notify the Company in writing of the occurrence of any matter or event that would cause any of the conditions set forth in Section 9.03 not to be satisfied.  The Company shall promptly notify Purchaser of any notice or other communication from any Person asserting that such Person is entitled to compensation or consideration from any of Parent, Purchaser, Merger Sub, any Acquired Company or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or the other Transaction Documents (other than as reflected on the Allocation Schedule).  The delivery of any notice pursuant to this Section 8.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 8.05.  Books and Records.  For a period of six years after the Closing Date or such longer time as may be required by Applicable Law (i) Parent shall not, and shall cause its Affiliates not to, dispose of or destroy any of the books and records of the Acquired Companies in the possession of Parent or its Affiliates for periods prior to the Closing (the “Books and Records”) without first offering to turn over possession thereof to the Equityholders by written notice to Equityholders’ Representative at least 60 days prior to the proposed date of such disposition or destruction and (ii) upon reasonable advance notice, Parent shall, and shall cause its Affiliates to, give the Equityholders’ Representatives reasonable access, during normal business hours and without undue interruption of Parent’s or such Affiliate’s business, to all such books and records at reasonable times, and the Equityholders’ Representative shall have the right, at the Equityholders’ expense, to make copies of any such books and records, but in the case of each of clauses (i) and (ii) solely to the extent (x) reasonably required by an Equityholder

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in connection with any Tax audit or other action by a Governmental Authority with respect to such Equityholder’s ownership of Company Stock prior to the Effective Time, (y) necessary to comply with Applicable Law and (z) related to the defense of a claim made by a third Person (other than Parent or its Affiliates).  Notwithstanding anything herein to the contrary, no such access, disclosure or copying shall be permitted (i) for a purpose related to a dispute or potential dispute with Parent, the Surviving Corporation or any of their respective Affiliates, or (ii) if it would result in a loss or reduction of any attorney-client privilege, violate any confidentiality agreement or any Applicable Law; provided that, in the case of this clause (ii), Parent, Purchaser, Merger Sub and the Equityholders shall cooperate in good faith to develop substitute arrangements, to the extent reasonably possible, that do not result in the loss or reduction of such privilege, breach of such agreement or violation of such Applicable Law.

Section 8.06.  Escrow Agreement.  Each of the Equityholders’ Representative and Purchaser (or an Affiliate of Purchaser) shall execute and deliver to one another, at the Closing, the Escrow Agreement in the form attached hereto as Exhibit I (the “Escrow Agreement”).

Section 8.07.  Cooperation and Support Obligations of Parent, Purchaser and Company.

(a)The parties acknowledge and agree that a material portion of the Merger Consideration is contingent upon the Company satisfying and achieving the performance milestones described in Section 2.14.  In addition, Purchaser and Parent further acknowledge that a material condition of the consent of Equityholders to the terms of Section 2.14 is reliant upon the presumption that Parent and Purchaser will at all times after the Closing Date act in good faith with respect to the Earn-Out Payments and Parent and Purchaser will not take any action with the primary intent or purpose of (x) delaying or preventing any Earn-Out Payment from being earned or owed or (y) reducing the amount of any Earn-Out Payment.

(b)Subject to the oversight and discretion of the Boards of Directors of Parent and Purchaser, Parent and Purchaser shall provide the Company’s management team reasonable authority to participate in the management and operation of the Company’s business related to the Earn-Out Payments, including reasonably authority with respect to the business strategy, pricing, sales and marketing.

(c)After the Closing Date, Parent and Purchaser shall use commercially reasonably efforts to provide the Company with reasonable resources, liquidity and capital as may be reasonably required to enable the Company to achieve the Maximum Dark Fiber Earn-Out Amount, First Small Cell Earn-Out Amount, Maximum Second Small Cell Earn-Out Amount and the Renewal Earn-Out Amount and to allow the Company to perform its obligations pursuant to the Dark Fiber Master Contracts, in each case unless Parent determines in good faith that doing so would not be in the best interests of Parent, Purchaser and their respective shareholders.  In furtherance of the foregoing, commencing on the Closing Date and continuing

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

until December 31, 2020 (or such earlier time as the Maximum Second Small Cell Earn-Out Amount has been paid by or on behalf of Parent or Purchaser pursuant to Section 2.14), Parent and Purchaser shall not, or cause any of their respective Subsidiaries or Affiliates to, eliminate the small cell business operations of the Company unless Parent determines in good faith that doing so would be in the best interests of Parent, Purchaser and their respective shareholders.

(d)Commencing on the Closing Date and continuing until December 31, 2021 (or such earlier time as the Maximum Dark Fiber Earn-Out Amount has been paid by or on behalf of Parent or Purchaser pursuant to Section 2.14), Parent and Purchaser shall use its commercially reasonable efforts to (i) maintain records and accounts indicating the number of sites (including customer-requested substitution sites) “accepted” (as such term is defined in the applicable Dark Fiber Contract) by customers, including all sites accepted by customer prior to the Closing Date and (ii) provide such reports to the Equityholders’ Representative within 30 days following the last day of each calendar quarter.

(e)Commencing on the Closing Date and continuing until December 31, 2020 (or such earlier time as the Renewal Earn-Out Amount has been paid by or on behalf of Parent or Purchaser pursuant to Section 2.14), Parent and Purchaser shall use its commercially reasonable efforts to (i) maintain records and accounts indicating the monthly recurring revenue (as described in Section 2.14(e)) in each calendar quarter and (ii) provide such reports to the Equityholders’ Representative within 30 days following the last day of each calendar quarter.

(f)Commencing on the Closing Date and continuing until December 31, 2020 (or such earlier time as the Maximum Second Small Cell Earn-Out Amount has been paid by or on behalf of Parent or Purchaser pursuant to Section 2.14), Parent and Purchaser shall use its commercially reasonable efforts (i) to maintain records and accounts indicating the number of Small Cell Nodes “accepted” (as such term is used in the applicable Contract relating to such Small Cell Node) by Small Cell Customers from Parent or any of its Subsidiaries (including the Surviving Corporation), including all Small Cell Nodes accepted by Small Cell Customers of the Company prior to the Closing Date and (ii) to provide such report to the Equityholders’ Representative within 30 days following the last day of each calendar quarter.

(g)The Equityholders’ Representative will be entitled to review (including the right to audit) and to make copies and extracts of any supporting documentation used by Purchaser to prepare the reports required to be provided pursuant to this Section 8.07 and sufficient to allow independent verification of the calculation or determination of the Earn-Out Payments (subject to reasonable confidentiality restrictions and to providing such assurances, releases, indemnities or other agreements as Purchaser’s Representatives may customarily require in such circumstances).  Any expenses incurred in connection with an audit conducted pursuant to this Section 8.07 shall be borne by the Equityholders; provided, however, that in the event that such

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

audit identifies a discrepancy that directly increases the amount required to be paid by Purchaser by more than 5%, the cost of such audit will be borne by Parent or Purchaser.

Section 8.08.  Shelf Registration Statement.  (a) Parent shall use its commercially reasonable efforts to keep its registration statement on Form S-3 (the “Shelf Registration Statement”) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Equityholders who received Registrable Securities pursuant to Section 2.06(c) and Section 2.14(g) (each such Equityholder, a “Stock Recipient”) until the date as of which there are no Registrable Securities outstanding. Without limiting the foregoing, Parent shall file on the Closing Date a Prospectus supplement naming each such Stock Recipient (subject to receipt of information reasonably requested by Parent necessary to complete such Prospectus supplement). After the Closing Date, Parent shall file a Prospectus supplement on each date when an Earn-Out Payment is made consisting of any Parent Common Stock, to a Stock Recipient pursuant to Section 2.14(g), naming each such Stock Recipient (subject to receipt of information reasonably requested by Parent necessary to complete such Prospectus supplement).

(b)If the continued use of the Shelf Registration Statement at any time would require Parent to make an Adverse Disclosure, Parent may, upon giving at least ten days’ prior written notice of such action to the Equityholders’ Representative, suspend use of the Shelf Registration Statement (an “Unusual Shelf Suspension”); provided that Parent shall not be permitted to exercise an Unusual Shelf Suspension (i) more than two times during any 12-month period or (ii) for a period exceeding 30 days on any one occasion. In addition, Parent may, upon giving at least ten days’ prior written notice to the Equityholders’ Representative, suspend the use of the Shelf Registration Statement during the regular quarterly period during which directors and officers of Parent are not permitted to trade under the insider trading policy of Parent then in effect until the expiration of such quarterly period (a “Regular Shelf Suspension,” together with an Unusual Shelf Suspension, a “Shelf Suspension”); provided that the right of Parent to cause a Shelf Suspension shall not be applicable to holders of Registrable Securities for more than a total of 120 days during any 12-month period. In the case of a Shelf Suspension, the Stock Recipients shall suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, any Registrable Securities, upon receipt of the notice referred to above.  Parent shall immediately notify the Equityholders’ Representative upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Equityholders’ Representative such number of copies of the Prospectus as so amended or supplemented as the Equityholders’ Representative may reasonably request.  Parent shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by Parent for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)Notwithstanding anything to the contrary, none of Parent, Purchaser or any of their respective Subsidiaries or Affiliates shall have any obligation to prepare any Prospectus supplement (other than a Prospectus supplement to an existing shelf registration statement to name the Equityholders as selling shareholders), participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters.

Article 9
Conditions to Closing

Section 9.01.  Conditions to Obligations of Parent, Purchaser, Merger Sub and the Company.  The obligations of Parent, Purchaser, Merger Sub and the Company to consummate the Closing are subject to the satisfaction of the following conditions (or, to the extent permitted by Applicable Law, waiver by each of (i) Parent, on behalf of Parent, Purchaser and Merger Sub, and (ii) the Company):

(a)Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

(b)The Required Governmental Approvals shall have been obtained, or in the case of required notices, shall have been filed.

(c)No provision of any Applicable Law and no Order shall prohibit, restrain or make illegal the consummation of the transactions contemplated hereby or the Transaction Documents.

(d)The Required Stockholder Vote shall have been validly obtained under DGCL and the Company’s Governing Documents.

Section 9.02.  Conditions to Obligation of Parent, Purchaser and Merger Sub.  The obligations of Parent, Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Purchaser, on behalf of itself, Parent and Merger Sub) of the following further conditions:

(a)The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to the Closing.

(b)(i) the representations and warranties of the Company contained in Sections 3.02 and 3.05 shall be true and correct in all respects other than (A) due to changes resulting solely from the exercise of Company Warrants or Company Stock Options outstanding as of the date hereof and in accordance with their terms as of the date hereof, or (B) in de minimis respects, at and as of the Closing Date, as if made at and

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct only as of such time); (ii) the representations and warranties of the Company contained in Sections 3.01, 3.04(i), 3.06(a), 3.06(c), 3.11, 3.18 and 3.22 (in each case, disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct only as of such time); and (iii) the other representations and warranties of the Company and the Equityholders contained in this Agreement and in any certificate or other writing delivered pursuant hereto (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Closing Date as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct only as of such time), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

(c)Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d)Parent, Purchaser and Merger Sub shall have received a certificate duly executed by an executive officer of the Company certifying as to the satisfaction of the conditions set forth in Sections 9.02(a), 9.02(b) and 9.02(c).

(e)The Purchaser shall have received from the Company (i) a statement, signed by a responsible corporate officer under penalties of perjury and dated not more than 30 days prior to the Closing Date, that satisfies the requirements of Treasury Regulation Sections 1.897-2(h)(1) and 1.1445-2(b)(3) and confirms that the Company is not a “United States real property holding corporation” as defined in Section 897 of the Code; and (ii) proof that the Company has satisfied the requirements of Treasury Regulations Section 1.897-2(h)(2) by delivering to the IRS documentation in form and substance reasonably satisfactory to Purchaser.

(f)All third-party consents set forth in Section 9.02(f) of the Company Disclosure Schedule shall have been obtained in form and substance reasonably satisfactory to Purchaser, and shall remain in full force and effect.

(g)The Company shall have delivered to Purchaser copies of all the consents, approvals, waivers, licenses and authorizations associated with the Required

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Governmental Approvals and submitted by any of the Acquired Companies to the applicable Governmental Authority.

(h)The Company shall have delivered to Purchaser, at least three Business Days prior to the Closing Date, the Payoff Letters.

(i)The Equityholders’ Representative and the Escrow Agent shall have delivered to Purchaser duly executed counterparts to the Escrow Agreement.

(j)The Written Consent and Support Agreement duly executed by the Company and each of the Required Equityholders shall be in full force and effect.

(k)The Company shall have delivered to Purchaser the resignations of the directors and officers of the Acquired Companies, substantially in the form attached as Exhibit J.

(l)The Company shall have delivered to Purchaser all documents reasonably requested by Purchaser relating to the existence of the Company and the authority of the Company to execute and deliver, and perform its obligations under, this Agreement, in form and substance reasonably satisfactory to Purchaser.

(m)Purchaser shall have received, from one or more Equityholders listed on Schedule II who, taken together, will be entitled to receive at the Closing an aggregate amount of Merger Consideration in excess of $60,000,000, (i) evidence reasonably satisfactory to Parent that such Equityholders are “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities Act (including a letter from each such Equityholder’s independent certified public accountant certifying that such Equityholder is an “accredited investor”) and (ii) a Written Consent and Support Agreement duly executed by each such Equityholder.

(n)The Company shall have delivered to the Purchaser amendments duly executed by the Company and Knology, Inc., substantially in the form attached as Exhibit K-1, Exhibit K-2 and Exhibit K-3 hereto.

Section 9.03.  Conditions to Obligation of the Company.  The obligation of the Company to consummate the Closing is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by the Company) of the following further conditions:

(a)Each of Parent, Purchaser and Merger Sub shall have performed in all material respects all of its respective obligations hereunder required to be performed by it at or prior to the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)The representations and warranties of Parent, Purchaser and Merger Sub contained in this Agreement and in any certificate or other writing delivered pursuant hereto (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Closing Date as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct only as of such time), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect.

(c)The Company shall have received a certificate signed by an officer of Parent certifying as to Parent’s, Purchaser’s and Merger Sub’s satisfaction of the conditions set forth in Sections 9.03(a) and 9.03(b).

(d)The Purchaser (or an Affiliate of Purchaser) and the Escrow Agent shall have delivered to the Company duly executed counterparts to the Escrow Agreement.

Article 10
Survival; Indemnification

Section 10.01.  Survival.  The representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing; provided that the representations and warranties of the Company contained in Sections 3.01, 3.02, 3.04(i), 3.05, 3.06(a), 3.06(c), 3.18 and 3.22 and the representations and warranties of Parent, Purchaser and Merger Sub contained in Sections 4.01, 4.02, 4.04(i) and 4.07 (collectively, the “Fundamental Representations”) shall survive the Closing indefinitely or until the latest date permitted by Applicable Law and the representations and warranties of the Company contained in Section 3.11 shall survive the Closing until 60 days after the expiration of the applicable statute of limitations.  The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for such shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by Applicable Law.  Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences if requisite written notice pursuant to Article 10 of the breach thereof giving rise to such right of indemnity shall have been given to Purchaser (if the indemnity is sought against Parent, Purchaser or Merger Sub) or the Equityholders’ Representative (if the indemnity is sought against the Equityholders), as applicable, prior to such time.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 10.02.  Indemnification. (a) Subject to the limitations set forth in this Article 10, effective at and after the Effective Time, the Equityholders (severally (based on each such Equityholder’s Pro Rata Share), but not jointly) hereby indemnify Parent, Purchaser, Merger Sub, each Acquired Company (including, for clarity, the Surviving Corporation) and each of their respective officers, directors, employees, Affiliates and agents and each of their respective successors and permitted assigns (collectively, the “Parent Indemnified Parties”) against and agrees to hold each of them harmless from any and all damage, loss, Liability, fines, penalties, claims, forfeitures, Actions, diminution in value, fees, costs and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Action, whether involving a Third-Party Claim or a claim solely between the parties hereto, to enforce the provisions hereof but not including punitive damages of any kind; provided that such damages shall be included to the extent such damages are payable by an Indemnified Party to an unaffiliated third party in connection with a Third-Party Claim) (“Damages”), incurred or suffered by the Surviving Corporation or any other Parent Indemnified Party arising out of or resulting from: (i) any breach of any of the Fundamental Representations made by the Company pursuant to this Agreement (determined without regard to any qualification or exception contained therein relating to materiality, Company Material Adverse Effect or similar qualification or standard); (ii) any breach of any covenant or agreement made or to be performed by any Acquired Company (at or prior to the Effective Time) pursuant to this Agreement; (iii) any Unpaid Transaction Expenses (to the extent not included in Final Unpaid Transaction Expenses); (iv) any Closing Indebtedness (to the extent not included in Final Closing Indebtedness); (v) any inaccuracy in, or claims from any Equityholder related to or arising out of, the Allocation Schedule (including any update thereto), or the treatment of any Company Stock Option or any Company Warrant pursuant to Section 2.07, including to the extent any Equityholder is entitled to receive any amounts (in its capacity as an Equityholder) in excess of the amounts (as applicable) indicated on the Allocation Schedule; (vi) any Covered Taxes; (vii) any demand for appraisal by any Equityholder or other owner of ownership interests of any Acquired Company in connection with the Merger; (viii) any Action by or on behalf of any current or former equityholder or other owner of any ownership interest in any Acquired Company (or any of their respective Affiliates, successors or assigns) in connection with the Transaction Documents, the Merger or the other transactions contemplated hereby or thereby, including any alleged breach of any duty by any officer, manager, director, Equityholder or other owner of ownership interests of any Acquired Company, or any actions or omissions by the Equityholders’ Representative or the Payments Administrator, in connection with the Transaction Documents or the transactions contemplated thereby; (ix) any amounts payable by the Equityholders’ Representative pursuant to indemnification obligations under the Escrow Agreement or the Payments Agreement; (x) any failure by Parent, Purchaser, any Acquired Company, or any of their respective Affiliates, to properly withhold and remit, or otherwise pay, any Taxes associated with any payment in respect of Company Warrants; or (xi) any Liabilities of any of the Company or any of its Affiliates arising out or resulting from the Fiber Lateral Sale Contract or any Contract entered into in connection therewith (including those set forth on Section 5.01(b)(x) of the Disclosure Schedule).

(b)Subject to the limitations set forth in this Article 10, effective at and after the Effective Time, Purchaser hereby indemnifies the Equityholders and each of their respective officers, directors, employees, Affiliates (other than the Acquired Companies) and agents and each of their respective successors and permitted assigns (collectively, the “Equityholder Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages, incurred or suffered by such Equityholder Indemnified Party arising out of or resulting from: (i) any breach of any representation or warranty made by Parent, Purchaser or Merger Sub pursuant to this Agreement (determined without regard to any qualification or exception contained therein relating to materiality, Parent Material Adverse Effect or similar qualification or standard); and (ii) any breach of any covenant or agreement made or to be performed by any Acquired Company (after the Effective Time), Parent, Purchaser or Merger Sub pursuant to this Agreement.

Section 10.03.  Third-Party Claim Procedures.  (a) The party seeking indemnification under Section 10.02 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Action (including any Tax audit or administrative or judicial proceeding relating to Taxes) (“Claim”) in respect of which indemnity may be sought under Section 10.02.  Such notice shall set forth in reasonable detail such Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b)The Indemnifying Party (or the Equityholders’ Representative in the case of an indemnification claim pursuant to Section 10.02(a)) shall be entitled to participate in the defense of any Claim asserted by any third party (“Third-Party Claim”) and, subject to the limitations set forth in this Section 10.03, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense.

(c)If the Indemnifying Party desires to assume the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 10.03, the Indemnifying Party shall give written notice to the Indemnified Party within 30 days after the Indemnified Party has given written notice to the Indemnifying Party of the Third-Party Claim.  If such notice is timely given, the Indemnifying Party shall be entitled to control and appoint lead counsel for such defense so long as (i) the Third-Party Claim involves only a claim for monetary damages and not any claim for an order, injunction or other equitable relief or relief for other than monetary damages against any Indemnified Party, (ii) the Indemnifying Party timely provides the Indemnified Party with

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(x) evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder and (y) a statement that, based on the facts set forth in the notice required by Section 10.03, the Indemnifying Party would have an indemnity obligation for the Damages resulting from such Third-Party Claim, and (iii) the Third-Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory Action.

(d)If the Indemnifying Party is controlling the defense of a Third-Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement, compromise or discharge of such Third-Party Claim; provided that the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may recommend and that by its terms (i) obligates the Indemnifying Party to pay the full amount of the Damages in connection with such Third-Party Claim and the Indemnifying Party has the financial ability to pay the full amount of such Damages and which releases in full the Indemnified Party completely in connection with such Third-Party Claim, (ii) does not impose injunctive or equitable relief or require an admission of liability or wrongdoing on behalf of the Indemnified Party or any of its Affiliates and (iii) contains a full and unconditional release of the Indemnified Party and its Affiliates from all Damages and obligations with respect to such Third-Party Claim.

(e)If the Indemnifying Party does not timely deliver the notice contemplated by Section 10.03, or if such notice is given on a timely basis but any of the other conditions in Section 10.03 is unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim.  Notwithstanding anything in this Section 10.03 to the contrary, whether or not the Indemnifying Party controls the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnified Party may admit liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent so long as the Indemnified Party releases, to the reasonable satisfaction of the Indemnifying Party, any claims to indemnification with respect to such Third-Party Claim pursuant to this Article 10.

(f)In circumstances where the Indemnifying Party is controlling the defense of a Third-Party Claim, the Indemnified Party shall be entitled to participate in the defense of any Third-Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel incurred by the Indemnified Party after such time as the Indemnifying Party assumed control pursuant to Section 10.03(b) shall be borne by the Indemnified Party; provided that notwithstanding the foregoing, the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

date the Indemnifying Party assumes control of the defense of the Third-Party Claim or during any period in which the Indemnifying party ceases to be eligible to maintain control of the defense of the Third-Party Claim, in either case as provided in this Section 10.03, (ii) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest or (iii) if counsel chosen by the Indemnifying Party requests a conflict wavier or other waiver from the Indemnified Party with respect to such matter.

(g)Each of the Indemnifying Party and the Indemnified Party shall cooperate, and cause its  respective Affiliates to cooperate, in the defense or prosecution of any Third-Party Claim and shall promptly furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 10.04.  Calculation of Damages.  The amount of any Damages payable under Section 10.02 by the Indemnifying Party shall be net of any amounts recovered by the Indemnified Party under applicable insurance policies (net of any costs or expenses incurred in the collection thereof, including deductibles and net of any applicable premium adjustments).

Section 10.05.  Characterization of Indemnification Payments.  To the extent permitted by Applicable Law, any amount paid pursuant to this Article 10 shall be treated as an adjustment to the Merger Consideration for Tax purposes.

Section 10.06.  Limitations.  Except in the case of fraud, bad faith or willful breach or as otherwise set forth herein, (i) the aggregate Liability of any Equityholder for Damages under this Article 10 shall not exceed the Merger Consideration actually received by such Equityholder pursuant to the Transaction Documents, (ii) the aggregate Liability of Parent, Purchaser and the Acquired Companies for Damages under this Article 10 shall not exceed the aggregate amount of Merger Consideration actually paid by Parent or Purchaser pursuant to the Transaction Documents and (iii) no Indemnifying Party shall be entitled to indemnification pursuant to this Article 10 unless and until the aggregate amount of all Damages hereunder exceeds $250,000 whereupon the Indemnified Parties shall be entitled to be indemnified only for such Damages in excess thereof. The limitation set forth in clause (iii) of the preceding sentence shall not apply to any claims pursuant to Section 10.02(a)(xi).

Section 10.07.  Exclusivity of Remedy.  Subject to Section 12.12, the parties hereto acknowledge and agree that from and after the Effective Time, the indemnification provisions in this Article 10 shall be the sole and exclusive monetary remedy of any party with respect to any and all claims arising out of breaches of representations, warranties, covenants or agreements contained in this Agreement, other than claims for fraud or as otherwise expressly provided by Section 2.14(h) or Section 2.15(d).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 10.08.  Mitigation.  Purchaser, the Surviving Corporation, the Equityholders, and the Equityholders’ Representative shall cooperate with each other with respect to resolving any claim for Damages with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim for Damages; provided, however, that no party shall be required to make such efforts if they would be detrimental in any material respect to such party.

Section 10.09.  Equityholders’ Representative.  (a) By virtue of the approval and adoption of this Agreement by the Required Stockholder Vote and the delivery of the Written Consent and Support Agreement, and without further action of any Equityholder, each Equityholder shall be deemed to have irrevocably constituted and appointed Shareholder Representative Services LLC (which, by execution of this Agreement, hereby accepts such appointment) to act as the Equityholders’ Representative and as the sole representative, agent and attorney-in-fact for and on behalf of the Equityholders (in their capacity as such), with full power of substitution to take all actions on behalf of the Equityholders in connection with this Agreement and the agreements ancillary hereto, including (i) to execute and deliver on behalf of the Equityholders any amendment, consent or waiver under this Agreement and the other Transaction Documents, (ii) to assert, and to agree to resolution of, all claims and disputes hereunder or thereunder, including under Section 2.10, Section 2.14 and Article 10 hereof, (iii) to retain legal counsel and other professional services, at the expense of the Equityholders, in connection with the performance by the Equityholders’ Representative of this Agreement and the other Transaction Documents, (iv) to execute and deliver on the Equityholders’ behalf all documents and instruments which may be executed and delivered pursuant to this Agreement and the other Transaction Documents, (v) to make and receive notices and other communications pursuant to this Agreement and the other Transaction Documents and service of process in any Action arising out of or related to this Agreement and the other Transaction Documents, (vi) to negotiate, settle or compromise any Action arising out of or related to this Agreement or the other Transaction Documents or any of the transactions hereunder or thereunder, including to take any action (or determine not to take action) in connection with the defense, prosecution, settlement, compromise or other resolution of any claim for indemnification pursuant to Article 10, and (vii) to do each and every act and exercise all rights that are either (x) necessary or appropriate in the judgment of the Equityholders’ Representative for the accomplishment of the foregoing or (y) mandated or permitted by the terms of this Agreement or the other Transaction Documents.  Payment by or on behalf of Parent or Purchaser to the Payments Administrator in accordance with this Agreement shall be in full satisfaction of the obligations of Parent, Purchaser and their respective Affiliates with respect to such payment.

(b)The Equityholders’ Representative may resign at any time.  The power of attorney granted in this Section 10.09 is coupled with an interest and is irrevocable, may be delegated by the Equityholders’ Representative and shall survive the death or incapacity of each Equityholder.  Such agency may be changed by the Equityholders having a majority in interest of the Pro Rata

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Share of all Equityholders (excluding for such purposes the Dissenting Shares from the calculation of each Equityholder’s Pro Rata Share) as of such time (including in the event of the resignation, death, disability or other incapacity of an Equityholders’ Representative that is an individual), and, following the provision of notice to Parent and Purchaser, the newly appointed representative shall be the Equityholders’ Representative for all purposes hereunder, and any such successor shall succeed the Equityholders’ Representative as the Equityholders’ Representative hereunder.  Neither the removal of, nor the appointment of a successor to, the Equityholders’ Representative shall affect in any manner the validity or enforceability of any actions taken or agreements, understandings or commitments entered into by the prior Equityholders’ Representative, which shall continue to be effective and binding on the Equityholders.  For the avoidance of doubt, any compromise or settlement of any matter by the Equityholders’ Representative hereunder shall be binding on, and fully enforceable against, all Equityholders.  No bond shall be required of the Equityholders’ Representative.

(c)A decision, act, consent or instruction of the Equityholders’ Representative hereunder shall constitute a decision, act, consent or instruction of all of the Equityholders and shall be final, binding and conclusive upon each of the Equityholders, and the Escrow Agent, Parent, Purchaser, Merger Sub and, after the Effective Time, the Surviving Corporation, may rely upon any such decision, act, consent or instruction of the Equityholders’ Representative as being the decision, act, consent or instruction of each and every such Equityholder.  The Parent Indemnified Parties are hereby relieved from any Liability to any Person for any acts done by them in accordance with any such decision, act, consent or instruction of the Equityholders’ Representative.  Each Equityholder hereby agrees that for any Action arising under this Agreement or any Transaction Document such Equityholder may be served legal process by registered mail to the address set forth in Section 12.01 for the Equityholders’ Representative (or any alternative address designated to the parties in writing by the Equityholders’ Representative), and that service in such manner shall be adequate and such Equityholder shall not assert any defense of claim that service in such manner was not adequate or sufficient in any court in any jurisdiction.  Each Equityholder shall promptly provide written notice to the Equityholders’ Representative of any change of address of such Equityholder.

(d)Without limiting the generality of the foregoing and for the avoidance of doubt, for purposes of Article 10, if any Equityholder Indemnified Party is seeking indemnification as the Indemnified Party hereunder, or indemnification is sought against any Equityholder as an Indemnifying Party hereunder, then, in either such case, the Equityholders’ Representative shall act on behalf of, and receive notice on behalf of, such Equityholder; provided, that for the avoidance of doubt, the Equityholders’ Representative is not responsible for payment of any indemnity amounts owed by any Equityholder.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)The Equityholders’ Representative, solely in its capacity as the representative of the Sellers, represents and warrants to Parent, Purchaser and Merger Sub, as of the date hereof as follows:

(i)the Equityholders’ Representative is a Colorado limited liability company duly organized, validly existing and in good standing under the laws of Colorado, and has all requisite limited liability company power and authority required to carry on its business in all material respects as currently conducted;

(ii)the execution and delivery of this Agreement by the Equityholders’ Representative, and the performance by the Equityholders’ Representative of its obligations hereunder, have been duly authorized by all necessary limited liability company action on the part of the Equityholders’ Representative;

(iii)this Agreement has been duly executed and delivered by the Equityholders’ Representative and this Agreement constitutes a legally valid and binding obligation of the Equityholders’ Representative, enforceable against the Equityholders’ Representative in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity and the laws of agency); and

(iv)the execution and delivery of the Transaction Documents to which it is (or will be) a party by the Equityholders’ Representative, and the performance by the Equityholders’ Representative of its obligations thereunder do not  conflict with or result in a violation of the organizational documents of the Equityholders’ Representative.

(f)Each Equityholder, by its acceptance of its share of the Merger Consideration payable at Closing hereunder, accepts and agrees to be bound by the provisions set forth in this Section 10.09.

Article 11
Termination

Section 11.01.  Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)by mutual written agreement of the Company and Purchaser;

(b)by either the Company or Purchaser if the Closing shall not have been consummated on or before September 30, 2016 (such date, the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 11.01(b) shall not be

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

available to Purchaser, if Parent’s, Purchaser’s or Merger Sub’s, or to the Company, if the Company’s, breach of any provision of this Agreement results in the failure of the Closing to occur by such date;

(c)by either the Company or Purchaser if there shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

(d)by either the Company or Purchaser if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement set forth in this Agreement by Parent, Purchaser or Merger Sub (in the case of termination by the Company) or by the Company (in the case of termination by Purchaser) that would cause the condition set forth in Section 9.03(a), Section 9.03(b) or Section 9.03(c) (in the case of termination by the Company) or Section 9.02(a), Section 9.02(b), Section 9.02(c) or Section 9.02(d) (in the case of termination by Purchaser) not to be satisfied, and either (A) the relevant party is not using its commercially reasonable efforts to cure such misrepresentation or breach as promptly as practicable or (B) such condition is incapable of being satisfied by the End Date; and

(e)by Purchaser if the Company fails to deliver to Purchaser, within 72 hours following the execution and delivery of this Agreement a copy of the duly executed and delivered Written Consent and Support Agreements from each Required Equityholder.

The party desiring to terminate this Agreement pursuant to Section 11.01(b), Section 11.01(c), Section 11.01(d) or Section 11.01(e) shall give notice of such termination to the other party.

Section 11.02.  Effect of Termination.  If this Agreement is terminated as permitted by Section 11.01, such termination shall be without Liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the willful and material breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of such failure or breach.  The provisions of this Section 11.02 and Article 12 (other than Section 12.12) shall survive any termination hereof pursuant to Section 11.01.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 12
Miscellaneous

Section 12.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given,

if to Parent, Purchaser, Merger Sub or the Surviving Corporation, to:

Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building, Suite 300

Little Rock, Arkansas 72211

Attention: Daniel L. Heard
E-mail: Daniel.Heard@cslreit.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: H. Oliver Smith
Facsimile No.: (212) 701-5636
E-mail: oliver.smith@davispolk.com

if to the Company or any Equityholder, prior to the Closing, to:

Tower Cloud, Inc.
9501 International Court North
St. Petersburg, FL 33716
Attention: Thomas W. Guard
Facsimile No.: (727) 471-5601
E-mail: tguard@towercloud.com

with a copy to:

Hanson Bridgett LLP
425 Market Street, 26th Floor
San Francisco, CA 94105
Attention: Teresa V. Pahl
Facsimile No.: (415) 995-3431
E-mail: tpahl@hansonbridgett.com

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

if to the Equityholders’ Representative or, after the Closing to any Equityholder, to:

Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO 80202
Attention: Managing Director
E-mail: deals@srsacquiom.com

Telephone: (303) 648-4085

Facsimile: (303) 623-0294

or, in each case, to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 4:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 12.02.  Amendments and Waivers.  (a) No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by Parent, Purchaser, the Company (or the Surviving Corporation following the Closing) and the Equityholders’ Representative; provided, however, that after the receipt of the Required Stockholder Vote, no amendment to this Agreement shall be made which by Applicable Law requires further approval by the stockholders of the Company without such further approval by such stockholders.  No waiver of any provision of this Agreement shall be valid unless the waiver is in writing and signed by the waiving parties.

(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 12.03.  Disclosure Schedule References.  The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of): (a) the representations and warranties (or covenants and agreements, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants and agreements, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants and agreements, as applicable) would be readily apparent to a reasonable person.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 12.04.  Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 12.05.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, further, that Parent, Purchaser and Merger Sub, or, after the Effective Time, the Surviving Corporation, as the case may be, may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of Parent’s Affiliates at any time and (ii) after the Effective Time, to any Person; provided that no such transfer or assignment shall relieve any such assigning party of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the assigning party. Nothing in this Section 12.05 shall prejudice the Equityholders’ Representative’s right to resign pursuant to Section 10.09(b).

Section 12.06.  Governing Law.  This Agreement and all Actions arising out of or relating to this Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 12.07.  Jurisdiction.  The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action so long as one of such courts shall have subject matter jurisdiction over such Action, and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum.  Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

Section 12.08.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 12.09.  Counterparts; Effectiveness; No Third-Party Beneficiaries.  This Agreement may be signed in any number of counterparts (including by electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 12.10.  Entire Agreement.  This Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 12.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 12.12.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts set forth in Section 12.07, in addition to any other remedy to which they are entitled at law or in equity.

Section 12.13.  Legal Representation.

(a)It is acknowledged and agreed by each of the Parent, Purchaser, Company and Equityholders’ Representative that Hanson Bridgett LLP (“Counsel”) has represented the Company in connection with the transactions contemplated by this Agreement.  Parent, Purchaser and the Company agree that any attorney-client privilege, attorney work-product protection, and expectation of client confidence attaching as a result of Counsel’s representation

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of the Company in connection with the transactions contemplated by this Agreement, and all information and documents covered by such privilege or protection, shall belong to and be controlled by the Equityholders’ Representative, for the Equityholders, and may be waived only by the Equityholders’ Representative and not the Company, Parent or Purchaser, and shall not pass to or be claimed or used by Parent, Purchaser or the Company.

(b)Parent, Purchaser and Company acknowledge that Counsel has acted as counsel for Company and that, in the event of any post-Closing matters or disputes between the parties hereto relating to this Agreement, including any matters or disputes involving the Equityholders or the Equityholders’ Representative, one or more of the Equityholders or the Equityholders’ Representative may reasonably anticipate that Counsel will represent it in such matters or disputes.  Parent, Purchaser and the Company consent to Counsel’s representation of any Equityholder or the Equityholders’ Representative in any post-Closing matter or dispute with Parent, Purchaser or the Company in which the interests of Parent, Purchaser or the Company, on the one hand, and any or all of the Equityholders or the Equityholders’ Representative, on the other hand, are adverse.

(c)Notwithstanding any provision to the contrary, from and after the Effective Time, the attorney-client privilege, attorney work-product protection and expectation of client confidence involving general business matters of any of the Acquired Companies (but not, for the avoidance of doubt, to the extent relating to Counsel’s representation of the Company and the Equityholders in connection with the transactions contemplated by this Agreement) are for the sole benefit of Parent, Purchaser and the Acquired Companies.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMMUNICATIONS SALES & LEASING, INC.
By:	/s/ Kenneth A. Gunderman
	Name:	Kenneth A. Gunderman
	Title:	President and Chief Executive Officer

CSL FIBER HOLDINGS LLC
By:	/s/ Kenneth A. Gunderman
	Name:	Kenneth A. Gunderman
	Title:	President and Chief Executive Officer

THOR MERGER SUB INC. By: CSL FIBER HOLDINGS LLC, its sole stockholder
By:	/s/ Kenneth A. Gunderman
	Name:	Kenneth A. Gunderman
	Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TOWER CLOUD, INC.
By:	/s/ Ronald Mudry
	Name:	Ronald Mudry
	Title:	Chief Executive Officer

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Equityholders’ Representative
By:	/s/ Sam Riffe
	Name:	Sam Riffe
	Title:	Executive Director

[Signature Page to Merger Agreement]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT E

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT F

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT G

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT H

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT I

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT J

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT K-1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT K-2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT K-3